                        As filed with the Securities and
                     Exchange Commission on April 30, 2003.

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940   [X]

                              Amendment No. 37                    [X]

                        (Check Appropriate Box or Boxes)

                            New England Zenith Fund
--------------------------------------------------------------------------------
              (Exact Name of Registration as Specified in Charter)

                501 Boylston Street, Boston, Massachusetts 02116
           ----------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (617) 578-1388
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Thomas M. Lenz
                             MetLife Advisers, LLC
                              501 Boylston Street
                          Boston, Massachusetts 02116
--------------------------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                    Copy to:
                                 John M. Loder
                                  Ropes & Gray
                            One International Place
                          Boston, Massachusetts 02110

   Explanatory note:

   This post-effective amendment to the Registration Statement of New England Zenith Fund (the "Fund") is being filed by the Fund pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 8b-16 thereunder. On December 12, 2002, the Trustees of the Fund, including all of the Trustees that are not "interested persons" of the Fund within the meaning of the 1940 Act, voted to approve Agreements and Plans of Reorganization (the "Agreements") whereby each series of the Fund would sell all of its assets to a newly-organized corresponding series of Metropolitan Series Fund, Inc., a registered open-end management investment company (File No. 811-03618). A form of the Agreements was filed with the Securities and Exchange Commission on March 24, 2003 as Exhibit A to the Fund's proxy statement on Schedule 14A (File No. 811-03728) relating to the Agreements and the transactions contemplated thereby (the "Transactions"). Shareholders of each series of the Fund approved the Agreements and Transactions at a special meeting held on April 25, 2003.

   Under the terms of the Agreements, all of the assets of the Fund will be sold to Metropolitan Series Fund, Inc. as of 9:00 a.m. on May 1, 2003 (or such other date and time agreed upon by the parties to the respective Agreements). The Fund intends to file an application for termination of its registration as an investment company on Form N-8F as soon as practicable after the closing of the Transactions.

   Pursuant to General Instruction B.2 to Form N-1A, this Registration
Statement includes responses to all Items of Parts A (except Items 1, 2, 3, 5, and 9), B, and C (except Items 23(e), (i) and (k)) of Form N-1A. Because the Fund will have no investment operations or outstanding shares after the closing of the Transactions on May 1, 2003, all information included in this Registration Statement relates to the Fund's operations and investment characteristics as of the close of business on April 30, 2003. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any shares of beneficial interest of any series of the Fund. Investors holding an interest in the Fund's shares as of the close of regular trading on the New York Stock Exchange on the date hereof are referred to the registration statement of Metropolitan Series Fund, Inc. (which registration statement, for the avoidance of doubt, is not incorporated by reference herein), as in effect from time to time, for further information.

                Section I--Overview of New England Zenith Fund

Organization

   The Fund is a mutual fund, consisting of seventeen separate investment portfolios, which offers Class A, Class B and Class E shares. MetLife Advisers, LLC ("MetLife Advisers") is the investment adviser to all the Series. MetLife Advisers has contracted with subadvisers to make the day-to-day investment decisions for the Series. MetLife Advisers is responsible for overseeing these subadvisers and for making recommendations to the Board of Trustees of the Fund relating to hiring and replacing subadvisers.

   Each Series other than the Harris Oakmark Focused Value Series is a "diversified" fund. As a "non-diversified" fund, the Harris Oakmark Focused Value Series may hold fewer securities than the other Series. If the stocks held by this Series perform poorly, the Series could incur greater losses than if it had invested in a greater number of stocks.

Investors

   Fund shares are offered only to separate accounts established by New England Life Insurance Company ("New England Financial"), Metropolitan Life Insurance Company ("Metropolitan Life"), MetLife Investors USA Insurance Company ("MetLife Investors"), General American Life Insurance Company ("General American") or other insurance companies affiliated with any of these insurance companies (the "Separate Accounts") and to certain eligible qualified retirement plans ("Qualified Plans"). The Fund serves as an investment vehicle for variable life insurance, variable annuity and group annuity products of these insurance companies or under Qualified Plans. The Fund will offer shares directly to Qualified Plans through a separate prospectus. The general public may not directly purchase Fund shares. The performance information in this Registration Statement does not reflect charges associated with the Separate Accounts, variable contracts, or Qualified Plans that an investor in the Fund may pay.

Types of Investments

   Each Series invests in a variety of securities. Securities generally fall into two main categories: equity and fixed-income.

  Equity Securities

   Equity securities include common stocks, preferred stocks and other instruments related to common and preferred stocks. Generally, common and preferred stocks represent ownership interests in a corporation, which may be referred to as the "issuer" of the stock. Stocks often pay a dividend.

   Investment advisers often characterize stocks as "growth stocks" or "value stocks." Generally, an investment adviser considers a stock to be a growth stock if it expects the company's earnings to grow more




A separate account is a pool of assets set aside by an insurance company to fund payments under a specified group of insurance policies or contracts.



A dividend is a payment made by a company to a shareholder that typically is based on the company's performance. A dividend may be paid as cash or additional securities.

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rapidly than earnings of other companies. An investment adviser using a
"growth" style of investing will be more likely than an adviser using a "value" style to buy a stock which is considered relatively expensive, when compared to other stocks, in terms of traditional measures of stock valuation. Generally, value stocks are the stocks of companies that an investment adviser believes are inexpensive relative to other stocks under current market conditions. A stock may display characteristics of both classifications. Therefore, it is possible that a stock may be characterized as a growth stock by some investment professionals and as a value stock by other investment professionals.

   The prices of growth stocks may be more sensitive to changes in current or expected earnings than the prices of other stocks. The prices of value stocks may fall, or simply may not increase as much as it would have otherwise, if the market does not agree with the subadviser's view of the value of the stock.

   Stocks are also often categorized according to the market capitalization of the issuer. Market capitalization is calculated by multiplying the total number of outstanding shares of an issuer by the market price of those shares. Some mutual funds invest primarily in stocks of issuers with larger capitalizations, while other mutual funds invest primarily in stocks of issuers with medium or small capitalizations.

   Stock markets tend to move in cycles with periods of rising prices and periods of falling prices. Like the stock market generally, the investment performance, or "total return," of the Series that invest in stocks and other equity securities will fluctuate within a wide range, so an investor may lose money over short or even long periods.

   Each type of stock, such as stocks in different market capitalization categories, including "small cap," "mid cap," and "large cap," and in different investment style categories, such as value or growth, tend to go through cycles of performing better or worse than the stock market in general. These periods in the past have lasted for as long as several years.

  Fixed-income Securities

   Fixed-income securities, including bonds, notes, and U.S. and other government securities, represent an obligation of a company or other issuer to repay money that it has borrowed. Generally, the issuer agrees to pay the investor interest in return for the use of the money until the maturity date, as set forth in the terms of the security. The rate of interest may be fixed or variable.

   The value of fixed-income securities (and of the shares of a Series invested in fixed-income securities) will generally rise when interest rates fall and drop when interest rates increase. A bond with a longer remaining maturity or duration will tend to lose or gain more value in response to interest rate changes than a shorter-term bond. While presenting more risk of loss, longer-term bonds tend to pay higher rates of interest or "yields." Falling interest rates will cause the yield of a portfolio of bonds to decrease over time.





The maturity date is the date on which a fixed-income security "matures." This is the date on which the borrower must pay back the borrowed amount, which is known as the principal.

  Foreign Securities

Some mutual funds invest primarily, or in part, in foreign equity or fixed-income securities. Generally, foreign securities, including equity depository receipts, are securities of issuers organized or headquartered outside the United States or primarily traded outside the United States. Although foreign securities may increase the diversification of a Series, foreign securities tend to be more volatile than U.S. securities for reasons such as political, social or economic uncertainties or less regulation of foreign issuers. These risks are heightened for securities of issuers in developing, emerging market countries. Movements in prices in foreign securities markets may not correlate with prices in the U.S. stock market.

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                   Section II--Information about each Series

   This Section discusses the principal investment strategies and risks of investing in each Series. However, each Series may invest in securities and engage in certain investment practices not discussed below. For more information about these securities, strategies and related risks, please see the Fund's Statement of Additional Information (the "SAI"). The information provided below relates to the operations and investment characteristics of each Series as of April 30, 2003. The Fund will have no investment operations or outstanding shares after the closing of the Transactions (as defined above) on May 1, 2003.

Investment Objectives

   The investment objective of each Series may be changed without shareholder approval. There is no assurance that a Series will achieve its investment objective.

Temporary Defensive Positions

   Each Series intends normally to remain fully invested in its respective type of investments. However, for temporary defensive purposes in response to market, economic, political or other conditions, each Series, other than the Zenith Equity Series and the State Street Research Money Market Series, reserves the right to hold all or a substantial portion of its assets in cash or fixed-income investments. The types of securities in which a Series may invest include U.S. Government securities, investment grade fixed-income securities, money market instruments and repurchase agreements. The FI Structured Equity Series and the FI Mid Cap Opportunities Series may also invest without limitation in preferred stocks and investment grade debt instruments for temporary defensive purposes. No estimate can be made as to when or for how long a Series may employ a defensive strategy. Although a defensive strategy may help insulate a Series from a downturn in securities markets, it could prevent the Series from capturing the gains it would otherwise achieve if the Series did not employ a defensive strategy. The use of a defensive strategy may prevent a Series from achieving its investment objective.

Portfolio Turnover

   Except for the Zenith Equity Series, each Series may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies. As a result, the Series may experience high portfolio turnover. High portfolio turnover results in higher brokerage and other transaction costs.

Investment Percentage Requirements and Capitalization

   Several of the Series have adopted policies that set minimum or maximum percentages of their assets to be allocated to certain types of investments or to certain ranges of market capitalization. These percentage requirements and capitalization ranges apply at the time an investment is made. A change in the value of an investment after it is acquired does not create a violation of these policies or ranges. For the FI Mid Cap Opportunities Series, a company's market capitalization is based on its current market capitalization or its market capitalization at the time of the Series' investment.



Repurchase agreements are agreements under which a Series purchases one or more securities from another party, usually a bank or a brokerage firm, with the understanding that the counterparty will buy the securities back from the Series at a later date. Repurchase agreements allow a Series to earn a return on available cash at relatively low credit risk.

Securities Lending

Each Series may lend a portion of its securities to brokers, dealers and other financial institutions. As collateral for the loan, the Series receives an amount that is at all times equal to at least 100% of the current market value of the loaned securities. The Series invests the collateral in short-term high investment grade securities, or in a fund that invests in such securities. Loans will not have a term longer than 30 days and will be terminable at any time. As with any extension of credit, securities lending exposes a Series to risks including delay in recovery and loss of rights in the collateral if the borrower fails financially.

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                   State Street Research Money Market Series

Investment Objective

   The investment objective of the State Street Research Money Market Series ("Money Market") is a high level of current income consistent with preservation of capital.

Principal Investment Strategies

   State Street Research & Management Company ("State Street Research"), subadviser to the Series, invests Money Market's assets in a managed portfolio of money market instruments. The Series may invest in the highest quality, short-term money market instruments or in U.S. government securities. The Series may invest in commercial paper and asset-backed securities, including those issued in Rule 144A and other private placement transactions. The Series also may invest in U.S. dollar-denominated securities issued by foreign companies or banks or their U.S. affiliates. The Series may invest all of its assets in any one type of security.

  Investment Selection

   Money Market invests in short-term U.S. Government securities and corporate and asset-backed securities rated in the highest rating category by any two of Standard & Poor's, Moody's, or any other nationally recognized rating services (or by one rating service if only one such rating service has rated the security). U.S. Government securities include securities issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities. Money Market may also invest in unrated securities, if they are determined by State Street Research to be of comparable quality. Such securities include short-term corporate debt securities such as commercial paper, asset-backed securities, bank certificates of deposit, banker's acceptances and master demand notes.

   The dollar-weighted average portfolio maturity of the Series may not exceed 90 days.

Principal Investment Risks

An investment in Money Market is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although Money Market seeks to preserve the value of your investment at $100.00 per share, it is possible to lose money by investing in Money Market.

   Factors that could harm the investment performance of Money Market include:

   . A general decline in U.S. or foreign fixed-income security markets.


A money market fund is a type of mutual fund that only invests in certain types of high quality securities with short maturities. These securities are sometimes referred to as money market instruments.

Commercial paper is a kind of money market instrument issued to raise money for short-term purposes. Commercial paper may be issued by corporations to raise cash for their short-term, day-to-day, operational needs. Asset-backed commercial paper may be issued by intermediate trusts or similar entities that form pools of credit-card receivables or other assets used to back the commercial paper. Corporate or asset-backed commercial paper and other asset-backed securities are traded primarily among institutions.

Asset-backed securities are bonds and notes backed by certain assets, such as anticipated car loan or credit card payments.

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   . Poor performance of individual money market instruments held by Money
     Market, which may be due to interest rate risk or credit risk.

   . The risks associated with investments in foreign securities, which may be subject to less regulation and additional regional and national risk.

More About Investment Strategies and Risks

  Fixed-income Securities

   Because of the short maturity and high credit quality of money market instruments, the risks associated with these instruments is generally lower than the risks associated with other fixed-income securities.

   Fixed-income securities involve both credit risk and market risk, which includes interest rate risk. Some fixed-income securities also involve the risk that an issuer will repay the principal or repurchase the security before it matures. If this happens, the holder will no longer receive any interest on that security. The holder could buy another security, but that other security might pay a lower interest rate. Also, if the holder paid a premium when it bought the security, the holder may receive less from the issuer than it paid for the security.

   Rule 144A and other Private Placement Securities. The Series may purchase Rule 144A and other private placement securities. Since trading in these securities is limited primarily to institutional investors, such securities may be illiquid, that is, difficult to sell at a desired time and price, due to a limited market. The Series may not, however, purchase any security if, as a result, more than 10% of the Series' net assets would be invested in securities considered to be illiquid by State Street Research.

  Foreign Securities

   In addition to the risks associated with fixed-income securities generally, foreign securities present additional risks.

   Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of the Series' investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

   Regional and National Risk. News and events unique to particular regions and foreign countries may affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.

   Asset-backed Securities. Money Market may invest in asset-backed securities, which represent interests in pools of debt (including interests in pools of debt other than mortgage notes), such as credit card accounts. The principal risks of asset-backed securities are that payments may be made more slowly, and rates of default may be higher, than expected on the underlying obligations. In addition, because some of these securities are new or complex, unanticipated problems may affect their value or liquidity.

Credit risk is the risk that the security's issuer will not pay the interest, dividends or principal that it has promised to pay.

Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors.

Interest rate risk reflects the fact that the values of fixed-income securities tend to fall as interest rates rise. When interest rates go down, interest earned on fixed-income securities will tend to decline.

Some securities pay a higher interest rate than the current market rate. An investor may have to pay more than the security's principal to compensate the seller for the value of the higher interest rate. This additional payment is a premium.

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Portfolio Management

   As of December 31, 2002, State Street Research managed approximately $39.6 billion in assets. State Street Research, an affiliate of Metropolitan Life, is located at One Financial Center, Boston, Massachusetts 02111.

   Money Market pays MetLife Advisers an investment advisory fee at the annual rate of 0.35% for the first $1 billion of the Series' average daily net assets, 0.30% for the next $1 billion, and 0.25% for amounts over $2 billion. For the year ended December 31, 2002, Money Market paid MetLife Advisers an investment advisory fee of 0.35% of the Series' average daily net assets.

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             Salomon Brothers Strategic Bond Opportunities Series

Investment Objective

   The investment objective of the Salomon Brothers Strategic Bond Opportunities Series ("Strategic Bond") is a high level of total return consistent with preservation of capital.

Principal Investment Strategies

   Salomon Brothers Asset Management Inc ("SBAM"), subadviser to the Series, invests, under normal circumstances, at least 80% of Strategic Bond's assets in three classes of bonds and other fixed-income securities: (1) U.S. investment grade securities (including U.S. Government obligations), (2) U.S. and foreign high yield debt, and (3) foreign government securities. You will receive 60 days' prior notice if this 80% minimum is going to change.

  Investment Selection

   SBAM determines how to invest Strategic Bond's assets in several steps:

   SBAM has an investment committee consisting of senior portfolio managers that analyzes current interest rate trends and their impact on potential economic scenarios. This committee meets every month to revise its estimate of interest rate and general market trends. Based on this analysis, Strategic Bond's portfolio managers allocate assets among the various classes of securities in which the Series invests. Once this allocation is set, SBAM focuses on specific investment opportunities within those areas.

   SBAM considers many factors when selecting individual fixed-income securities, including the interest rate of the security, the interval at which the interest rate adjusts, the date of maturity of the security and the creditworthiness of the issuer. SBAM also considers Strategic Bond's likely need for liquidity, which can be influenced by redemptions (and opportunities for purchases of other securities), and the duration of the portfolio, which will generally be approximately 4.5 years.

Principal Investment Risks

   Investing in Strategic Bond involves risks. Strategic Bond may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of Strategic Bond include:

   . A general decline in U.S. or foreign fixed-income security markets.

   . Poor performance of the classes of fixed-income securities held by Strategic Bond.




Investment grade: Moody's and Standard & Poor's are rating agencies that assign a "credit rating" to fixed-income securities and issuers based on the agency's evaluation of the risk that the issuer will default on its obligations. Securities or issuers that earn one of the top four ratings from Moody's or Standard & Poor's (or any other nationally recognized rating agency) are considered "investment grade." In this Registration Statement, unrated securities that, in the subadviser's judgment, are of similar quality to other securities rated investment grade are also referred to as ''investment grade."

Fixed-income securities that are below investment grade quality are referred to as high yield debt (commonly known as "junk bonds"). High yield debt is typically riskier than investment grade securities.

Duration is an estimate of how much a bond fund's share price will fluctuate in response to a change in interest rates. To see how the price could shift, multiply the Series' duration by the change in rates. If interest rates rise by one percentage point, the share price of a fund with an average duration of five years would decline by about 5%. If rates decrease by a percentage point, the fund's share price would rise by 5%.

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   . Poor performance of individual fixed-income securities held by Strategic
     Bond, which may be due to interest rate risk or credit risk.

   . The risks associated with investments in foreign securities, which may be subject to less regulation and additional regional, national and currency risk. These risks are increased for emerging market securities.

More About Investment Strategies and Risks

  Fixed-income Securities

   Fixed-income securities involve both credit risk and market risk, which includes interest rate risk. Some fixed-income securities also involve the risk that an issuer will repay the principal or repurchase the security before it matures. If this happens, the holder will no longer receive any interest on that security. The holder could buy another security, but that other security might pay a lower interest rate. Also, if the holder paid a premium when it bought the security, the holder may receive less from the issuer than it paid for the security.

   Mortgage Dollar Roll Transactions. The Series may also enter into mortgage dollar roll transactions to earn additional income. In these transactions, the Series sells a U.S. mortgage-backed security and agrees to repurchase another U.S. mortgage-backed security with the same interest rate and maturity date, but generally backed by a different pool of mortgages. The Series earns interest on the proceeds of the sale and may receive a fee or a lower repurchase price. The benefits from these transactions depend upon the subadviser's ability to forecast mortgage prepayment patterns on different mortgage pools.

  Foreign Securities

   In addition to the risks associated with fixed-income securities generally, foreign securities present additional risks.

   Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of the Series' investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

   Regional and National Risk. News and events unique to particular regions and foreign countries may affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.

   Currency Risk. As many investments in foreign countries are denominated in foreign currencies, changes in the value of those




Credit risk is the risk that the security's issuer will not pay the interest, dividends or principal that it has promised to pay.
Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors.

Interest rate risk reflects the fact that the values of fixed-income securities tend to fall as interest rates rise. When interest rates go down, interest earned on fixed-income securities will tend to decline.

Some securities pay a higher interest rate than the current market rate. An investor may have to pay more than the security's principal to compensate the seller for the value of the higher interest rate. This additional payment is a premium.

countries' currencies relative to the U.S. dollar may affect the value of those investments. These changes may occur in response to events unrelated to the value of the security in the issuer's home country. SBAM may use certain techniques, such as forward contracts or futures contracts, to manage these risks. However, SBAM cannot assure that these techniques will be effective.

  Emerging Markets

   Strategic Bond may invest in emerging markets, which are generally located in the Asia-Pacific Region, Eastern Europe, Latin and South America and Africa. In addition to the risks of foreign securities described above (which are potentially greater for emerging markets securities than for other foreign securities), emerging markets securities may be subject to other risks, including increased risks of reduced liquidity, high inflation rates, political uncertainty, high administrative and regulatory costs, repatriation of income and less advantageous investment terms relative to foreign nationals.

  Forward Contracts and Futures Contracts

   The Series may attempt to avoid the risk of an unfavorable shift in currency or interest rates by entering into forward contracts or buying or selling futures contracts or options on futures contracts. In so doing, the Series will also give up the opportunity for gain from a favorable shift in currency or interest rates. The Series may also purchase futures contracts (or options on futures contracts) to maintain exposure to the broad fixed-income markets.

   If the price of a futures contract changes more than the price of the security or index on which the contract is based, the Series could make or lose more money than if it had invested directly in the underlying security. This added volatility increases the risk of these investments. In addition, investors may be unwilling to buy or sell futures contracts under some market conditions. If this happens, the Series might not be able to close out futures transactions without incurring substantial losses.

  High Yield Debt

   High yield debt has a higher credit risk and market risk than investment grade fixed-income securities. Issuers could have high credit risk for many reasons, including problems with product development, distribution or competition in their markets or a high degree of leverage. High yield debt has higher market risk for a variety of reasons, including greater sensitivity to interest rate changes and economic downturns, and the difficulty some issuers may have when trying to obtain additional financing. Also, high yield debt may be difficult to value, and if other investors believe that a certain issuer's securities are overvalued, the holder may be unable to sell those securities for what it believes is an adequate price.





A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

A futures contract is an obligation to buy or sell an asset on a specified future date or an obligation to pay or receive money based on the value of some security, securities index or currency on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

A derivative is a financial instrument whose value is based on (derived from) changes in the value of something else, such as a currency, an interest rate or a security.



Leverage in this context is a measure of how much a company has borrowed in relation to its shareholders' equity.

  High Yield, High Risk Foreign Securities

   SBAM may invest up to 100% of Strategic Bond's total assets in high yield, high risk foreign securities. High yield, high risk foreign securities are typically issued by issuers in emerging market countries, and will therefore be subject to emerging market risks in addition to risks of foreign securities described above. Other risks may include high interest rates and under collateralization.

Portfolio Management

As of December 31, 2002, SBAM managed approximately $34.2 billion in assets. SBAM is located at 399 Park Avenue, New York, New York 10022.

   SBAM may delegate to its affiliate, Salomon Brothers Asset Management Limited ("SBAM Ltd."), any of its responsibilities with respect to transactions of Strategic Bond in foreign currencies and debt securities denominated in foreign currencies. SBAM Ltd. is located at Victoria Plaza, 111 Buckingham Palace Road, London SW1W OSB, England.

   Roger Lavan is primarily responsible for the day-to-day management of the investment grade portion of Strategic Bond's portfolio. Mr. Lavan joined SBAM as Director and Portfolio Manager in 1990.

   Peter Wilby is primarily responsible for the day-to-day management of the high yield and foreign sovereign securities portion of Strategic Bond's portfolio. Mr. Wilby joined SBAM in 1989 and is a Managing Director of SBAM.

   David Scott is primarily responsible for the day-to-day management of currency transactions and certain non-dollar denominated debt securities investments of Strategic Bond's portfolio. Mr. Scott joined SBAM in 1994 and is a Managing Director of SBAM.

   Strategic Bond pays MetLife Advisers an investment advisory fee at the annual rate of 0.65% of the Series' average daily net assets. For the year ended December 31, 2002, Strategic Bond paid MetLife Advisers an investment advisory fee at the same rate.

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                    Salomon Brothers U.S. Government Series

Investment Objective

   The investment objective of the Salomon Brothers U.S. Government Series (the "U.S. Government Series") is a high level of current income consistent with preservation of capital and maintenance of liquidity.

Principal Investment Strategies

   Salomon Brothers Asset Management Inc ("SBAM"), subadviser to the U.S. Government Series, generally invests at least 80% of the assets of the U.S. Government Series in fixed-income securities issued or guaranteed by the U.S. Government or its agencies, authorities or instrumentalities ("U.S. Government Securities"), including repurchase agreements collateralized by U.S. Government Securities, and collateralized mortgage obligations ("CMOs") that relate to U.S. Government Securities. The U.S. Government Series may also invest up to 20% of its total assets in investment grade fixed-income securities that are not U.S. Government Securities.

  Investment Selection

SBAM determines how to invest assets of the U.S. Government Series in several steps.

SBAM has an investment committee consisting of senior portfolio managers that analyzes current interest rate trends and their impact on potential economic scenarios. This committee meets every month to revise its estimate of interest rate and general economic trends. Based on this analysis, portfolio managers of the U.S. Government Series allocate assets among various classes of securities, including U.S. Treasury securities and securities of agencies or instrumentalities of the U.S. Government, mortgage-backed assets and investment grade fixed-income securities. The mortgage-backed assets in which the U.S. Government Series invests include GNMA and FNMA mortgage-backed securities as well as privately issued mortgage-backed securities, including CMOs.

   SBAM considers many factors when selecting individual fixed-income securities, including the interest rate of the security, the interval at which that interest rate adjusts, the date of maturity of the security and the creditworthiness of the issuer. SBAM also considers the U.S. Government Series' likely need for liquidity, which can be influenced by redemptions and opportunities for purchases of other securities, and the duration of the portfolio, which SBAM will normally maintain between 2.5 and 5 years.



Investment grade: Moody's and Standard & Poor's are rating agencies that assign a "credit rating" to fixed-income securities and issuers based on the agency's evaluation of the risk that the issuer will default on its obligations. Securities or issuers that earn one of the top four ratings from Moody's or Standard & Poor's (or any other nationally recognized rating agency) are considered "investment grade." In this Registration Statement, unrated securities that, in the subadviser's judgment, are of similar quality to other securities rated investment grade are also referred to as "investment grade".

Duration is an estimate of how much a bond fund's share price will fluctuate in response to a change in interest rates. To see how the price could shift, multiply the Series' duration by the change in rates. If interest rates rise by one percentage point, the share price of a fund with an average duration of five years would decline by about 5%. If rates decrease by a percentage point, the fund's share price would rise by 5%.

Principal Investment Risks

   Investing in the U.S. Government Series involves risks. The U.S. Government Series may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of the U.S. Government Series include:

   . A general decline in fixed-income security markets.

   . Poor performance of the types of fixed-income securities in which U.S.
     Government Series invests relative to other fixed-income securities.

   . Poor performance of individual fixed-income securities held by the U.S.
     Government Series, which may be due to interest rate risk or credit risk.

More About Investment Strategies and Risks

  Fixed-income Securities

   Fixed-income securities involve both credit risk and market risk, which includes interest rate risk. Some fixed-income securities also involve the risk that an issuer will repay the principal or repurchase the security before it matures. If this happens, the holder will no longer receive any interest on that security. The holder could buy another security, but that other security might pay a lower interest rate. Also, if the holder paid a premium when it bought the security, the holder may receive less from the issuer than it paid for the security.

   Collateralized Mortgage Obligations (CMOs). One type of security in which the U.S. Government Series can invest is a CMO. CMOs are fixed-income securities that are collateralized by a portfolio of mortgages or mortgage securities. The underlying mortgages or mortgage securities of the CMOs purchased by the U.S. Government Series are issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities, but the CMOs themselves may not be so issued or guaranteed. Therefore, CMOs are often riskier than other U.S. Government Securities.

   Mortgage Dollar Roll Transactions. The U.S. Government Series may also enter into mortgage dollar roll transactions to earn additional income. In these transactions, the Series sells a U.S. mortgage-backed security and agrees to repurchase another U.S. mortgage-backed security with the same interest rate and maturity date, but generally backed by a different pool of mortgages. The U.S. Government Series earns interest on the proceeds of the sale and may receive a fee or a lower repurchase price. The benefits from these transactions depend upon the subadviser's ability to forecast mortgage prepayment patterns on different mortgage pools.




Credit risk is the risk that the security's issuer will not pay the interest, dividends or principal that it has promised to pay.

Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors.

Interest rate risk reflects the fact that the values of fixed-income securities tend to fall as interest rates rise. When interest rates go down, interest earned on fixed-income securities will tend to decline.

Some securities pay a higher interest rate than the current market rate. An investor may have to pay more than the security's principal to compensate the seller for the value of the higher interest rate. This additional payment is called a premium.

  Forward Contracts and Futures Contracts

The U.S. Government Series may attempt to avoid the risk of an unfavorable shift in interest rates by entering into forward contracts or buying or selling futures contracts or options on futures contracts. In so doing, the U.S. Government Series will also give up the opportunity for gain from a favorable shift in currency or interest rates. The U.S. Government Series may also purchase futures contracts (or options on futures contracts) to maintain exposure to the broad fixed-income markets.

   If the price of a futures contract changes more than the price of the security or index on which the contract is based, the U.S. Government Series could make or lose more money than if it had invested directly in the underlying security. This added volatility increases the risk of these investments. In addition, investors may be unwilling to buy or sell futures contracts under some market conditions. If this happens, the Series might not be able to close out futures transactions without incurring substantial losses.

A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

A futures contract is an obligation to buy or sell an asset on a specified future date, or to pay or receive money based on the value of some security, securities index or currency on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

A derivative is a security, the value of which is based on (derived from) the movement of an underlying instrument. This instrument could be the price of another security or other asset or an interest rate, among other things.

Portfolio Management

   As of December 31, 2002, SBAM managed approximately $34.2 billion in assets. SBAM is located at 399 Park Avenue, New York, New York 10022.

   Roger Lavan has been primarily responsible for the day-to-day management of the U.S. Government Series since its inception. Mr. Lavan joined SBAM as Director and Portfolio Manager in 1990.

U.S. Government Series pays MetLife Advisers an investment advisory fee at the annual rate of 0.55% of the Series' average daily net assets. For the year ended December 31, 2002, U.S. Government Series paid MetLife Advisers an investment advisory fee at the same rate.

                   State Street Research Bond Income Series

Investment Objective

   The investment objective of the State Street Research Bond Income Series ("Bond Income") is a competitive total return primarily from investing in fixed-income securities.

Principal Investment Strategies

State Street Research & Management Company ("State Street Research"), subadviser to Bond Income, invests, under normal circumstances, at least 80% of Bond Income's assets in fixed-income securities. You will receive 60 days prior notice if this 80% minimum is going to change. Bond Income may invest in investment grade fixed-income securities, obligations of the U.S. Treasury or any U.S. government agency, mortgage-backed and asset-backed securities, corporate debt securities of U.S. and foreign issuers, and cash equivalents. Bond Income may also invest in securities through Rule 144A and other private placement transactions.

In addition, Bond Income may invest up to 20% of its total assets in high yield securities. It may also invest up to 20% of its total assets in foreign securities (defined as securities not denominated in the U.S. dollar) and up to 10% of its total assets in securities of issuers located in developing or emerging market countries. The 10% limit on emerging market securities will not be counted toward the limits on foreign or high yield securities. No combination of investments in high yield securities, foreign securities or emerging market securities will exceed 30% of Bond Income's total assets.

   In addition to bonds, Bond Income's high yield securities may include convertible bonds, convertible preferred stocks, and warrants and other securities attached to bonds or other fixed- income securities.

   Bond Income may use futures contracts, options, swaps and other derivatives to attempt to reduce the interest rate or currency risk of the Series or to adjust the Series' duration.


Investment grade: Moody's and Standard & Poor's are rating agencies that assign a "credit rating" to fixed-income securities and issuers based on the agency's evaluation of the risk that the issuer will default on its obligations. Securities or issuers that earn one of the top four ratings from Moody's or Standard & Poor's (or any other nationally recognized rating agency) are considered "investment grade." In this Registration Statement, unrated securities that, in the subadviser's judgment, are of similar quality to other securities rated investment grade are also referred to as "investment grade".

Asset-backed securities are bonds and notes backed by certain assets, such as anticipated car loan or credit card payments.

Fixed-income securities that are below investment grade quality are referred to as high yield securities (commonly known as "junk bonds"). High yield securities are typically riskier than investment grade securities.

A futures contract is an obligation to buy or sell an asset on a specified future date or an obligation to pay or receive money based on the value of some securities index or currency or interest rate on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

   Bond Income may also invest in payment-in-kind securities, structured securities, when-issued securities, and zero coupon bonds.

  Investment Selection

   State Street Research establishes duration targets based on economic and monetary factors affecting interest rates and bond market returns. State Street Research also allocates the Series' investments among bond market sectors (such as U.S. Treasury securities, U.S. government agency securities, mortgage-backed or asset-backed securities, and corporate debt securities) based upon its evaluation of the relative price and yield attractiveness of the various sectors. State Street Research also decides how the Series' portfolio should be positioned along the yield curve by selecting securities in certain maturity ranges based upon the relative price and yield attractiveness of those maturities. When selecting particular fixed-income securities that will satisfy the desired duration, yield curve positioning and sector weighting for the overall portfolio, State Street Research relies primarily on its own research regarding the credit quality, yield characteristics and interest rate sensitivity of individual securities.

   Although Bond Income does not generally seek to eliminate all foreign currency risk, it may at times use foreign currencies, forward currency contracts and currency-related derivative instruments, including cross-hedging techniques, to hedge some or all of its foreign currency exposure.

   State Street Research monitors and adjusts the Series' investments to try to maintain a duration generally within 1 1/2 years of the Lehman Brothers Aggregate Bond Index. As of December 31, 2002, the duration of this index was
3.75 years.

Principal Investment Risks

   Investing in Bond Income involves risks. Bond Income may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of Bond Income include:

   . A general decline in U.S. or foreign fixed-income security markets.

   . Poor performance of individual fixed-income securities held by Bond
     Income, which may be due to interest rate risk or credit risk.

   . The risks associated with investments in foreign securities. Foreign securities may be subject to less regulation and additional regional, national and currency risk. These risks are increased for emerging market securities.

A derivative is a financial instrument whose value is based on (derived from) changes in the value of something else, such as a currency, an interest rate or a security.

Duration is an estimate of how much a bond fund's share price will fluctuate in response to a change in interest rates. To see how the price could shift, multiply the Series' duration by the change in rates. If interest rates rise by one percentage point, the share price of a fund with an average duration of five years would decline by about 5%. If rates decrease by a percentage point, the fund's share price would rise by 5%.

Move About Investment Strategies and Risks

  Fixed-income Securities

   Fixed-income securities involve both credit risk and market risk, which includes interest rate risk. Some fixed-income securities also involve the risk that an issuer will repay the principal or repurchase the security before it matures. If this happens, the holder will no longer receive any interest on that security. The holder could buy another security, but that other security might pay a lower interest rate. Also, if the holder paid a premium when it bought the security, the holder may receive less from the issuer than it paid for the security.

  High Yield Securities

   High yield securities have a higher credit risk and market risk than investment grade fixed-income securities. Issuers could have high credit risk for many reasons, including problems with product development or distribution, reductions in market share or overall sales, competition in their markets or a high degree of leverage. High yield securities have higher market risk for a variety of reasons, including greater sensitivity to interest rate changes and economic downturns, and the difficulty some issuers may have when trying to obtain additional financing. Also, high yield securities may be difficult to value, and if other investors believe that a certain issuer's securities are overvalued, the holder may be unable to sell those securities for what it believes is an adequate price.

  Foreign Securities

   In addition to the risks associated with fixed-income securities generally, foreign securities present additional risks.

   Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of the Series' investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

   Regional and National Risk. News and events unique to particular regions and foreign countries may affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.

Emerging Markets. Bond Income may invest in emerging markets, which are generally located in the Asia-Pacific Region, Eastern Europe, Latin and South America and Africa. In addition to the risks of foreign securities described above (which are potentially greater for emerging markets securities than for other foreign securities), emerging markets securities may be subject to other risks, including increased risks of reduced liquidity, high inflation


Credit risk is the risk that the security's issuer will not pay the interest, dividends or principal that it has promised to pay.

Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors.

Interest rate risk reflects the fact that the values of fixed-income securities tend to fall as interest rates rise. When interest rates go down, interest earned on fixed-income securities will tend to decline.

Some securities pay a higher interest rate than the current market rate. An investor may have to pay more than the security's principal to compensate the seller for the value of the higher interest rate. This additional payment is a premium.

Leverage in this context is a measure of how much a company has borrowed in relation to its shareholders' equity.

rates, political uncertainty, high administrative and regulatory costs, repatriation of income and less advantageous investment terms relative to foreign nationals.

   Currency Risk. As many investments in foreign countries are denominated in foreign currencies, changes in the value of those countries' currencies relative to the U.S. dollar may affect the value of those investments. These changes may occur in response to events unrelated to the value of the security in the issuer's home country. State Street Research may use certain techniques, such as forward contracts or futures contracts, to manage these risks. Although State Street Research does not generally seek to eliminate all foreign currency risk, it may at times use foreign currencies, forward currency contracts and currency-related derivative instruments, including cross-hedging techniques, to hedge some or all of the Series' foreign currency exposure. However, State Street Research cannot assure that these techniques will be effective.

  Other Risks

   Rule 144A and other Private Placement Securities. The Series may purchase Rule 144A and other private placement securities. Since trading in these securities is limited primarily to institutional investors, such securities may be illiquid, that is, difficult to sell at a desired time and price, due to a limited market. The Series may not, however, purchase any security if, as a result, more than 15% of the Series' net assets would be invested in securities considered to be illiquid by State Street Research.

   Payment-in-Kind (PIK) Securities. The Series may invest in payment-in-kind securities, such as bonds paying current interest payments in additional bonds instead of cash. Because PIKs do not pay current interest in cash, their values may fluctuate more widely in response to interest rate changes than do the values of ordinary bonds.

   Structured Securities. The Series may invest in structured securities, which are securities issued by an entity holding underlying instruments producing cash flows. The cash flows of the underlying instruments may be apportioned among classes of structured securities to create securities with different investment characteristics. Other types of structured securities may be linked by a formula to the price of an underlying instrument. These types of structured securities are generally more volatile than direct investments in their underlying instruments.

   When-issued Securities. The Series may invest in securities prior to their date of issue. These securities could fall in value by the time they are actually issued, which may be any time from a few days to over a year.

Zero (or Step) Coupons. The Series may invest in zero coupon securities. A zero coupon security is a debt security that is



A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

purchased and traded at a discount to its face value because it pays no interest for some or all of its life. Interest, however, is reported as income to Bond Income and Bond Income is required to distribute to shareholders an amount equal to the amount reported. Those distributions may force Bond Income to liquidate portfolio securities at a disadvantageous time. These securities involve special credit and duration risks, as their value could decline substantially by the time interest is actually paid, which may be at any time from a few days to a number of years.

   Warrants. Bond Income may invest in warrants and other equity securities attached to high yield bonds and other fixed-income securities. Warrants are rights to purchase common stocks at specific prices valid for a specific period of time. A warrant's price will normally fluctuate in the same direction as the prices of its underlying securities, but may have substantially more volatility. Warrant holders receive no dividends and have no voting rights with respect to the underlying security.

   Asset-backed Securities. Bond Income may invest in asset-backed securities, which represent interests in pools of debt (including interests in pools of debt other than mortgage notes), such as credit card accounts. The principal risks of asset-backed securities are that payments may be made more slowly, and rates of default may be higher, than expected on the underlying obligations. In addition, because some of these securities are new or complex, unanticipated problems may affect their value or liquidity.

   Convertible Securities. Bond Income may invest in convertible securities, which are fixed-income securities that may later convert to an underlying equity security. Prior to conversion, convertible securities have the same general characteristics as other fixed-income securities, and the price of a convertible security will normally fluctuate in response to interest rates and other factors bearing on the price of fixed-income securities when the price of the underlying equity security is less than the conversion price ("out of the money"). When the price of the underlying equity security is greater than the conversion price ("in the money"), the value of the convertible security will normally tend to fluctuate to a greater extent in conjunction with the price of the underlying equity security.

   New Securities. Bond Income may invest in newly developed types of securities and related instruments that have characteristics similar to other fixed-income investments, are being traded through the institutional trading desks of broker-dealers and asset managers, and have attributes and risk profiles consistent with Bond Income's objective and strategies.

Portfolio Management

   As of December 31, 2002, State Street Research managed approximately $39.6 billion in assets. State Street Research, an affiliate of MetLife, is located at One Financial Center, Boston, Massachusetts 02111.

   State Street Research's Fixed Income Team is responsible for managing the portfolio and for making decisions with regard to duration targets, to yield curve positioning, and to weightings of sectors and types of securities.

   Bond Income pays MetLife Advisers an investment advisory fee at the annual rate of 0.40% for the first $1 billion of the Bond Income's average daily net assets, 0.35% for the next $1 billion, 0.30% for the next $1 billion and 0.25% for amounts over $3 billion. For the year ended December 31, 2002, Bond Income paid MetLife Advisers an investment advisory fee of 0.40% of Bond Income's average daily net assets.

                                Balanced Series

Investment Objective

The investment objective of the Balanced Series is long-term total return from a combination of capital appreciation and current income.

Principal Investment Strategies

   Wellington Management Company, LLP ("Wellington Management"), subadviser to the Balanced Series, invests the Balanced Series' assets in a balanced portfolio of stocks and bonds. The "neutral position" of the Balanced Series portfolio consists of 60% stocks and other equity securities and 40% U.S. and foreign bonds. In response to current market conditions, Wellington Management may vary the percentage of the Balanced Series invested in equity securities from 50% to 70% of the Balanced Series' total assets and the fixed-income investments from 30% to 50% of the Series' total assets. Wellington Management will invest the equity portion of the Balanced Series primarily in stocks of U.S. companies with larger market capitalizations (generally greater than $6 billion), using a blend of top-down sector analysis and bottom-up security selection. Wellington Management will invest the fixed-income portion of the Balanced Series in investment grade U.S. corporate and U.S. government fixed-income securities and, to a lesser extent, U.S. high yield debt and fixed-income securities of foreign issuers, including companies and governments of emerging market countries.

  Investment Selection

   Asset Allocation. Wellington Management invests 50% to 70% of the Balanced Series' total assets in equity securities and 30% to 50% of the Balanced Series' total assets in fixed-income securities. Wellington Management will divide the Balanced Series' assets between equity and fixed income securities based on Wellington Management's judgement of the projected investment environment for financial assets, relative fundamental values, the attractiveness of each asset category, and expected future returns of each asset category.

   Equity Securities. Wellington Management invests the equity portfolio of the Balanced Series using a combination of top-down industry and sector analysis and bottom-up stock selection. Macro-economic data, such as changes in the Gross Domestic Product (GDP), rates of employment, and interest rates, are considered to identify sectors of the economy and industries which Wellington Management believes will grow faster than the U.S. economy. Wellington Management also attempts to identify long-term broad "themes" based on, for example, demographic trends, technological developments, and political and social developments in the U.S. and abroad.



Investment grade: Moody's and Standard & Poor's are rating agencies that assign a "credit rating" to fixed-income securities and issuers based on the agency's evaluation of the risk that the issuer will default on its obligations. Securities or issuers that earn one of the top four ratings from Moody's or Standard & Poor's (or any other nationally recognized rating agency) are considered "investment grade." In this Registration Statement, unrated securities that, in the subadviser's judgement, are of similar quality to other securities rated investment grade are also referred to as "investment grade."

Fixed-income securities that are below investment grade quality are referred to as high yield debt (commonly known as "junk bonds"). High yield debt is typically riskier than investment grade securities.

   Wellington Management selects for the Balanced Series stocks of issuers which Wellington Management believes have the following attributes:

  .  leadership position within an industry;

  .  a strong balance sheet;

  .  a high return on equity;

  .  sustainable or increasing dividends;

  .  a strong management team;

  .  a globally competitive position.

   Wellington Management may also consider general investor opinion as to whether a stock will continue to gain in value when evaluating stocks priced at historically high levels.

   Wellington Management continually monitors each stock in the Series' portfolio and considers selling a stock when:

   . fundamentals deteriorate;

   . the stock appears overpriced.

   Fixed-income Securities. Wellington Management also uses a blend of top-down market analysis and bottom-up security analysis when making selections for the Balanced Series' fixed-income portfolio, which may consist of a variety of securities, including, but not limited to:

   . U.S. government bonds

   . mortgage-backed securities

   . asset-backed securities

   . Yankee Bonds

   . investment grade U.S. corporate bonds

   . high yield U.S. corporate bonds

   . foreign government and supranational bonds

   . emerging market debt.

   Wellington Management combines quantitative modeling and subjective judgement first to determine the fixed-income portfolio's average duration and industry sector weightings. Under normal market conditions, the duration of the Series' fixed-income portfolio will be within one year of the average duration of the Lehman Brothers Aggregate Bond Index. As of December 31, 2002, the average duration of this Index was 3.75 years.

   Wellington Management may invest up to 25% of the Balanced Series' fixed-income portfolio in high yield and non-U.S. dollar bonds and up to 10% of the fixed-income portfolio in emerging market debt. For a description of the risks associated with investing in emerging markets, and foreign markets generally, see "Principal Investment Risks" below.



Asset-backed securities are bonds and notes backed by certain assets, such as anticipated car loan or credit card payments.

Yankee Bonds are fixed-income securities issued by foreign companies in U.S. dollars.

Supranational bonds are issued by organizations governed by representatives from different countries (e.g., the World Bank) to finance reconstruction and development projects around the world.

Duration is an estimate of how much a bond fund's share price will fluctuate in response to a change in interest rates. To see how the price could shift, multiply the Series' duration by the change in rates. If interest rates rise by one percentage point, the share price of a fund with an average duration of five years would decline by about 5%. If rates decrease by a percentage point, the fund's share price would rise by 5%.

Principal Investment Risks

   Investing in the Balanced Series involves risk. The Balanced Series may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of the Balanced Series include:

   . A general decline in U.S. stock or U.S. or foreign fixed-income markets.

   . Poor performance of individual equity securities held by the Balanced
     Series or of large capitalization stocks in general.

   . Poor performance of fixed-income securities held by the Balanced Series, which may be due to interest rate risk or credit risk.

   . Poor performance of equity securities relative to fixed-income securities when Wellington Management emphasizes investment in equity securities, or poor performance of fixed-income securities relative to equity securities when Wellington Management invests relatively more of the Balanced Series' assets in fixed-income securities.

   . Potentially rapid price changes (volatility) of equity securities.

   . The risks associated with investments in foreign securities. Foreign securities may be subject to less regulation and additional regional, national and currency risk. These risks are increased for emerging market securities.

  More About Investment Strategies and Risks

  Equity Securities

   In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

   Market Capitalization. The stocks of large capitalization companies do not always have as much growth potential as smaller and medium capitalization stocks.

  Fixed-income Securities

   Fixed-income securities involve both credit risk and market risk, which includes interest rate risk. Some fixed-income securities also involve the risk that an issuer will repay the principal or repurchase the security before it matures. If this happens, the holder will no longer receive any interest on that security. The holder could buy another security, but that other security might pay a lower interest rate. Also, if the holder paid a premium when it bought the security, the holder may receive less from the issuer than it paid for the security.





Credit risk is the risk that the security's issuer will not pay the interest, dividends or principal that it has promised to pay.

Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors.

Interest rate risk reflects the fact that the values of fixed-income securities tend to fall as interest rates rise. When interest rates go down, interest earned on fixed-income securities will tend to decline.

Some securities pay a higher interest rate than the current market rate. An investor may have to pay more than the security's principal to compensate the seller for the value of the higher interest rate. This additional payment is a premium.

  Foreign Securities

   In addition to the risks associated with securities generally, foreign securities present additional risks.

   Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of the Series' investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

   Regional and National Risk. News and events unique to particular regions and foreign countries will affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.

   Currency Risk. As many investments in foreign countries are denominated in foreign currencies, changes in the value of those countries' currencies relative to the U.S. dollar may affect the value of those investments. These changes may occur in response to events unrelated to the value of the security in the issuer's home country. Wellington Management may use certain techniques, such as forward contracts or futures contracts, to manage these risks. However, Wellington Management cannot assure that these techniques will be effective.

  Emerging Markets

   The Balanced Series may invest in emerging markets, which are generally located in the Asia-Pacific Region, Eastern Europe, Latin and South America and Africa. In addition to the risks of foreign securities described above (which are potentially greater for emerging markets securities than for other foreign securities), emerging markets securities may be subject to other risks, including increased risks of reduced liquidity, high inflation rates, political uncertainty, high administrative and regulatory costs, repatriation of income and less advantageous investment terms relative to foreign nationals.

  Forward Contracts and Futures Contracts

   The Balanced Series may attempt to avoid the risk of an unfavorable shift in currency or interest rates by entering into forward contracts or buying or selling futures contracts or options on futures contracts. In so doing, the Series will also give up the opportunity for gain from a favorable shift in currency or interest rates. The Series may also purchase futures contracts (or options on futures contracts) to maintain exposure to the broad equity or fixed-income markets.

   If the price of a futures contract changes more than the price of the security or index on which the contract is based, the Balanced Series could make or lose more money than if it had invested directly in the underlying security. This added volatility increases the risk of these investments. In addition, investors may be unwilling to buy or sell futures contracts under some market conditions. If this happens, the Balanced Series might not be able to close out futures transactions without incurring substantial losses.

A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

A futures contract is an obligation to buy or sell an asset on a specified future date, or to pay or receive money based on the value of some security, securities index or currency on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

A derivative is a financial instrument whose value is based on (derived from) changes in the value of something else, such as a currency, an interest rate or a security.

Portfolio Management

   Wellington Management has been in the investment management business since 1928. As of December 31, 2002, the company managed approximately $302.9 billion in assets. Wellington Management's address is 75 State Street, Boston, Massachusetts 02109.

   Maya K. Bittar, CFA, manages the equity portion of the Series and Thomas L. Pappas, CFA, manages the fixed-income portion of the Series. Ms. Bittar is a Vice President of Wellington Management and has been a Portfolio Manager there since she joined Wellington Management in 1998. From 1993 until she joined Wellington Management, Ms. Bittar was employed by Firstar Investment Research and Management Company. Mr. Pappas is a Senior Vice President and Partner of Wellington Management. He has been employed by Wellington Management since 1987.

   The Balanced Series pays MetLife Advisers an investment advisory fee at the annual rate of 0.70% for the first $200 million of the Series' average daily net assets and 0.675% for amounts over $200 million. For the year ended December 31, 2002, the Balanced Series paid MetLife Advisers an investment advisory fee of 0.70% of the Series' average daily net assets.

                            MFS Total Return Series

Investment Objective

   The investment objective of the MFS Total Return Series ("Total Return") is a favorable total return through investment in a diversified portfolio.

Principal Investment Strategies

   Massachusetts Financial Services Company ("MFS"), subadviser to Total Return, normally invests at least 40%, but not more than 75%, of Total Return's net assets in common stocks and related securities (referred to as "equity securities") such as preferred stock and bonds, warrants or rights convertible into stock. Total Return may also invest in depositary receipts for such equity securities. Total Return may vary the percentage of its assets invested in any one type of security (within the limits described above) in accordance with MFS's interpretation of economic and money market conditions, fiscal and monetary policy, and security values. Total Return focuses on undervalued equity securities issued by companies with large market capitalizations ($5 billion or more). Total Return may invest in fixed-income securities such as corporate bonds, U.S. government securities, mortgage-backed securities and asset-backed securities. Total Return normally invests at least 25% of its net assets in non-convertible fixed-income securities. The fixed-income portion of Total Return invests primarily in investment grade fixed- income securities, but Total Return may invest up to 20% of its net assets in lower quality, high yield securities. Consistent with the principal investment strategies above, Total Return may invest up to 20% of its net assets in foreign securities.

  Investment Selection

   Equity Securities. Total Return will generally invest in equity securities of companies MFS believes are undervalued relative to their long-term potential due to a decline in the financial markets, poor economic conditions generally, developments in the issuer's industry, or because the market has simply overlooked them. Undervalued equity securities generally have relatively lower price-to-book, price-to-sales and/or price-to-earnings ratios. MFS uses a bottom-up investment style in managing the equity portion of Total Return. This means that securities are selected based upon MFS's assessment of the earnings, cash flows, competitive position and management abilities of the issuer.

   Fixed-income Securities. In selecting fixed-income investments for Total Return, MFS considers the view of its large group of fixed-income portfolio managers and research analysts. This group periodically assesses the three-month total return outlook for various segments of the fixed-income markets. In assessing the credit quality of fixed-income securities, MFS does not rely solely on the credit ratings assigned by credit rating agencies, but also performs its own independent credit analysis.



Investment grade: Moody's and Standard & Poor's are rating agencies that assign a "credit rating" to fixed-income securities and issuers based on the agency's evaluation of the risk that the issuer will default on its obligations. Securities or issuers that earn one of the top four ratings from Moody's or Standard & Poor's (or any other nationally recognized rating agency) are considered "investment grade." In this Registration Statement, unrated securities that, in the subadviser's judgment, are of similar quality to other securities rated investment grade are also referred to as "investment grade."

Fixed-income securities that are below investment grade quality are referred to as high yield securities (commonly known as "junk bonds"). High yield securities are typically riskier than investment grade securities.

   Principal Investment Risks

   Investing in Total Return involves risks. Total Return may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of the Total Return include:

   . A general decline in U.S. or foreign equity or fixed-income markets.

   . Poor performance of individual equity securities held by Total Return or of large capitalization stocks in general.

   . Poor performance of fixed-income securities held by Total Return, which may be due to interest rate risk or credit risk.

   . Poor performance of equity securities relative to fixed-income securities when MFS emphasizes investment in equity securities, or poor performance of fixed-income securities relative to equity securities when MFS invests relatively more of the Series' assets in fixed-income securities.

   . Potentially rapid price changes (volatility) of equity securities.

   . The risks associated with investments in foreign securities. Foreign securities may be subject to less regulation and additional regional, national and currency risk.

More About Investment Strategies and Risks

  Equity Securities

   In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

   Investment Style Risk. The price of value stocks may fall, or simply may not increase very much, if the market does not agree with the subadviser's view of the value of the stock. Value stocks may not perform as well as growth stocks or as the stock market in general.

   Market Capitalization. The stocks of large capitalization companies do not always have as much growth potential as smaller and medium capitalization stocks.

  Fixed-income Securities

   Fixed-income securities involve both credit risk and market risk, which includes interest rate risk. Some fixed-income securities also involve the risk that an issuer will repay the principal or repurchase the security before it matures. Some fixed-income securities also involve the risk that an issuer will repay the principal or repurchase the security before it matures. If this happens, the holder will no longer receive any interest on that security. The holder could buy another security, but that other security might pay a lower interest rate. Also, if the holder paid a premium when it bought the security, the holder may receive less from the issuer than it paid for the security.

Credit risk is the risk that the security's issuer will not pay the interest, dividends or principal that it has promised to pay.

Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors.

Interest rate risk reflects the fact that the values of fixed-income securities tend to fall as interest rates rise. When interest rates go down, interest earned on fixed-income securities will tend to decline.

The holder could buy another security, but that other security might pay a lower interest rate. Also, if the holder paid a premium when it bought the security, the holder may receive less from the issuer than it paid for the security.

  High Yield Securities

   High yield debt has a higher credit risk and market risk than investment grade fixed-income securities. Issuers could have high credit risk for many reasons, including problems with product development, distribution or competition in their markets or a high degree of leverage. High yield securities have higher market risk for a variety of reasons, including greater sensitivity to interest rate changes and economic downturns, and the difficulty some issuers may have when trying to obtain additional financing. Also, high yield securities may be difficult to value, and if other investors believe that a certain issuer's securities are overvalued, the holder may be unable to sell those securities for what it believes is an adequate price.

  Foreign Securities

   In addition to the risks associated with securities generally, foreign securities present additional risks.

   Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of the Series' investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

   Regional and National Risk. News and events unique to particular regions and foreign countries will affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.

   Currency Risk. As many investments in foreign countries are denominated in foreign currencies, changes in the value of those countries' currencies relative to the U.S. dollar may affect the value of those investments. These changes may occur in response to events unrelated to the value of the security in the issuer's home country. MFS may use certain techniques, such as forward contracts or futures contracts, to manage these risks. However, MFS cannot assure that these techniques will be effective.


Some securities pay a higher interest rate than the current market rate. An investor may have to pay more than the security's principal to compensate the seller for the value of the higher interest rate. This additional payment is called a premium.

Leverage in this context is a measure of how much a company has borrowed in relation to its shareholders' equity.

A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

A futures contract is an obligation to buy or sell an asset on a specified future date, or to pay or receive money based on the value of some security, securities index or currency on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

A derivative is a security, the value of which is based on (derived from) the movement of an underlying instrument. This instrument could be the price of another security or other asset or an interest rate, among other things.

Portfolio Management

   As of December 31, 2002, MFS managed approximately $112.5 billion in assets worldwide. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

Total Return is managed by a team of portfolio managers headed by David M. Calabro, a Senior Vice President of MFS. Mr. Calabro has been employed in the investment management area of MFS since 1992. He is also a manager of the equity portion of Total Return. The other managers of the Portfolio's equity portion are Constantinos G. Mokas, Lisa B. Nurme, Steven R. Gorham and Kenneth J. Enright, who are all Senior Vice Presidents at MFS. Mr. Mokas has been employed in the investment management area of MFS since 1990; Ms. Nurme, since 1987; Mr. Gorham, since 2002; and Mr. Enright, since 1986.

Michael W. Roberge, a Senior Vice President of MFS, is the manager of the fixed-income portion of Total Return. Mr. Roberge has been employed in the investment management area of MFS since 1996.

   Total Return pays MetLife Advisers an investment advisory fee at the annual rate of 0.50% of the Series' average daily net assets. For the year ended December 31, 2002, Total Return paid MetLife Advisers an investment advisory fee at the same rate.

                          Alger Equity Growth Series

Investment Objective

   The investment objective of the Alger Equity Growth Series ("Equity Growth") is long-term capital appreciation.

Principal Investment Strategies

   Fred Alger Management, Inc. ("Alger"), subadviser to the Series, invests, under normal circumstances, Equity Growth's assets primarily in growth stocks. Alger will ordinarily invest at least 80% of Equity Growth's assets in equity securities. You will receive 60 days prior notice if this 80% minimum is going to change. Equity Growth will invest in equity securities of issuers with a market capitalization of $1 billion or greater.

  Stock Selection

   Alger seeks out and invests primarily in companies that are traded on domestic stock exchanges or in the domestic over-the-counter market. The companies Alger chooses for the portfolio of Equity Growth may still be in the development stage, may be older companies that appear to be entering a new stage of growth progress due to factors like management changes or development of new technologies, products or markets, or may be companies providing products or services with a high unit volume growth rate. Alger focuses on fundamental characteristics of individual companies and does not allocate assets based on specific industry sectors.

Principal Investment Risks

   Investing in Equity Growth involves risks. Equity Growth may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of Equity Growth include:

   . A general decline in U.S. stock markets.

   . Poor performance of individual stocks held by Equity Growth or of growth stocks in general.

   . Potentially rapid price changes (volatility) of equity securities.

More About Investment Strategies and Risks

  Equity Securities

   In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

   Investment Style Risk. The prices of growth stocks may be more sensitive to changes in current or expected earnings than the prices of other stocks. Growth stocks may not perform as well as value stocks or the stock market in general.

Portfolio Management

   As of December 31, 2002, Alger managed approximately $8.4 billion in assets for seven mutual funds and other institutional investors. Alger's address is 111 Fifth Avenue, New York, New York 10003.

   Dan C. Chung and David Hyun are the portfolio managers of the Series. Both are Executive Vice Presidents at Alger. Mr. Chung is Alger's Chief Investment Officer and has held various investment positions at Alger since 1994. Mr. Hyun held various investment positions at Alger from 1991 to 2000, then spent a year as a portfolio manager at Oppenheimer Funds before returning to Alger in September 2001.

   Fred M. Alger has been Alger's chief market strategist since September 2001. Mr. Alger is the founder, Chairman and President of Alger.

   Equity Growth pays MetLife Advisers an investment advisory fee at the annual rate of 0.75% for the first $1 billion of the Series' average daily net assets and 0.70% for amounts over $1 billion. For the year ended December 31, 2002, Equity Growth paid MetLife Advisers an investment advisory fee of 0.75% of the Series' average daily net assets.

                      Capital Guardian U.S. Equity Series

Investment Objective

   The investment objective of the Capital Guardian U.S. Equity Series ("U.S. Equity") is long-term growth of capital.

Principal Investment Strategies

   Capital Guardian Trust Company ("Capital Guardian"), subadviser to the Series, invests, under normal circumstances, at least 80% of U.S. Equity's assets in equity securities. You will receive 60 days prior notice if this 80% minimum is going to change. U.S. Equity will invest in equity securities of U.S. companies with market capitalizations greater than $1 billion at the time of purchase. U.S. Equity may also invest in fixed income securities convertible into equity securities. U.S. Equity may invest up to 15% of its total assets in foreign securities, including securities of issuers in emerging markets.
Capital Guardian defines "foreign securities" as securities of issuers domiciled outside the U.S. and not included in the S&P 500 Index. "Foreign securities" also includes American Depositary Receipts ("ADRs"), through which U.S. Equity may also have exposure to foreign currencies.

  Stock Selection

   In selecting stocks for U.S. Equity, Capital Guardian focuses primarily on the potential for capital appreciation. Capital Guardian seeks for U.S. Equity dynamic, growing companies with asset values it believes are understated, strong balance sheets, and stock prices it does not consider excessive relative to book value.

Principal Investment Risks

   Investing in U.S. Equity involves risks. U.S. Equity may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of U.S. Equity include:

   . A general decline in U.S. or foreign stock markets.

   . Poor performance of individual stocks held by U.S. Equity.

   . Potentially rapid price changes (volatility) of equity securities.

   . The risks associated with investment in foreign securities. Foreign securities may be subject to less regulation and additional regional, national and currency risk. These risks are increased for emerging market securities.

More About Investment Strategies and Risks

  Equity Securities

   In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

   Investment Style Risk The prices of growth stocks may be more sensitive to changes in current or expected earnings than the prices of other stocks. The price of a value stock may fall, or simply may not increase very much, if the market does not agree with the subadviser's view of the value of the stock. U.S. Equity may not perform as well as a fund that invests in only value or growth stocks.

   Real Estate Investment Trusts (REITs) One category of equity securities in which U.S. Equity invests is REITs. REITs are generally categorized as equity REITs or mortgage REITs, although some REITs have characteristics of both classifications. Equity REITs invest directly in real property and receive income from rent collection and sale of those properties. These REITs may decline in value when the property they own declines in value. Mortgage REITs invest in real estate mortgages and receive income from interest payments on those mortgages. These REITs are particularly subject to credit risk and market risk, and equity REITs are also subject to market risk.

   Mutual Funds U.S. Equity may invest in mutual funds. Since the value of a mutual fund is based on the value of the individual securities it holds, the value of U.S. Equity's investment in the mutual fund will fall if the value of the underlying securities declines. U.S. Equity will bear its proportionate share of the mutual fund's fees and expenses.

  Rule 144A Securities

   U.S. Equity may invest in Rule 144A securities, which are privately offered securities that can be resold only to certain qualified institutional buyers. A Rule 144A security is treated as illiquid unless Capital Guardian determines, under guidelines established by the Fund's trustees, that it is liquid.

  Foreign Securities

   In addition to the risks associated with securities generally, foreign securities present additional risks.

   Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of the Series' investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

   Regional and National Risk. News and events unique to particular regions and foreign countries may affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.

   Currency Risk. As many investments in foreign countries are denominated in foreign currencies, changes in the value of those



Credit risk is the risk that the security's issuer will not pay the interest, dividends or principal that it has promised to pay.

Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors.

countries' currencies relative to the U.S. dollar may affect the value of those investments. These changes may occur in response to events unrelated to the value of the security in the issuer's home country. Capital Guardian may use certain techniques, such as forward contracts or futures contracts, to manage these risks. However, Capital Guardian cannot assure that these techniques will be effective.

  Emerging Markets

   U.S. Equity may invest in emerging markets, which are generally located in the Asia-Pacific Region, Eastern Europe, Latin and South America and Africa. In addition to the risks of foreign securities described above (which are potentially greater for emerging markets securities than for other foreign securities), emerging markets securities may be subject to other risks, including increased risks of reduced liquidity, high inflation rates, political uncertainty, high administrative and regulatory costs, repatriation of income and less advantageous investment terms relative to foreign nationals.

  Forward Contracts and Futures Contracts

   U.S. Equity may seek to avoid the risk of an unfavorable shift in currency rates by entering into forward contracts or buying or selling futures contracts or options on futures contracts. In so doing, U.S. Equity will also give up the opportunity for gain from a favorable shift in currency rates.

Portfolio Management

   Capital Guardian is a wholly-owned subsidiary of Capital Group
International, Inc., which is a wholly-owned subsidiary of The Capital Group Companies, Inc. Capital Guardian has been providing investment management services since 1968. As of December 31, 2002, Capital Guardian managed approximately $105 billion in assets. Capital Guardian is located at 333 South Hope Street, Los Angeles, California 90071.

   Capital Guardian uses a multiple portfolio manager system under which the portfolio is divided into several segments. Each segment is individually managed with the portfolio manager free to decide on company and industry selections as well as valuation and transaction assessment. An additional portion of the portfolio is managed by a group of investment research analysts.

   The individual portfolio managers of each segment of the portfolio, other than that managed by the group of research analysts, are as follows:

   Michael Erickson is a Senior Vice President and portfolio manager for Capital Guardian and a Senior Vice President and Director for Capital International Limited. He joined the Capital Guardian organization in 1987.

A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

A futures contract is an obligation to buy or sell an asset on a specified future date, or to pay or receive money based on the value of some security, securities index or currency on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

A derivative is a security, the value of which is based on (derived from) the movement of an underlying instrument. This instrument could be the price of another security or other asset or an interest rate, among other things.

   David Fisher is Chairman of the Board of Capital Group International, Inc. and Capital Guardian. He joined the Capital Guardian organization in 1969.

   Theodore Samuels is a Senior Vice President and a Director for Capital Guardian, as well as a Director of Capital International Research, Inc. He joined the Capital Guardian organization in 1981.

   Eugene Stein is an Executive Vice President, a Director and Chairman of Capital Guardian, as well as Chairman of Capital Guardian's Investment Committee. He joined the Capital Guardian organization in 1972.

   Terry Berkemeier is a Vice President of Capital International Research, Inc. with U.S. equity portfolio management responsibility in Capital Guardian Trust Company and research responsibilities for the global metals and mining industries. He joined the Capital Guardian organization in 1992.

   Alan J. Wilson is a Vice President of Capital International Research, Inc. and has research responsibilities covering U.S. oil services and household products. He joined the Capital Guardian organization in 1991.

   Karen Miller is a Senior Vice President and Director of Capital International Research, Inc. She joined the Capital Guardian organization in 1990.

   U.S. Equity pays MetLife Advisers an investment advisory fee at the annual rate of 0.70% for the first $200 million of the Series' average daily net assets, 0.65% for the next $300 million, 0.60% for the next $1.5 billion and 0.55% for amounts over $2 billion. From May 1, 2002 to December 31, 2002, U.S. Equity paid Metlife Advisers annualized investment advisory fees equal to 0.68% of U.S. Equity's average daily net assets.

                          Davis Venture Value Series

Investment Objective

The investment objective of the Davis Venture Value Series ("Venture Value") is growth of capital.

Principal Investment Strategies

   Davis Selected Advisers, L.P. ("Davis Selected"), subadviser to Venture Value, invests, under normal circumstances, the majority of Venture Value's assets primarily in equity securities of companies with market capitalizations of at least $10 billion. Davis Selected searches for companies that it believes are of high quality and whose stocks are selling at attractive prices with the intention of holding them for the long term. Davis Selected believes that managing risk is the key to delivering superior long-term investment results; therefore, it considers how much could potentially be lost on an investment before considering how much might be gained.

  Stock Selection

   Davis Selected has developed a list of ten characteristics that it believes allow companies to sustain long-term growth and minimize risks to enhance their potential for superior long-term returns. Although few companies exhibit all ten characteristics, Davis Selected searches for companies that possess:

   . Excellent management.

   . Managers who own stock in their own company.

   . Strong returns on investments of an issuer's capital.

   . A lean expense structure.

   . A dominant or growing market share in a growing market.

   . A proven record as an acquirer.

   . A strong balance sheet.

   . Products or services that are not likely to become obsolete.

   . Successful international operations.

   . Innovation in all aspects of operations.

   Davis Selected does not have particular allocation strategies, and emphasizes individual stock selection rather than industry sectors. Davis Selected relies heavily on its evaluation of the management of potential investments, and will ordinarily visit the managers at their place of business to gain insight into the relative value of different companies.

Principal Investment Risks

   Investing in Venture Value involves risks. Venture Value may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of Venture Value include:

   . A general decline in the U.S. stock market.

   . Poor performance of individual stocks held by Venture Value, of large capitalization stocks, or of value stocks in general.

   . Potentially rapid price changes (volatility) of equity securities.

More About Investment Strategies and Risks

  Equity Securities

   In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

   Investment Style Risk. The price of value stocks may fall, or simply may not increase very much, if the market does not agree with the subadviser's view of the value of the stock. Value stocks may not perform as well as growth stocks or as the stock market in general.

   Market Capitalization. The stocks of large capitalization companies do not always have as much growth potential as smaller and medium capitalization stocks.

Portfolio Management

   As of December 31, 2002, Davis Selected, together with its affiliated institutional asset management companies, managed approximately $33.6 billion in assets. Davis Selected's address is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706. Davis Selected may delegate to Davis Selected Advisers-NY, Inc. any of its responsibilities related to Venture Value. Davis Selected Advisers-NY, Inc. is a wholly-owned subsidiary of Davis Selected and is located at 609 Fifth Avenue, New York, New York 10017.

   Christopher C. Davis and Kenneth C. Feinberg are the co-portfolio managers of Venture Value. Christopher Davis has been the portfolio manager for Venture Value and other equity funds managed by Davis Selected since February 1997. Christopher Davis was co-portfolio manager of Venture Value with Shelby M.C. Davis from October 1995 until February 1997. Prior to co-managing Venture Value's portfolio, Christopher Davis worked as Shelby Davis' assistant portfolio manager and research analyst. Mr. Feinberg has co-managed other equity funds for Davis Selected since May 1998 and became co-portfolio manager of Venture Value in April 1999. Mr. Feinberg was a research analyst at Davis Selected from December 1994 until May 1998, and before that he was an Assistant Vice President of Investor Relations for Continental Corp.

   As Senior Research Adviser, Shelby Davis provides investment themes and strategies to, and helps select individual stocks for, Venture Value.

   Venture Value pays MetLife Advisers an investment advisory fee at the annual rate of 0.75% for the first $1 billion of Venture Value's average daily net assets and 0.70% for amounts over $1 billion. For the year ended December 31, 2002, Venture Value paid MetLife Advisers 0.75% of the Series' average daily net assets in investment advisory fees.

                        FI Mid Cap Opportunities Series

Investment Objective

The investment objective of the FI Mid Cap Opportunities Series ("Mid Cap") is long-term growth of capital.

Principal Investment Strategies:

Fidelity Management & Research Company ("FMR"), subadviser to Mid Cap, normally invests Mid Cap's assets primarily in common stocks. Mid Cap normally invests at least 80% of Mid Cap's assets in securities of companies with medium market capitalizations. You will receive 60 days prior notice if this 80% minimum is going to change. Although a universal definition of medium market capitalization does not exist, FMR generally defines medium market capitalization companies as those whose market capitalizations are similar to the market capitalizations of companies in the S&P MidCap 400 Index or the Russell Midcap Index. A company's market capitalization is based on its current market capitalization or its market capitalization at the time of the Series' investment. Companies whose capitalizations no longer meet this definition after purchase continue to have a medium market capitalization for purposes of the 80% policy. The size of companies in each index changes with market conditions and the composition of each index. Mid Cap may invest in companies with smaller or larger market capitalizations. Securities of both domestic and foreign issuers may be purchased for Mid Cap.

  Investment Selection

Mid Cap is not constrained by any particular investment style. At any given time, Mid Cap may tend to buy either "growth" stocks or "value" stocks, or a combination of both. In buying and selling securities for Mid Cap, FMR relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include growth potential, earnings estimates and company management.

FMR may use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease Mid Cap's exposure to changing security prices or other factors that affect security values. If FMR strategies do not work as intended, the Series may not achieve its objective.

Principal Investment Risks

Investing in Mid Cap involves risks. Mid Cap may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of Mid Cap include:

   . A general decline in U.S. or foreign stock markets.

   . Poor performance of individual stocks held by Mid Cap, or of mid cap stocks in general.

   . Potentially rapid price changes (volatility) of equity securities.

   . The risks associated with investment in foreign securities. Foreign securities may be subject to less regulation and additional regional, national and currency risk.

More About Investment Strategies and Risks

  Equity Securities

   In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

   Market Capitalization. The stocks of midcap companies involve potentially greaters risks and higher volatility than those of larger companies. Midcap stocks do not always have as much growth potential as smaller capitalization stocks.

   Exchange Traded Funds. Mid Cap may invest in exchange traded funds ("ETFs"). ETFs, such as iShares and SPDRs, are pools of securities. Since the value of an ETF is based on the value of the individual securities it holds, the value of the Series' investment in the ETF will fall if the value of the underlying securities declines. The Series will bear its proportionate share of the ETF's fees and expenses.

  Foreign Securities

   In addition to the risks associated with securities generally, foreign securities present additional risks.

   Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of Mid Cap's investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

   Regional and National Risk. News and events unique to particular regions and foreign countries may affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.

   Currency Risk. As many investments in foreign countries are denominated in foreign currencies, changes in value of those countries' currencies relative to the U.S. dollar may affect the value of those investments. These changes may occur in response to events unrelated to the value the security in the issuer's home country. FMR may use certain techniques, such as forward contracts or futures contracts, to manage these risks. However, Fidelity cannot assure that these techniques will be effective.




A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

A futures contract is an obligation to buy or sell an asset on a specified future date or an obligation to pay or receive money based on the value of some security, securities index or currency on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

A derivative is a financial instrument whose value is based on (derived from) changes in the value of something else, such as a currency, an interest rate or a security.

  Forward Contracts and Futures Contracts

   Mid Cap attempts to avoid the risk of an unfavorable shift in currency rates by entering into forward contracts or buying or selling futures contracts. In so doing, Mid Cap will also give up the opportunity for gain from a favorable shift in currency rates. The Series may also purchase futures contracts to maintain exposure to the broad equity markets.

   If the price of a futures contract changes more than the price of the security or index on which the contract is based, Mid Cap could make or lose more money than if it had invested directly in the underlying security. This added volatility increases the risk of these investments. In addition, investors may be unwilling to buy or sell futures contracts under some market conditions. If this happens, Mid Cap might not be able to close out futures transactions without incurring substantial losses.

Portfolio Management

   While FMR is the subadviser to Mid Cap, the day-to-day investment management decisions for the Series will be made by FMR Co., Inc. ("FMRC"), which serves as sub-subadviser to Mid Cap. FMRC is a wholly-owned subsidiary of FMR. As of December 31, 2002, FMR and its affiliates managed approximately $888 billion in assets. FMR's address is 82 Devonshire Street, Boston, MA 02109.

   Peter Saperstone is the Portfolio Manager of Mid Cap. Mr. Saperstone has been associated with FMRC since January 2000 and with FMR from 1995 through 2000.

   Mid Cap pays MetLife Advisers an investment advisory fee at the annual rate of 0.80% for the first $250 million of the Series' average daily net assets, 0.75% for the next $500 million, and 0.70% for amounts over $750 million. From May 1, 2002 to December 31, 2002, Mid Cap paid MetLife Advisers annualized investment advisory fees equal to 0.80% of Mid Cap's average daily net assets.

                          FI Structured Equity Series

Investment Objective

   The investment objective of the FI Structured Equity Series ("Structured Equity") is long-term growth of capital.

Principal Investment Strategies

   Fidelity Management & Research Company ("FMR"), subadviser to the Series, normally invests Structured Equity's assets primarily in common stocks. FMR normally invests at least 80% of Structured Equity's assets in equity securities. You will receive 60 days prior notice if this 80% minimum is going to change. Structured Equity may invest in domestic and foreign issuers.

  Investment Selection

   FMR invests Structured Equity's assets in securities of companies it believes are undervalued in the marketplace in relation to factors such as a company's assets, earnings, growth potential and cash flow, or in relation to securities of other companies in the same industry. Companies with these characteristics tend to have lower than average price/earnings (P/E) or price/book (P/B) ratios. The stocks of these companies are often called "value" stocks. FMR uses the Russell 1000 Value Index as a guide in structuring the Series and in selecting its investments. FMR considers Structured Equity's security, industry and market capitalization weightings relative to the index. FMR relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include growth potential, earnings estimates and management. These securities may then be analyzed using statistical models to further evaluate a security's growth potential, valuation, investment risk and liquidity.

   In buying and selling securities for Structured Equity, FMR invests for the long term and selects those securities it believes offer strong opportunity for long-term growth of capital and are attractively valued.

   FMR may use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease Structured Equity's exposure to changing security prices or other factors that affect security values. If FMR strategies do not work as intended, the Series may not achieve its objective.

Principal Investment Risks

   Investing in Structured Equity involves risks. Structured Equity may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of Structured Equity include:

   . A general decline in U.S. or foreign stock markets.

   . Poor performance of individual stocks held by Structured Equity, or of value stocks in general.

   . Potentially rapid price changes (volatility) of equity securities.

   . The risks associated with investment in foreign securities. Foreign securities may be subject to less regulation and additional regional, national and currency risk.

More About Investment Strategies and Risks

  Equity Securities

   In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

   Investment Style Risk. The price of value stocks may fall, or simply may not increase very much, if the market does not agree with the subadviser's view of the value of the stock. Value stocks may not perform as well as growth stocks or as the stock market in general.

   Exchange Traded Funds. Structured Equity may invest in exchange traded funds ("ETFs"). ETFs, such as iShares and SPDRs, are pools of securities. Since the value of an ETF is based on the value of the individual securities it holds, the value of Structured Equity's investment in the ETF will fall if the value of the underlying securities declines. The Series will bear its proportionate share of the ETF's fees and expenses.

  Foreign Securities

   In addition to the risks associated with securities generally, foreign securities present additional risks.

   Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of the Series' investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

   Regional and National Risk. News and events unique to particular regions and foreign countries may affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.

   Currency Risk. As many investments in foreign countries are denominated in foreign currencies, changes in the value of those countries' currencies relative to the U.S. dollar may affect the value of those investments. These changes may occur in response to events unrelated to the value of the security in the issuer's home country.FMR may use certain techniques, such as forward contracts or futures contracts, to manage these risks. However, FMR cannot assure that these techniques will be effective.




A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

A futures contract is an obligation to buy or sell an asset on a specified future date, or to pay or receive money based on the value of some security, securities index or currency on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

A derivative is a financial instrument whose value is based on (derived from) changes in the value of something else, such as a currency, an interest rate or a security.

  Forward Contracts and Futures Contracts

   Structured Equity attempts to avoid the risk of an unfavorable shift in currency rates by entering into forward contracts or buying or selling futures contracts. In so doing, the Series will also give up the opportunity for gain from a favorable shift in currency rates. The Series may also purchase futures contracts to maintain exposure to the broad equity markets.

   If the price of a futures contract changes more than the price of the security or index on which the contract is based, Structured Equity could make or lose more money than if it had invested directly in the underlying security. This added volatility increases the risk of these investments. In addition, investors may be unwilling to buy or sell futures contracts under some market conditions. If this happens, Structured Equity might not be able to close out futures transactions without incurring substantial losses.

Portfolio Management

While FMR is the subadviser to Structured Equity, the day-to-day investment management decisions for the Series will be made by FMR Co., Inc. (''FMRC"), which serves as sub-subadviser to Structured Equity. FMRC is a wholly-owned subsidiary of FMR. As of December 31, 2002, FMR and its affiliates managed approximately $888 billion in assets. FMR's address is 82 Devonshire Street, Boston, MA 02109.

Robert Macdonald is the Portfolio Manager of Structured Equity. Mr. Macdonald is a Senior Vice President and Portfolio Manager and has been associated with FMRC since January 2000 and with FMR from 1985 through 2000.

Structured Equity pays MetLife Advisers an investment advisory fee at the annual rate of 0.70% for the first $200 million of Structured Equity's average daily net assets, 0.65% for the next $300 million, 0.60% for the next $1.5 billion and 0.55% for amounts over $2 billion. For the year ended December 31, 2002, Structured Equity paid MetLife Advisers an investment advisory fee of 0.67% of Structured Equity's average daily net assets.

                      Harris Oakmark Focused Value Series

Investment Objective

   The investment objective of the Harris Oakmark Focused Value Series ("Focused Value") is long-term capital appreciation.

Principal Investment Strategies

Harris Associates L.P. ("Harris"), subadviser to Focused Value, invests Focused Value's assets, under normal circumstances, primarily in common stocks of U.S. companies. Focused Value is a "non-diversified fund," which means that it may hold at any one time securities of fewer issuers compared to a "diversified fund." Focused Value could own as few as 12 securities, but generally will have 15 to 20 securities in its portfolio. Harris will normally invest at least 65% of Focused Value's total assets in equity securities of companies with public stock market capitalizations within the range of the market capitalization of companies considered to be midcap stocks by Morningstar, Inc. As of December 31, 2002, this capitalization range was $1.3 billion to $7.8 billion. This capitalization range will change over time due to changes in the value of U.S. stocks. Harris may invest up to 25% of Focused Value's total assets in fixed-income securities, including investment grade securities and high yield debt.

   Harris uses a value investment style in selecting equity securities for Focused Value. Harris believes that, over time, a company's stock price converges with its true business value. By "true business value," Harris means its estimate of the price a knowledgeable buyer would pay to acquire the entire business. Harris believes that by investing in equity securities priced significantly below what Harris believes is the true business value presents the best opportunity to achieve Focused Value's investment objective.

   Harris' value strategy also emphasizes investing for the long-term, which means that Focused Value will generally own the stock of companies in which it invests for at least two to three years, although Harris may use short-term trading strategies as well.

  Stock Selection

   Harris uses this value philosophy to identify companies that it believes have discounted stock prices compared to the companies' true business values.

   In assessing such companies, Harris looks for the following characteristics, although not all of the companies selected will have these attributes:

   . Free cash flows and intelligent investment of excess cash.

   . Earnings that are growing and reasonably predictable.

   . High level of manager ownership.





Investment grade: Moody's and Standard & Poor's are rating agencies that assign a "credit rating" to fixed-income securities and issuers based on the agency's evaluation of the risk that the issuer will default on its obligations. Securities or issuers that earn one of the top four ratings from Moody's or Standard & Poor's (or any other nationally recognized agency) are considered "investment grade." In this Registration Statement, unrated securities that, in the subadviser's judgment, are of similar quality to other securities rated investment grade are also referred to as "investment grade."

Fixed-income securities that are below investment grade quality are referred to as high yield debt (commonly known as "junk bonds"). High yield debt is typically riskier than investment grade securities.

   Harris focuses on individual companies in making its investment decisions rather than on specific economic factors or specific industries. In order to select those companies that meet the criteria described above, Harris uses in-house research to analyze each company. As part of this selection process, its analysts typically visit companies and talk to various industry sources.

   The chief consideration in the selection of stocks is the size of the discount of a company's stock price compared to Harris' view of the company's true business value. Once Harris determines that a stock is selling at a significant discount (typically 60%) to Harris' view of its estimated worth, and the company has certain of the additional qualities mentioned above, Harris generally will consider buying that stock. Harris usually sells when the company's stock price approaches 90% of Harris' view of its estimated worth. This process allows Harris to set specific "buy" and "sell" targets for each stock held by Focused Value. Harris also monitors Focused Value's holdings, and, if warranted, adjusts a stock's price target to reflect changes in a company's characteristics.

Principal Investment Risks

   Investing in Focused Value involves risks. Focused Value may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of Focused Value include:

   . A general decline in the U.S. stock markets or fixed-income securities markets.

   . Poor performance of individual stocks held by Focused Value, of midcap stocks, or of value stocks in general.

   . Potentially rapid price changes (volatility) of equity securities.

   . Poor performance of fixed-income securities held by Focused Value, which may be due to interest rate risk or credit risk.

   . The risks associated with a "non-diversified" fund. If the stocks in which Focused Value invests perform poorly, the Series could incur greater losses than if it had invested in a larger number of stocks.

More About Investment Strategies and Risks

  Equity Securities

   In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

   Investment Style Risk. The price of value stocks may fall, or simply may not increase very much, if the market does not agree with the subadviser's view of the value of the stock. Value stocks may not perform as well as growth stocks or as the stock market in general.

   Market Capitalization. The stocks of midcap companies involve potentially greater risks and higher volatility than those of larger companies. Midcap stocks do not always have as much growth potential as smaller capitalization stocks.

   Non-Diversification. Investing in a limited number of stocks may increase the volatility of Focused Value's investment performance as compared to funds that invest in a larger number of stocks. If the stocks in which Focused Value invests perform poorly, Focused Value could incur greater losses than if it had invested in a larger number of stocks.

  Fixed-income Securities

   Fixed-income securities involve both credit risk and market risk, which includes interest rate risk. Some fixed-income securities also involve the risk that an issuer will repay the principal or repurchase the security before it matures. If this happens, the holder will no longer receive any interest on that security. The holder could buy another security, but that other security might pay a lower interest rate. Also, if the holder paid a premium when it bought the security, the holder may receive less from the issuer than it paid for the security.

  High Yield Debt

   High yield debt has a higher credit risk and market risk than investment grade fixed-income securities. Issuers could have high credit risk for many reasons, including problems with product development, distribution or competition in their markets or a high degree of leverage. High yield debt has higher market risk for a variety of reasons, including greater sensitivity to interest rate changes and economic downturns, and the difficulty some issuers may have when trying to obtain additional financing. Also, high yield debt may be difficult to value, and if other investors believe that a certain issuer's securities are overvalued, the holder may be unable to sell those securities for what it believes is an adequate price.


Credit risk is the risk that the security's issuer will not pay the interest, dividends or principal that it has promised to pay.

Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors.

Interest rate risk reflects the fact that the values of fixed-income securities tend to fall as interest rates rise. When interest rates go down, interest earned on fixed-income securities will tend to decline.

Some securities pay a higher interest rate than the current market rate. An investor may have to pay more than the security's principal to compensate the seller for the value of higher interest rate. This additional payment is a premium.


Leverage in this context is a measure of how much a company has borrowed in relation to its shareholders' equity.

Portfolio Management

Harris also serves as investment adviser to individuals, trusts, retirement plans, endowments and foundations, and manages numerous private partnerships. Together with a predecessor, Harris has advised and managed mutual funds since 1970. As of December 31, 2002, Harris manages approximately $30.1 billion in assets. Harris' address is Two North LaSalle Street, Chicago, Illinois 60602-3790.

William C. Nygren, CFA, Henry Berghoef, CFA and Floyd J. Bellman, CFA are co-portfolio managers of Focused Value. Mr. Nygren joined Harris as an analyst in 1983, and was Harris' Director of Research from September 1990 to April 1998. Previously, he was an analyst with Northwestern Mutual Life Insurance Company. Mr. Berghoef has been a senior analyst at Harris since 1994. He was an analyst at Kirr, Marbach & Co. from 1990 to 1993 and an analyst at Geico Corporation from 1985 to 1990. Mr. Bellman joined Harris in

1995 and has over 20 years of investment experience. Prior to joining Harris, he was a Vice President and Senior Portfolio Manager at Harris Trust and Savings Bank.

   Focused Value pays MetLife Advisers an investment advisory fee at the annual rate of 0.75% of the Series' average daily net assets. For the year ended December 31, 2002, Focused Value paid MetLife Advisers an investment advisory fee at the same rate.
                                       49

                            Jennison Growth Series

Investment Objective

The investment objective of the Jennison Growth Series ("Jennison Growth") is long-term growth of capital.

Principal Investment Strategies

Jennison Associates LLC ("Jennison"), subadviser to Jennison Growth, will normally invest at least 65% of the Series' assets in equity and equity-related securities of U.S. companies that exceed $1 billion in market capitalization and that Jennison believes have strong capital appreciation potential. These companies are generally considered to be in the medium-to-large capitalization range. The Series may invest in common stocks, preferred stocks, convertible stocks, and equity interests in partnerships, joint ventures and other noncorporate entities. Jennison Growth may also invest in warrants and similar rights that can be exercised for equity securities. Jennison Growth may invest up to 20% of its assets in money market instruments, U.S. government securities and derivatives. Jennison Growth may invest up to 20% of its total assets in foreign securities. The 20% limitation on foreign securities does not include American Depositary Receipts ("ADRs") and other similar securities trading on U.S. exchanges or markets, through which the Series may also have exposure to foreign currencies.

  Stock Selection

Jennison follows a highly disciplined investment selection and management process of identifying companies that show superior absolute and relative earnings growth and also are attractively valued. Earnings predictability and confidence in earnings forecasts are important parts of the selection process. Securities in which Jennison Growth invests have historically been more volatile than the S&P 500 Index. Also, companies that have an earnings growth rate higher than that of the average S&P 500 company tend to reinvest their earnings rather than distribute them, so Jennison Growth is not likely to receive significant dividend income on its portfolio securities.

Jennison Growth's portfolio managers invest in medium-to-large companies experiencing some or all of the following: above-average revenue and earnings per share growth, strong market position, improving profitability and distinctive attributes such as unique marketing ability, strong research and development and productive new product flow, and financial strength. Such companies generally trade at high prices relative to their current earnings. Jennison Growth will consider selling or reducing a stock position when, in the opinion of Jennison, the stock has experienced a fundamental disappointment in earnings; it has reached an intermediate-term price objective and its outlook no longer seems sufficiently promising; a relatively more attractive stock emerges; or the stock has experienced adverse price movement.

Principal Investment Risks

Investing in Jennison Growth involves risks. Jennison Growth may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of Jennison Growth include:

   . A general decline in U.S. or foreign stock markets.

   . Poor performance of individual stocks held by Jennison Growth, or of growth stocks in general.

   . Potentially rapid price changes (volatility) of equity securities.

   . The risks associated with investment in foreign securities. Foreign securities may be subject to less regulation and additional regional, national and currency risk.

More About Investment Strategies and Risks

  Equity Securities

In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

Investment Style Risk. The prices of growth stocks may be more sensitive to changes in current or expected earnings than the prices of other stocks. Growth stocks may not perform as well as value stocks or the stock market in general.

   Market Capitalization. The stocks of medium capitalization companies involve potentially greater risks and higher volatility than those of larger companies. Medium capitalization stocks do not always have as much growth potential as smaller capitalization stocks.

  Foreign Securities

In addition to the risks associated with securities generally, foreign securities present additional risks.

Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of the Series' investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

Regional and National Risk. News and events unique to particular regions and foreign countries may affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.

Currency Risk. As many investments in foreign countries are denominated in foreign currencies, changes in the value of those countries' currencies relative to the U.S. dollar may affect the value of those investments. These changes may occur in response to events unrelated to the value of the security in the issuer's home country. Jennison may use certain techniques, such as forward contracts or futures contracts, to manage these risks. However, Jennison cannot assure that these techniques will be effective.

  Forward Contracts and Futures Contracts

   The Series may seek to avoid the risk of an unfavorable shift in currency rates by entering into forward contracts or buying or selling futures contracts or options on futures contracts. In so doing, the Series will also give up the opportunity for gain from a favorable shift in currency rates.

Portfolio Management

As of December 31, 2002, Jennison had approximately $47.9 billion in assets under management for institutional, mutual fund and managed account clients. Jennison's address is 466 Lexington Avenue, New York, New York 10017.

Spiros "Sig" Segalas, Kathleen McCarragher and Michael Del Balso are the portfolio managers of Jennison Growth. Mr. Segalas is a founding member, a Director, President and the Chief Investment Officer of Jennison. He has been in the investment business for over 41 years. Kathleen McCarragher, Director and Executive Vice President of Jennison, is also Jennison's Domestic Equity Investment Specialist. Ms. McCarragher has been in the investment business since 1982. Prior to joining Jennison in 1998, Ms. McCarragher spent six years with Weiss, Peck & Greer where she was a managing director and the Director of Large Cap Growth Equities. Michael Del Balso, Director and Executive Vice President of Jennison, is also Jennison's Director of Equity Research. Mr. Del Balso has been in the investment business since 1968. He joined Jennison in 1972 after four years with White, Weld & Company, where he was a Vice President.

Jennison Growth pays MetLife Advisers an investment advisory fee at the annual rate of 0.70% for the first $200 million of the Series' average daily net assets, 0.65% for the next $300 million, 0.60% for the next $1.5 billion and 0.55% for amounts over $2 billion. From May 1, 2002 to December 31, 2002, Jennison Growth paid MetLife Advisers annualized investment advisory fees equal to 0.68% at Jennison Growth's average daily net assets.


A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

A futures contract is an obligation to buy or sell an asset on a specified future date or an obligation to pay or receive money based on the value of some security, securities index or currency on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

A derivative is a financial instrument whose value is based on (derived from) changes in the value of something else, such as a currency, an interest rate or a security.

                        Loomis Sayles Small Cap Series

Investment Objective

   The investment objective of the Loomis Sayles Small Cap Series ("Small Cap") is long-term capital growth from investments in common stocks or other equity securities.

Principal Investment Strategies

   Loomis, Sayles & Company, L.P. ("Loomis Sayles"), subadviser to the Series, will, under normal circumstances, invest at least 80% of Small Cap's assets in equity securities of companies with market capitalizations that fall, at the time of purchase, within the capitalization range of the Russell 2000 Index, an index that tracks stocks of 2,000 of the smallest U.S. companies. You will receive 60 days prior notice if this 80% minimum is going to change. The Series may invest the rest of its assets in larger companies. Loomis Sayles may invest up to 20% of Small Cap's assets in securities of foreign issuers, including emerging markets securities. Small Cap invests in both value and growth stocks. Loomis Sayles typically does not consider current income when making buy/sell decisions.

  Stock Selection

   Loomis Sayles begins with a universe of approximately 2,000 of the smallest U.S. companies that generally fall within the market capitalization range of the Russell 2000 Index.

   Value Stocks. Loomis Sayles may invest in stocks of companies which it believes are undervalued by the market in relation to earnings, dividends, assets and growth prospects. Small Cap may also invest in companies that have suffered significant business problems but that Loomis Sayles believes have favorable prospects for recovery.

   Growth Stocks. When investing in growth stocks, Loomis Sayles seeks companies that have distinctive products, technologies, or services; dynamic earnings growth; prospects for a high level of profitability; and solid management.

Principal Investment Risks

   Investing in Small Cap involves risks. Small Cap may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of Small Cap include:

   . A general decline in U.S. or foreign stock markets.

   . Poor performance of individual stocks held by Small Cap.

   . Potentially rapid price changes (volatility) of equity securities.

   . Poor performance of small capitalization issuers relative to the performance of issuers with larger capitalizations.

   . The risks associated with investments in foreign securities. Foreign securities may be subject to less regulation and additional regional, national and currency risk. These risks are increased for emerging market securities.

More About Investment Strategies and Risks

  Equity Securities

   In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

   Investment Style Risk. The prices of growth stocks may be more sensitive to changes in current or expected earnings than the prices of other stocks. The price of a value stock may fall, or simply may not increase very much, if the market does not agree with the subadviser's view of the value of the stock. Small Cap may not perform as well as a fund which invests in only value or growth stocks.

   Market Capitalization. The stocks of small capitalization companies may underperform the broad equity markets and may be more volatile than other stocks.

   Real Estate Investment Trusts (REITs). One category of equity securities in which Small Cap invests is REITs. REITs are generally categorized as equity REITs or mortgage REITs, although some REITs have characteristics of both classifications. Equity REITs invest directly in real property and receive income from rent collection and sale of those properties. These REITs may decline in value when the property they own declines in value. Mortgage REITs invest in real estate mortgages and receive income from interest payments on those mortgages. These REITs are particularly subject to credit risk and market risk, although equity REITs are also subject to market risk.

   Rule 144A Securities. Small Cap may invest in Rule 144A securities, which are privately offered securities that can be resold only to certain qualified institutional buyers. A Rule 144A security is treated as illiquid unless Loomis Sayles determines, under guidelines established by the Fund's trustees, that it is liquid.

   Mutual Funds and Exchange Traded Funds. Small Cap may invest in mutual funds and exchange traded funds ("ETFs"). ETFs, such as iShares and SPDRs, are similar to mutual funds in that they are pools of securities. Since the value of a mutual fund or ETF is based on the value of the individual securities it holds, the value of a Series' investment in the mutual fund or ETF will fall if the value of the underlying securities declines. Small Cap will bear its proportionate share of the mutual fund's or ETF's fees and expenses.-




Credit risk is the risk that the security's issuer will not pay the interest, dividends or principal that it has promised to pay.

Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors.

  Foreign Securities

   In addition to the risks associated with securities generally, foreign securities present additional risks.

   Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of Small Cap's investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

   Regional and National Risk. News and events unique to particular regions and foreign countries may affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.

   Currency Risk. As many investments in foreign countries are denominated in foreign currencies, changes in the value of those countries' currencies relative to the U.S. dollar may affect the value of those investments. These changes may occur in response to events unrelated to the value of the security in the issuer's home country. Loomis Sayles may use certain techniques, such as forward contracts or futures contracts, to manage these risks. However, Loomis Sayles cannot assure that these techniques will be effective.

  Emerging Markets

   Small Cap may invest in emerging markets, which are generally located in the Asia-Pacific Region, Eastern Europe, Latin and South America and Africa. In addition to the risks of foreign securities described above (which are potentially greater for emerging markets securities than for other foreign securities), emerging markets securities may be subject to other risks, including increased risks of reduced liquidity, high inflation rates, political uncertainty, high administrative and regulatory costs, repatriation of income and less advantageous investment terms relative to foreign nationals.

  Forward Contracts and Futures Contracts

   Small Cap may attempt to avoid the risk of an unfavorable shift in currency rates by entering into forward contracts or buying or selling futures contracts or options on futures contracts. In so doing, Small Cap will also give up the opportunity for gain from a favorable shift in currency or interest rates. Small Cap may also purchase futures contracts (or options on futures contracts) to maintain exposure to the broad equity markets.

   If the price of a futures contract changes more than the price of the security or index on which the contract is based, Small Cap could make or lose more money than if it had invested directly in the underlying security. This added volatility increases the risk of these investments. In addition, investors may be unwilling to buy or sell futures contracts under some market conditions. If this happens, Small Cap might not be able to close out futures transactions without incurring substantial losses.

A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

A futures contract is an obligation to buy or sell an asset on a specified future date, or to pay or receive money based on the value of some security, securities index or currency on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

A derivative is a financial instrument whose value is based on (derived from) changes in the value of something else, such as a currency, an interest rate or a security.

Portfolio Management

   Loomis Sayles has been in the investment management business since 1926. As of December 31, 2002, Loomis Sayles managed approximately $54.8 billion in assets. Loomis Sayles' address is One Financial Center, Boston, Massachusetts 02110.

   Christopher R. Ely and Joseph R. Gatz are the lead Portfolio Managers of Small Cap. The other Portfolio Managers are Philip C. Fine, David L. Smith, and Daniel G. Thelen.

   Mr. Gatz, a Vice President of Loomis Sayles, joined Loomis Sayles as a Portfolio Manager in 1999 and has co-managed Small Cap since January 2000. From 1993 until he joined Loomis Sayles, Mr. Gatz was a Portfolio Manager at Banc One Investment Advisers Corporation and certain of its corporate predecessors. Messrs. Ely, Fine and Smith, each a Vice President of Loomis Sayles, have co-managed Small Cap since April 1999. Mr. Thelen, a Vice President of Loomis Sayles, has co-managed Small Cap since April 2000. Messrs. Ely, Fine, Smith and Thelen have been employed by Loomis Sayles for over 5 years.

   Small Cap pays MetLife Advisers an investment advisory fee at the annual rate of 0.90% for the first $500 million of the Series' average daily net assets and 0.85% for amounts over $500 million. For the year ended December 31, 2002, Small Cap paid MetLife Advisers an investment advisory fee of 0.90% of Small Cap's average daily net assets.

                          MFS Investors Trust Series

Investment Objective

   The investment objective of the MFS Investors Trust Series (formerly, MFS Investors Series) ("Investors Trust") is long-term growth of capital with a secondary objective to seek reasonable current income.

Principal Investment Strategies

Massachusetts Financial Services Company ("MFS"), subadviser to Investors Trust, ordinarily invests at least 65% of the net assets of Investors Trust in equity securities, including preferred stocks and fixed-income securities convertible into equity securities. Although the Series may invest in companies of any size, Investors Trust focuses on companies with large market capitalizations (greater than $5 billion) that MFS believes have sustainable growth prospects and attractive valuations based on current and expected earnings or cash flow. Investors Trust will also seek to generate gross income equal to approximately 90% of the dividend yield on the S&P 500 Index. MFS may also invest up to 20% of the net assets of Investors Trust in foreign securities, including American Depositary Receipts ("ADRs"), through which it may have exposure to foreign currencies. The Series may also invest in fixed-income securities.

  Stock Selection

   MFS uses a bottom-up, as opposed to a top-down, investment style in managing Investors Trust. This means that MFS selects securities based upon fundamental analysis (such as an analysis of earnings, cash flows, competitive position and management's abilities) performed by the portfolio manager and MFS' large group of equity research analysts.

Principal Investment Risks

   Investing in Investors Trust involves risks. Investors Trust may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of Investors Trust include:

   . A general decline in U.S. or foreign stock markets or fixed-income security markets.

   . Poor performance of individual equity securities held by Investors Trust or of large capitalization stocks in general.

   . Potentially rapid price changes (volatility) of equity securities.

   . Poor performance of fixed-income securities held by Investors Trust, which may be due to interest rate risk or credit risk.

   . The risks associated with investments in foreign securities. Foreign securities may be subject to less regulation and additional regional, national and currency risk.

More About Investment Strategies and Risks

  Equity Securities

   In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

   Market Capitalization. The stocks of large capitalization companies do not always have as much growth potential as smaller and medium capitalization stocks.

  Fixed-income Securities

   Fixed-income securities involve both credit risk and market risk, which includes interest rate risk. Some fixed-income securities also involve the risk that an issuer will repay the principal or repurchase the security before it matures. If this happens, the holder will no longer receive any interest on that security. The holder could buy another security, but that other security might pay a lower interest rate. Also, if the holder paid a premium when it bought the security, the holder may receive less from the issuer than it paid for the security.

  Rule 144A Securities

   The Series may invest in Rule 144A securities, which are privately offered securities that can be resold only to certain qualified institutional buyers. A Rule 144A security is treated as illiquid unless MFS determines, under guidelines established by the Fund's trustees, that it is liquid.

  Foreign Securities

   In addition to the risks associated with securities generally, foreign securities present additional risks.

   Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of the Series' investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

   Regional and National Risk. News and events unique to particular regions and foreign countries may affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.



Credit risk is the risk that the security's issuer will not pay the interest, dividends or principal that it has promised to pay.

Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors.

Interest rate risk reflects the fact that the values of fixed-income securities tend to fall as interest rates rise. When interest rates go down, interest earned on fixed-income securities will tend to decline.

Some securities pay a higher interest rate than the current market rate. An investor may have to pay more than the security's principal to compensate the seller for the value of the higher interest rate. This additional payment is a premium.

   Currency Risk. As many investments in foreign countries are denominated in foreign currencies, changes in the value of those countries' currencies relative to the U.S. dollar may affect the value of those investments. These changes may occur in response to events unrelated to the value of the security in the issuer's home country. MFS may use certain techniques, such as forward contracts or futures contracts, to manage these risks. However, MFS cannot assure that these techniques will be effective.

  Forward Contracts and Futures Contracts

Investors Trust may attempt to avoid the risk of an unfavorable shift in currency rates and interest rates by entering into forward contracts or buying or selling futures contracts. In so doing, Investors Trust will also give up the opportunity for gain from a favorable shift in currency rates or interest rates. Investors Trust may also purchase futures contracts to maintain exposure to the broad equity markets or fixed income markets.

   If the price of a futures contract changes more than the price of the security or index on which the contract is based, Investors Trust could make or lose more money than if it had invested directly in the underlying security. This added volatility increases the risk of these investments. In addition, investors may be unwilling to buy or sell futures contracts under some market conditions. If this happens, Investors Trust might not be able to close out futures transactions without incurring substantial losses.

A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

A futures contract is an obligation to buy or sell an asset on a specified future date, or to pay or receive money based on the value of some security, securities index or currency on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

A derivative is a financial instrument whose value is based on (derived from) changes in the value of something else, such as a currency, an interest rate or a security.

Portfolio Management

   As of December 31, 2002, MFS managed approximately $112.5 billion in assets. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

   Investors Trust is managed by a team of portfolio managers comprised of John
D. Laupheimer, Jr., a Senior Vice President of MFS, and Brooks Taylor, a Vice President of MFS. Mr. Laupheimer has been employed by MFS in the investment management area since 1981. Mr. Taylor has been employed in the investment management area of MFS since 1996.

   Investors Trust pays MetLife Advisers an investment advisory fee at the annual rate of 0.75% of the Series' average daily net assets. For the year ended December 31, 2002, Investors Trust paid MetLife Advisers an investment advisory fee at the same rate.

                         MFS Research Managers Series

Investment Objective

   The investment objective of the MFS Research Managers Series ("Research Managers") is long-term growth of capital.

Principal Investment Strategies

   Massachusetts Financial Services Company ("MFS"), subadviser to Research Managers, invests at least 80% of the net assets of Research Managers in equity securities, including preferred stocks and fixed-income securities convertible into equity securities. The Series invests primarily in companies that MFS believes possess better than average prospects for long-term growth and attractive valuations. MFS may also invest up to 20% of the net assets of the Series in foreign securities, including American Depositary Receipts ("ADRs"), through which it may have exposure to foreign currencies, and emerging markets. The Series may invest in investment grade fixed-income securities and high yield debt.

  Stock Selection

   A committee of investment research analysts selects portfolio securities for Research Managers. This committee includes investment analysts employed by MFS and MFS investment advisory affiliates. The committee first allocates assets among various industries. Individual analysts are then responsible for selecting what they view as the securities best suited to meet the investment objective of Research Managers from within their assigned industry responsibility. The analysts focus on companies that they believe have favorable prospects for long-term growth, attractive valuations based on current and expected earnings or cash flow, dominant or growing market share and superior management. Research Managers may invest in companies of any size and its investments may include securities traded on securities exchanges or in the over-the-counter markets.

Principal Investment Risks

   Investing in Research Managers involves risks. Research Managers may not perform as well as other investments, and it is possible for investors to lose money. Factors that could harm the investment performance of Research Managers include:

   . A general decline in U.S. or foreign stock markets or fixed-income security markets.

   . Poor performance of individual equity securities held by Research Managers.

   . Poor performance of fixed-income securities held by Research Managers, which may be due to interest rate risk or credit risk.


Investment grade: Moody's and Standard & Poor's are rating agencies that assign a "credit rating" to fixed-income securities and issuers based on the agency's evaluation of the risk that the issuer will default on its obligations. Securities or issuers that earn one of the top four ratings from Moody's or Standard & Poor's (or any other nationally recognized rating agency) are considered "investment grade." In this Registration Statement, unrated securities that, in the subadviser's judgment, are of similar quality to other securities rated investment grade are also referred to as "investment grade."

Fixed-income securities that are below investment grade quality are referred to as high yield debt (commonly known as "junk bonds"). High yield debt is typically riskier than investment grade securities.

   . Potentially rapid price changes (volatility) of equity securities.

   . The risks associated with investments in foreign securities. Foreign securities may be subject to less regulation and additional regional, national and currency risk. These risks are increased for emerging market securities.

More About Investment Strategies and Risks

  Equity Securities

   In general, equity securities are considered more volatile than fixed-income securities. The prices of equity securities will rise and fall in response to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular companies (news about the success or failure of a new product, for example).

  Fixed-income Securities

   Fixed-income securities involve both credit risk and market risk, which includes interest rate risk. Some fixed-income securities also involve the risk that an issuer will repay the principal or repurchase the security before it matures. If this happens, the holder will no longer receive any interest on that security. The holder could buy another security, but that other security might pay a lower interest rate. Also, if the holder paid a premium when it bought the security, the holder may receive less from the issuer than it paid for the security.

  Rule 144A Securities

   Research Managers may invest in Rule 144A securities, which are privately offered securities that can be resold only to certain qualified institutional buyers. A Rule 144A security is treated as illiquid unless MFS determines, under guidelines established by the Fund's trustees, that it is liquid.

  Foreign Securities

   In addition to the risks associated with securities generally, foreign securities present additional risks.

   Regulation and Access to Information. Changes in foreign countries' laws may harm the performance and liquidity of the Series' investments in those countries. Additionally, many countries have less stringent financial reporting requirements than the United States, so it may be difficult to obtain information to evaluate the business potential of foreign issuers.

   Regional and National Risk. News and events unique to particular regions and foreign countries may affect non-U.S. markets and issuers. These same events may not affect the U.S. economy or similar issuers located in the United States in the same manner. As





Credit risk is the risk that the security's issuer will not pay the interest, dividends or principal that it has promised to pay.

Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors.

Interest rate risk reflects the fact that the values of fixed-income securities tend to fall as interest rates rise. When interest rates go down, interest earned on fixed-income securities will tend to decline.

Some securities pay a higher interest rate than the current market rate. An investor may have to pay more than the security's principal to compensate the seller for the value of the higher interest rate. This additional payment is a premium.

a result, movements in the prices of foreign securities may not correlate with the prices of U.S. securities.

   Currency Risk. As many investments in foreign countries are denominated in foreign currencies, changes in the value of those countries' currencies relative to the U.S. dollar may affect the value of those investments. These changes may occur in response to events unrelated to the value of the security in the issuer's home country. MFS may use certain techniques, such as forward contracts, or futures contracts to manage these risks. However, MFS cannot assure that these techniques will be effective.

  Emerging Markets

   Research Managers may invest in emerging markets, which are generally located in the Asia-Pacific Region, Eastern Europe, Latin and South America and Africa. In addition to the risks of foreign securities described above (which are potentially greater for emerging markets securities than for other foreign securities), emerging markets securities may be subject to other risks, including increased risks of reduced liquidity, high inflation rates, political uncertainty, high administrative and regulatory costs, repatriation of income and less advantageous investment terms relative to foreign nationals.

  Forward Contracts and Futures Contracts

   Research Managers may attempt to avoid the risk of an unfavorable shift in currency or interest rates by entering into forward contracts or buying or selling futures contracts or options on futures contracts. In so doing, Research Managers will also give up the opportunity for gain from a favorable shift in currency or interest rates. Research Managers may also purchase futures contracts (or options on futures contracts) to maintain exposure to the broad fixed income markets.

   If the price of a futures contract changes more than the price of the security or index on which the contract is based, Research Managers could make or lose more money than if it had invested directly in the underlying security. This added volatility increases the risk of these investments. In addition, investors may be unwilling to buy or sell futures contracts under some market conditions. If this happens, the Series might not be able to close out futures transactions without incurring substantial losses.

  High Yield Debt

   High yield debt has a higher credit risk and market risk than investment grade fixed-income securities. Issuers could have high credit risk for many reasons, including problems with product development, distribution or competition in their markets or a high degree of leverage. High yield debt has higher market risk for a variety of reasons, including greater sensitivity to interest rate changes and economic downturns, and the difficulty some issuers may have when trying to obtain additional financing. Also, high yield debt may be difficult to value, and if other investors believe that a certain issuer's securities are overvalued, the holder may be unable to sell those securities for what it believes is an adequate price.



A forward contract is an agreement to buy or sell securities or currencies on a specified future date at a specific price.

A futures contract is an obligation to buy or sell an asset on a specified future date, or to pay or receive money based on the value of some security, securities index or currency on a specified future date. Typically, futures contracts are traded on an exchange (rather than entered into between two parties). Futures contracts are one kind of derivative.

A derivative is a security, the value of which is based on (derived from) the movement of an underlying instrument. This instrument could be the price of another security or other asset or an interest rate, among other things.



Leverage in this context is a measure of how much a company has borrowed in relation to its shareholders' equity.

Portfolio Management

   As of December 31, 2002, MFS managed approximately $112.5 billion in assets worldwide. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

   Research Managers is managed by a team of equity research analysts.

   Research Managers pays MetLife Advisers an investment advisory fee at the annual rate of 0.75% of the Series' average daily net assets. For the year ended December 31, 2002, Research Managers paid MetLife Advisers an investment advisory fee at the same rate.

                             Zenith Equity Series

Investment Objective

   The investment objective of the Zenith Equity Series is long-term capital appreciation.

Principal Investment Strategies

   The Zenith Equity Series ("Zenith Equity") seeks to achieve its investment objective by investing in three other Series of the Fund. MetLife Advisers invests Zenith Equity's assets equally among Capital Guardian U.S. Equity Series ("U.S. Equity"), Jennison Growth Series ("Jennison Growth") and FI Structured Equity Series ("Structured Equity") (together, the "Underlying Series"). MetLife Advisers maintains this equal division of assets among the Underlying Series by rebalancing Zenith Equity's assets each fiscal quarter. Zenith Equity will invest at least 80% of its assets in equity securities. You will receive 60 days prior notice if this 80% minimum is going to change. Each Underlying Series has a different subadviser that will use a separate set of investment strategies, exposing each Underlying Series to its own investment risks.

   Zenith Equity will pay its share of each Underlying Series' expenses, as well as Zenith Equity's own expenses. This may result in certain duplications of expenses.

Investment Objectives of the Underlying Series

   U.S. Equity: long-term growth of capital.

   Jennison Growth: long-term growth of capital.

   Structured Equity: long-term growth of capital.

For further information about the Underlying Series, including those Series' principal investment strategies and risks, please see the sections of this Registration Statement pertaining to each Underlying Series.

Portfolio Management

MetLife Advisers, investment adviser to all the Series of the Fund, manages Zenith Equity directly without a subadviser. As of December 31, 2002, MetLife Advisers managed approximately $15.6 billion in assets. MetLife Advisers' address is 501 Boylston Street, Boston, Massachusetts 02116.

For the year ended December 31, 2002, Zenith Equity paid MetLife Advisers an investment advisory fee of 0.25% of Zenith Equity's average daily net assets. Effective May 1, 2002, Zenith Equity does not pay MetLife Advisers an investment advisory fee for its services, but indirectly pays Metlife Advisers an investment advisery fee through its investment in the Underlying Series.

                 Section III--Other Information about the Fund

As noted above, the information provided in this Registration Statement relates to the Fund's operations and investment characteristics as of April 30, 2003. The Fund will have no investment operations or outstanding shares after the closing of the Transactions (as defined above) on May 1, 2003.

Investment Advisory Services

   MetLife Advisers serves as the investment adviser of the Fund. MetLife Advisers is located at 501 Boylston Street, Boston, Massachusetts 02116. Each Series except Zenith Equity pays MetLife Advisers an investment advisory fee. For each Series except Zenith Equity, MetLife Advisers has contracted with subadvisers to make the day-to-day investment decisions for each Series and MetLife Advisers pays each subadviser's fees. MetLife Advisers is responsible for overseeing the subadvisers and for hiring and replacing subadvisers, subject to approval by the Board of Trustees of the Fund. MetLife Advisers also provides a full range of administrative and accounting services to the Fund. An indirect wholly-owned subsidiary of Metropolitan Life owns all of the voting securities of MetLife Advisers.

Adviser/Subadviser Relationship

   The Fund has received an exemptive order from the Securities and Exchange Commission that permits MetLife Advisers to enter into new subadvisory agreements with either a current or a new subadviser that is not an affiliate of the Fund or MetLife Advisers, without obtaining shareholder approval. The Fund's Board of Trustees must approve any new subadvisory agreements under this order, and the Fund must comply with certain other conditions.

   The exemptive order also permits the Fund to continue to employ an existing subadviser, or to amend an existing subadvisory agreement, without shareholder approval after events that would otherwise require a shareholder vote. Any new or amended subadvisory agreement must be approved by the Board of Trustees. The Fund will notify shareholders of any subadviser changes and any other event of which notification is required under the order.

Some of the Series have names and investment objectives that are very similar to certain publicly available mutual funds that are managed by the same subadvisers. These Series are not those publicly available mutual funds and will not have the same performance. Different performance will result from such factors as different implementation of investment policies, different cash flows into and out of the Series, different fees and different sizes.

Purchase and Redemption of Shares

   Shares are sold and redeemed at a price equal to their net asset value without any sales charge. The Fund has adopted a Distribution and Services Plan under Rule 12b-1 of the Investment Company Act of 1940 for the Fund's Class B shares and Class E shares (the "12b-1 Plan"). The Fund has entered into a Distribution Agreement with New England Securities Corporation as distributor (the "Distributor"). Under the Distribution Agreement, the Class B shares and Class E shares of the Fund each pay a service fee, accrued daily and paid monthly. The Distributor uses the service fees to compensate certain other parties for providing personal and account maintenance services relating to the Class B shares and Class E shares of a Series. These other parties may include the insurance companies (or their affiliates) that have established the Separate Accounts and other broker-dealers and financial intermediaries. The Distribution Agreement provides for an annual service fee equal to 0.25% of the average daily net assets of the Class B shares of each Series and an annual service fee equal to 0.15% of the average daily net assets of the Class E shares of each Series. These fees will increase the cost of investing over time. Under the 12b-1 Plan, the Trustees are authorized, without a shareholder vote, to increase the service fee payable by any class of a Series to 0.25%, and to implement a separate distribution fee for any class of a Series of up to 0.25% of the average daily net assets of such class.

The Series are not designed for market timers, or large or frequent transfers. The Fund may restrict or refuse purchases or exchanges by market timers. A beneficial owner of shares will be considered a market timer by the Fund if the beneficial owner has (a) requested an exchange out of a Series within two weeks of an earlier exchange request for the same Series, or (b) exchanged shares out of a Series more than twice in a calendar quarter, or (c) exchanged shares equal to at least $5 million, or more than 1% of a Series' assets, or (d) otherwise seem to follow a timing pattern, in each case as determined by, and reported to the Fund by, an Insurance Company or Qualified Plan. Accounts under common ownership or control are combined for these limits. Your Insurance Company may establish different or more stringent limitations designed to deter market timers.

Share Valuation and Pricing

  Net Asset Value

   Each Series determines the net asset value of its shares as of the close of regular trading on each day that the NYSE is open. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after the order is placed by the Insurance Company, the Qualified Plan, or Zenith Equity Series. Because certain Series hold securities that are traded on foreign exchanges (that trade on weekends or other days when such Series do not price their shares), the value of such Series' securities may change on days when a purchase or redemption of shares cannot be made. The net asset value per share for each Series (other than Money Market) is calculated by dividing the Series' net assets by its number of outstanding shares.

  Securities Valuation

   The entire Money Market investment portfolio and any fixed-income securities with remaining maturities of 60 days or less held by any other Series are valued at amortized cost. Other portfolio securities of each Series normally are valued at market value. If no current market value is readily available for a portfolio security, the Fund's Board of Trustees is responsible for making a good faith determination of fair value, although the Board has delegated responsibility for day-to-day fair value calculations to MetLife Advisers or the subadvisers of the Series.

Dividends and Capital Gain Distributions

  Money Market

   Money Market declares its net investment income daily and pays these amounts monthly as a dividend. Money Market does not expect to realize any long-term capital gains, but if it does, these gains will be distributed once a year.

  Other Series

   Currently, each Series other than Money Market annually pays as dividends substantially all net investment income (including any short-term capital gains). These Series also annually distribute all net realized capital gains, if any, after offsetting any capital loss carryovers. Each Series, other than Money Market, may pay dividends from net investment income more or less often if the Fund's Board of Trustees deems it appropriate and if such change would not cause such Series to fail to qualify as a regulated investment company under the Internal Revenue Code.

   Federal income tax law requires each Series to distribute prior to calendar year-end virtually all of its ordinary income for such year. Also, each Series must distribute virtually all of its capital gain net income realized but not previously distributed in the one-year period ending October 31 (or December 31, if the Series so elects) of such year. Dividends and distributions of each Series are automatically reinvested in additional shares of that Series.

Taxes

   Each Series is a separate entity for federal income tax purposes and intends to qualify as a "regulated investment company" under the Internal Revenue Code. So long as a Series distributes all of its net investment income and net capital gains to its shareholders, the Series itself does not pay any federal income tax. Although each Series intends to operate so that it will have no federal income tax liability on income and gains it distributes to the separate accounts, if any such liability is incurred, the investment performance of such Series will be adversely affected. In addition, Series investing in foreign securities and currencies may be subject to local withholding and other taxes at the source, including on dividend or interest payments. These taxes could reduce the investment performance of such Series. In addition, a Series' investment in foreign securities or foreign currencies may increase or accelerate such Series' recognition of ordinary income and may affect the timing or amount of the Series' distributions.

   Generally, owners of variable annuity and variable life contracts are not taxed currently on income or gains realized with respect to such contracts. However, some distributions from such contracts may be taxable at ordinary income tax rates. In addition, distributions made to an owner who is younger than 59 1/2 may be subject to a 10% penalty tax. Investors should ask their own tax advisers for more information on their own tax situation, including possible foreign, state or local taxes.

   In order for contract holders to receive the favorable tax treatment that is generally available to holders of variable annuity and variable life contracts, the separate accounts underlying such contracts, as well as the Series in which such accounts invest, must meet certain diversification requirements. Each Series intends to comply with these requirements. If a Series does not meet such requirements, income allocable to the variable annuity and variable life contracts, including accumulated investment earnings, would be taxable currently to the holders of such contracts and income from prior periods with respect to such contracts also could be taxable. For a description of the tax consequences for variable annuity and variable life contract owners, see the prospectus for those contracts.

   A Series' investments in certain debt obligations may cause the Series to recognize taxable income in excess of the cash generated by such obligations. Thus, the Series could be required at times to liquidate other investments in order to satisfy its distribution requirements.

Index Information

Morgan Stanley sponsors the MSCI EAFE Index, Lehman Brother sponsors the Lehman Brothers Aggregate Bond Index, Standard & Poor's sponsors the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's MidCap 400 Composite Stock Index, and Frank Russell Company sponsors the Russell 2000 Index (together referred to as "index sponsors"). The index sponsors have no responsibility for and do not participate in the management of Series assets or sale of Series shares. Each index and its associated trademarks and service marks are the exclusive property of the respective index sponsors. The New England Zenith Fund Statement of Additional Information contains a more detailed description of the limited relationship the index sponsors have with Metropolitan Life and the Fund. "Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500", "S&P MidCap 400", "Standard & Poor's MidCap 400", and "500" are trademarks of Standard & Poor's and references thereto have been made with permission. The Series are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Series. For more detailed information, see the discussion under "GENERAL INFORMATION-Index Sponsors" in the Statement of Additional Information.

                             NEW ENGLAND ZENITH FUND

                       STATEMENT OF ADDITIONAL INFORMATION

                                 APRIL 30, 2003

This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to Part A of the Registration Statement of New England Zenith Fund filed with the Securities and Exchange Commission on April 30, 2003,as such Registration Statement may be supplemented or amended from time to time (the "Prospectus"), and should only be read along with the Prospectus.


As noted in the Explanatory Note in the Prospectus, because the Fund will have no investment operations or outstanding shares after the closing of the Transactions on May 1, 2003, all information included in this Registration Statement relates to the Fund's operations and investment characteristics as of the close of business on April 30, 2003. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any shares of beneficial interest of any series of the Fund.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

General.......................................................................3

Investment Objectives and Policies............................................3

Investment Restrictions......................................................10

Investment Practices.........................................................12

Resolving Material Conflicts.................................................34

Determination of Net Asset Values............................................34

Fund Performance.............................................................36

Expenses.....................................................................41

Trustees and Officers........................................................42

Advisory Arrangements........................................................47

Distribution Agreement...................................................... 55

Other Services...............................................................57

Portfolio Transactions and Brokerage.........................................57

Code of Ethics...............................................................59

Description of the Fund......................................................59

Taxes........................................................................61

Transfer Agent...............................................................62

Financial Statements.........................................................63

Appendix A-1 (Description of Bond Ratings)...................................64

Appendix A-2 (Description of Commercial Paper Ratings).......................67

Appendix B.................................................................. 68

                                     GENERAL

          Defined terms used in this Statement of Additional Information, but not defined herein, are used as they are defined in the Prospectus.

                       INVESTMENT OBJECTIVES AND POLICIES

          The investment objectives and principal investment strategies of each Series (collectively and individually the "Series") of New England Zenith Fund (the "Fund") are set forth in the Prospectus. There can be no assurance that a Series will achieve its investment objective. The investment policies of each Series set forth in the Prospectus and in this Statement of Additional Information may be changed without shareholder approval, except for any policy as to which the Prospectus or this Statement of Additional Information explicitly indicates that such approval is required.

          The terms "shareholder approval" and "approval of a majority of the outstanding voting securities," as used in the Prospectus and this Statement of Additional Information, mean, with respect to a class of a Series, approval by the lesser of (i) 67% of the shares of a class of the Series represented at a meeting at which more than 50% of the outstanding shares of such class are represented or (ii) more than 50% of the outstanding shares of such class. For purposes of a Series' policy to invest at least 80% of its net assets in certain investments, net assets include the amount of any borrowings for investment purposes.

Alger Equity Growth Series

          Equity Growth's investment objective is to seek long-term capital appreciation. The Series' assets will be invested primarily in a diversified, actively managed portfolio of equity securities, primarily of companies having a total market capitalization of $1 billion or greater. These companies may still be in the developmental stage, may be older companies that appear to be entering a new stage of growth progress, or may be companies providing products or services with a high unit volume growth rate.

          The Series' subadviser, Fred Alger Management, Inc. ("Alger Management"), seeks to achieve the Series' investment objective by investing in equity securities, such as common or preferred stocks or securities convertible into or exchangeable for equity securities, including warrants and rights. Except for temporary or defensive purposes, the Series invests at least 80% of its total assets in equity securities of companies that, at the time of purchase of the securities, have total market capitalization of $1 billion or greater; the Series may invest up to 20% of its total assets in equity securities of companies that, at the time of purchase, have total market capitalization of less than $1 billion. The Series anticipates that it will invest primarily in companies whose securities are traded on domestic stock exchanges or in the over-the-counter market.

          The Series may invest in bank and thrift obligations, obligations issued or guaranteed by the U.S. Government or by its agencies or instrumentalities, foreign bank obligations and obligations of foreign branches of domestic banks, and variable rate master demand notes.

          The Series (with respect to 20% of its total assets) may also purchase money market instruments and repurchase agreements. With respect to 15% of its net assets, the Series may purchase restricted securities, including illiquid securities (but excluding Rule 144A securities deemed liquid by Alger Management), and may enter into short sales "against the box."

          The Series may lend securities it owns so long as such loans do not exceed 331/3% of the Series' total assets.

          Although Equity Growth's objective is long-term capital appreciation, it frequently sells securities to reflect changes in market, industry or individual company conditions or outlook even though it may only have held those securities for a short period. As a result of these policies, the Series, under certain market conditions, may experience high portfolio turnover, although specific portfolio turnover rates are impossible to predict. In recent years, the portfolio turnover rate of the Series has fluctuated considerably as a result of strategic shifts in portfolio holdings designed to maintain an optimum portfolio structure in view of general market conditions and movements in individual stock prices.

Davis Venture Value Series

          Venture Value's investment objective is growth of capital. Under normal circumstances, the Series seeks to achieve its objective by investing the majority of its assets in common stocks that its subadviser, Davis Selected Advisers, L.P. ("Davis Selected"), believes have capital growth potential due to factors such as undervalued assets or earnings potential, product development and demand, favorable operating ratios, resources expansion, management abilities, reasonableness of market price, and favorable overall business prospects. The Series will invest predominantly in equity securities of companies with market capitalizations of at least $10 billion. It may also invest in issuers with smaller capitalizations.

          The Series may invest in foreign securities, and may hedge currency fluctuation risks related thereto. The Series may invest in U.S. registered investment companies that primarily invest in foreign securities, provided that no such investment may cause more than 10% of the Series' total assets to be invested in such companies. The Series may invest in restricted securities, which may include Rule 144A securities.

          The Series may write covered call options on its portfolio securities, but currently intends to write such options only to the extent that less than 5% of its net assets would be subject to the options.

          The Series may lend securities it owns so long as such loans do not exceed 33 1/3% of the Series' net assets.

Harris Oakmark Focused Value Series

          Focused Value's investment objective is long-term capital appreciation. Harris Associates L.P. ("Harris"), Focused Value's subadviser, invests Focused Value's assets primarily in common stocks of U.S. companies, although it may invest up to 25% of its total assets (valued at the time of investment) in non-U.S. dollar-denominated securities of U.S. or foreign companies (other than securities represented by American Depositary Receipts (as defined in "Investment Practices - Foreign Equity Depositary Receipts"). Although securities represented by American Depositary Receipts are not subject to the above referenced 25% restriction, Harris has no present intention to invest more than 25% of Focused Value's total assets in American Depositary Receipts and securities of foreign issuers.

          Harris may invest Focused Value's assets in debt securities, including high yield debt (as defined in "Investment Practices - Lower Rated Fixed-income Securities (High Yield Debt)") and securities that are not rated. There are no restrictions as to the ratings of debt securities Harris may acquire or the portion of Focused Value's assets that Harris may invest in debt securities in a particular ratings category except that Harris will not invest more than 25% of Focused Value's total assets in high yield debt.

          Harris may also invest up to 10% of Focused Value's total assets in the aggregate in shares of other investment companies and up to 5% of its total assets in any one investment company, as long as no investment represents more than 3% of the outstanding voting stock of the acquired investment company at the time of investment.

          Harris may engage in lending of portfolio securities (as defined in "Investment Practices - Lending of Portfolio Securities") with up to 33 1/3% of Focused Value's total assets and in short sales (as defined in "Investment Practices - Short Sales `Against the Box' ") with up to 20% of its total assets.

          Harris may purchase and sell both call options and put options on securities (as defined in "Investment Practices - Purchasing and Selling Options on Securities") for Focused Value. Harris does not expect to purchase a call option or a put option if the aggregate value of all call and put options held by Focused Value would exceed 5% of its assets. Harris will write call options and put options for Focused Value only if such options are "covered" (as defined in Investment Practices - Writing Covered Options").

          Harris has the flexibility to respond promptly to changes in market and economic conditions. In the interest of preserving shareholders' capital, Harris may employ a temporary defensive investment strategy if it determines such a strategy to be warranted. Pursuant to such a defensive strategy, Harris may hold Focused Value's assets in cash (U.S. dollars, foreign currencies, or multinational currency units) and/or invest up to 100% of its assets in high quality debt securities or money market instruments of U.S. or foreign issuers. It is impossible to predict whether, when or for how long Harris will employ defensive strategies.

          In addition, pending investment of proceeds from new sales of Focused Value's shares or to meet ordinary daily cash needs, Harris may temporarily hold Focused Value's assets in cash (U.S. dollars, foreign currencies, or multinational currency units) and may invest any portion of its assets in money market instruments.

Loomis Sayles Small Cap Series

          Small Cap's investment objective is long-term capital growth from investments in common stocks or other equity securities.

          Loomis, Sayles & Company, L.P. ("Loomis Sayles") manages the Series by investing primarily in stocks of small capitalization companies. Normally the Series will invest at least 80% of its assets in equity securities of companies with market capitalizations that fall within the capitalization range of the Russell 2000 Index. The capitalization range of the Russell 2000 Index will vary due to the market value fluctuations of the stocks in the Index. The index is reconstituted annually, normally in June. Just following this reconstitution, the capitalization range of the Index may be significantly different than it was prior to the reconstitution. (See "Performance Comparisons" in the section entitled "Fund Performance.")

          Under unusual market conditions as determined by Loomis Sayles, all or any portion of the Series may be invested, for temporary, defensive purposes, in short-term debt instruments or in cash. In addition, under normal conditions, a portion of the Series' assets may be invested in short-term assets for liquidity purposes or pending investment in other securities. Short-term investments may include U.S. Government securities, certificates of deposit, commercial paper and other obligations of corporate issuers rated in the top two rating categories by a major rating agency or, if unrated, determined to be of comparable quality by the subadviser, and repurchase agreements that are fully collateralized by cash, U.S. Government securities or high-quality money market instruments.

MFS Investors Trust Series

          The Investors Trust Series' investment objective is long-term growth of capital with a secondary objective to seek reasonable current income.

          Under normal conditions, Massachusetts Financial Services Company ("MFS") will invest at least 65% of the Series' total assets in equity securities of companies that are believed to have long-term prospects for growth and income.

          Consistent with its investment objective and policies described above, the Series may also invest up to 20% of its net assets in foreign securities (including ADRs) which are not traded on a U.S. exchange.

MFS Research Managers Series

          The Research Managers Series' investment objective is to provide long-term growth of capital.

          The portfolio securities of the Series are selected by a committee of investment research analysts. This committee includes investment analysts employed by MFS and its affiliates. The Series' assets are allocated among industries by the analysts acting together as a group. Individual analysts are then responsible for selecting what they view as the securities best suited to meet the Series' investment objective with their assigned industry responsibility.

          The Series policy is to invest a substantial proportion of its assets in equity securities of companies believed to possess better than average prospects for long-term growth. A small proportion of the assets may be invested in bonds, short-term obligations, preferred stocks or common stocks whose principal characteristic is income production rather than growth. Such securities may also offer opportunities for growth of capital as well as income. In the case of both growth stocks and income issues, emphasis is placed on selection of progressive, well-managed companies. The Series' non-convertible debt investments, if any, may consist of "investment grade" securities (i.e., securities that earn one of the top four ratings from Moody's or Standard & Poor's or any other nationally recognized rating agency; or, if the securities are unrated, judged by MFS to be of similar quality) and, with respect to no more than 10% of the Series' net assets, securities in the lower rated categories (i.e., securities rated below one of the top four ratings, as described above, or securities which MFS believes to be of similar quality to these lower rated securities (commonly known as "junk bonds"). For a description of bond ratings, see Appendix A to this SAI.

          Consistent with this investment objective and policies described above, the Series may also invest up to 20% of its net assets in foreign securities (including ADRs and emerging market securities) which are not traded on a U.S. exchange.

Balanced Series

          The Balanced Series' investment objective is long-term total return from a combination of capital appreciation and current income.

          No more than 5% of the assets of the fixed-income portfolio will be invested in non-U.S. dollar denominated securities (other than investment positions hedged back into the U.S. dollar).

MFS Total Return Series (formerly, Back Bay Advisors Managed Series)

          Total Return's investment objective is a favorable total return through investment in a diversified portfolio.

          The Series may lend securities it owns so long as such loans do not exceed 30% of the Series' net assets.

Salomon Brothers Strategic Bond Opportunities Series

          Strategic Bond's investment objective is a high level of total return consistent with preservation of capital.

          Based upon the assessment by Salomon Brothers Asset Management Inc ("SBAM") of the relative risks and opportunities available in various market segments, assets will be allocated among U.S. Government obligations, mortgage-backed securities, domestic and foreign corporate debt and sovereign debt securities rated investment grade (i.e., securities that earn one of the top four ratings from Moody's or Standard & Poor's or any other nationally recognized rating agency; or, if the securities are unrated, judged by SBAM to be of similar quality) and domestic and foreign corporate debt and sovereign debt securities rated below investment grade. The Series may invest in fixed and floating rate loans ("Loans") arranged through private negotiations between a foreign sovereign entity and one or more financial institutions, in the form of participation in such Loans and assignments of all or a portion of such loans from third parties. See "Investment Practices--Loan Participations and Assignments" below.

          Depending on market conditions, the Series may invest without limit in high yield debt, which involve significantly greater risks, including price volatility and risk of default in the payment of interest and principal, than investments in higher-quality securities. Although SBAM does not anticipate investing in excess of 75% of the Series' assets in domestic and developing country debt securities that are rated below investment grade, the Series may invest a greater percentage in such securities when, in the opinion of the subadviser, the yield available from such securities outweighs their additional risks. Certain of the debt securities in which the Series may invest may be rated as low as "C" by Moody's or "D" by S&P or, if unrated, determined to be of comparable quality to securities so rated. Securities rated below investment grade quality are considered high yield, high risk securities and are commonly known as "high yield debt" or "junk bonds." See "Investment Practices--Lower Rated Fixed-Income Securities" below. See Appendix A for more complete information on bond ratings.

          In addition, the Series may invest in securities issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities, including mortgage-backed securities, and may also invest in preferred stocks, convertible securities (including those issued in the Euromarket), securities carrying warrants to purchase equity securities, privately placed debt securities, stripped mortgage securities, zero coupon securities and inverse floaters.

          The Series may, and SBAM anticipates that under certain market conditions it will, invest up to 100% of its assets in foreign securities, including Brady Bonds. Brady Bonds are debt obligations created through the exchange of commercial bank loans for new obligations under a plan introduced by former U.S. Treasury Secretary Nicholas Brady. See "Investment Practices--High Yield/High Risk Foreign Sovereign Debt Securities" below. There is no limit on the value of the Series' assets that may be invested in the securities of any one country or in assets denominated in any one country's currency.

          The Series may also invest in debt obligations issued or guaranteed by a foreign sovereign government or one of its agencies or political subdivisions and debt obligations issued or guaranteed by supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International

Bank for Reconstruction and Development (the "World Bank"), the European Coal and Steel Community, the Asian Development Bank and the Inter-American Development Bank. Such supranational issued instruments may be denominated in multi-national currency units.

          The Series currently intends to invest substantially all of its assets in fixed-income securities. In order to maintain liquidity, the Series may invest up to 20% of its assets in high-quality short-term money market instruments, provided, however, that short-term investment in securities for the forward settlement of trades is not included in this 20%.

          The Series' subadviser has the discretion to select the range of maturities of the various fixed-income securities in which the Series will invest. The weighted average maturity and the duration of the Series may vary substantially from time to time depending on economic and market conditions.

          The Series may purchase and sell (or write) exchange-listed and over-the-counter put and call options on securities, financial futures contracts, fixed-income indices and other financial instruments, enter into financial futures contracts, enter into interest rate transactions and enter into currency transactions. Interest rate transactions may take the form of swaps, structured notes, caps, floors and collars, and currency transactions may take the form of currency forward contracts, currency futures contracts, currency swaps and options on currencies or currency futures contracts.

          The Series may lend securities it owns so long as such loans do not represent more than 20% of the Series' assets.

          Although the Series' investment objective is a high level of total return consistent with the preservation of capital, it frequently sells securities to reflect changes in market, industry or individual company conditions or outlook even though it may only have held those securities for a short period. As a result of these policies, the Series, under certain market conditions, may experience high portfolio turnover, although specific portfolio turnover rates are impossible to predict. In recent years, the portfolio turnover rate of the Series has fluctuated considerably as a result of strategic shifts in portfolio holdings designed to maintain an optimum portfolio structure in view of general market conditions and movements in individual stock prices. The Series' use of reverse repurchase agreements and dollar rolls leads to higher portfolio turnover rates, which involve higher expenses.

State Street Research Bond Income Series (formerly, Back Bay Advisors Bond Income Series)

          Bond Income's investment objective is a competitive total return primarily from investing in fixed-income securities.

          Bond Income may lend securities it owns so long as such loans do not exceed 33 1/3% of the Series' total assets.

Salomon Brothers U.S. Government Series

          The U.S. Government Series' investment objective is a high level of current income consistent with preservation of capital and maintenance of liquidity.

          SBAM seeks to achieve the Series' investment objective by investing primarily in debt obligations (including mortgage-backed securities) issued or guaranteed by the U.S. Government or its agencies, authorities or instrumentalities, or repurchase agreements or derivative securities (such as collateralized mortgage obligations) backed by such securities.

          At least 80% of the total assets of the Series will normally be invested in:

               (1) mortgage-backed securities guaranteed by the Government National Mortgage Association ("GNMA") which are supported by the full faith and credit of the U.S. Government. Such securities entitle the holder to receive all interest and principal payments when due, whether or not payments are actually made on the underlying mortgages;

               (2) U.S. Treasury obligations;

               (3) debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government which are backed by their own credit but are not necessarily backed by the full faith and credit of the U.S. Government;

               (4) mortgage-related securities guaranteed by agencies or instrumentalities of the U.S. Government which are supported by their own credit but not the full faith and credit of the U.S. Government, such as the Federal Home Loan Mortgage Corporation and Federal National Mortgage Association ("FNMA");

               (5) repurchase agreements collateralized by any of the above; and

               (6) collateralized mortgage obligations issued by private issuers for which the underlying mortgage backed securities serving as collateral are backed (i) by the credit of the U.S. Government agency or instrumentality which issues or guarantees the mortgage backed securities, or (ii) by the full faith and credit of the U.S. Government.

          Any guarantee of the securities in which the Series invests runs only to principal and interest payments on the securities and not to the market value of such securities or the principal and interest payments on the underlying mortgages. In addition, the guarantee runs to the portfolio securities held by the Series and not to the purchase of shares of the Series.

          The Series may purchase or write options on securities, options on securities indices and options on futures contracts and may buy or sell futures on financial instruments and securities indices.

          Up to 20% of the assets of the Series may be invested in marketable debt securities of domestic issuers and of foreign issuers (payable in U.S. dollars) rated "investment grade" (i.e., securities that earn one of the top four ratings from Moody's or Standard & Poor's or any other nationally recognized rating agency; or, if the securities are unrated, judged by SBAM to be of similar quality), convertible securities (including those issued in the Euromarket), securities carrying warrants to purchase equity securities and privately placed debt securities.

          The Series may lend securities it owns so long as such loans do not represent more than 20% of the Series' assets.

          Although the Series' objective is a high level of total return consistent with the preservation of capital, it frequently sells securities to reflect changes in market, industry or individual company conditions or outlook even though it may only have held those securities for a short period. As a result of these policies, the Series, under certain market conditions, may experience high portfolio turnover, although specific portfolio turnover rates are impossible to predict. In recent years, the portfolio turnover rate of the Series has fluctuated considerably as a result of strategic shifts in portfolio holdings designed to maintain an optimum portfolio structure in view of general market conditions and movements in individual stock prices

State Street Research Money Market Series (formerly, Back Bay Advisors Money Market Series)

               Money Market's investment objective is a high level of current income consistent with preservation of capital.

          In determining how much of Money Market's investments are in a given industry, securities issued by foreign governments are excluded. Companies engaged in the business of financing may be classified according to the industries of their parent or sponsor companies, or industries that otherwise most affect such financing companies. Issuers of asset-backed pools will be classified as separate industries based on the nature of the underlying assets, such as mortgages and credit card receivables. "Asset-backed mortgages" includes private pools of nongovernment-backed mortgages.

          Money Market may elect to concentrate its investments in obligations of domestic banks, including certain U.S. branches and agencies of foreign banks and certain foreign branches of U.S. banks. Money Market expects that investment, if any, in such obligations will consist principally of obligations which are issued by U.S. branches and agencies of foreign banks for sale in the U.S., subject to the belief of State Street Research & Management Company ("State Street Research") that the risks described below are reduced in the case of such bank obligations. Money Market also may invest up to 25% of its total assets in obligations of foreign banks located abroad and obligations of foreign branches of domestic banks not having a guarantee of a U.S. bank. This 25% limit does not apply to investments in U.S. branches of foreign banks, which may be considered domestic banks if it can be demonstrated that they are subject to the same regulation as United States Banks.

     All the Series' investments mature in less than 397 days and the average maturity of the Series' portfolio securities based on their dollar value will not exceed 90 days at the time of each investment. Money market instruments maturing in less than 397 days tend to yield less than obligations of comparable quality having longer maturities. See "Determination of Net Asset Values" and "Fund Performance." Where obligations of greater than one year are used to secure the Series' repurchase agreements, the repurchase agreements themselves will have very short maturities. If the disposition of a portfolio security results in a dollar-weighted average portfolio maturity in excess of 90 days, the Series will invest its available cash in such a manner as to reduce its dollar-weighted average portfolio maturity to 90 days or less as soon as reasonably practicable.

          In seeking to provide the highest possible level of current income consistent with preservation of capital, the Series may not necessarily invest in money market instruments paying the highest available yield at a particular time. The Series, consistent with its investment objective, attempts to maximize income by engaging in portfolio trading and by buying and selling portfolio investments in anticipation of or in response to changing economic and money market conditions and trends. The Series may also invest to take advantage of what are believed to be temporary disparities in the yields of different segments of the high grade money market or among particular instruments within the same segment of the market. These policies, as well as the relatively short maturity of obligations to be purchased by the Series, may result in frequent changes in the Series' investment portfolio of money market instruments. The value of the securities in the Series' investment portfolio can be expected to vary inversely to changes in prevailing interest rates. Thus, if interest rates increase after a security is purchased, that security, if sold, might be sold at less than cost. Conversely, if interest rates decline after purchase, the security, if sold, might be sold at a profit. In either instance, if the security were held to maturity, no gain or loss would normally be realized as a result of these fluctuations. Substantial redemptions of shares of the Series could require the sale of portfolio investments at a time when a sale might not be desirable.

Capital Guardian U.S. Equity Series

          U.S. Equity's investment objective is long-term growth of capital.

          The Series may not make loans.

          The Series may not borrow money, expect that the Series may (i) borrow for non-leveraging, temporary or emergency purposes and (ii) engage in reverse repurchase agreements, make other investments or engage in other transactions which may involve borrowing, in a manner consistent with the Series investment objective and investment strategies, provided that the combination of (i) and
(ii) shall not exceed 5% of the value of the Series total assets (including the amount borrowed) less liabilities (other than borrowings) or such other percentage permitted by law. Any borrowings which come to exceed this amount will be reduced in accordance with applicable law. The Series may borrow from banks or other persons to the extent permitted by applicable law.

          The Series may not purchase or sell physical commodities, except that it may (i) enter into futures contracts and options thereon in accordance with applicable law and (ii) purchase or sell physical commodities if acquired as a result of ownership of securities or other instruments. The Series will not consider stock index futures contracts, currency contracts, currency contracts, hybrid investments, swaps or other similar instruments to be commodities.

Jennison Growth Series

          Jennison Growth's investment objective is long-term growth of capital.

          Jennison Associates LLC ("Jennison"), Jennison Growth's subadviser, will normally invest at least 65% of Jennison Growth's assets in equity-related securities of U.S. companies that exceed $1 billion in market capitalization and that Jennison believes have strong capital appreciation potential. These companies are generally considered to be in the medium-to-large capitalization range. The Series may invest in common stocks, preferred stocks, convertible stocks and equity interests in partnerships, joint ventures and other noncorporate entities. The Series may also invest in warrants and similar rights that can be exercised for equity securities. The Series may invest up to 20% of its assets in money market instruments, U.S. government securities and derivatives. The Series may invest up to 20% of its total assets in foreign securities. The 20% limitation on foreign securities does not include American Depositary Receipts ("ADRs") and other similar securities trading on U.S. exchanges or markets, through which the Series may have exposure to foreign currencies.

          The Series may not invest more than 5% of its total assets in unattached warrants or rights.

          The Series may not, except as part of a merger, consolidation, acquisition or reorganization, invest more than 5% of the value of its total assets in the securities of any one investment company or more than 10% of the value of its total assets, in the aggregate, in the securities of two or more investment companies, or acquire more than 3% of the total outstanding voting securities of any one investment company; provided, however, that the Series may invest in the securities of one or more investment companies to the extent permitted by any order of exemption granted by the SEC.

FI Structured Equity Series (formerly, Westpeak Growth and Income Series)

          Structured Equity's investment objective is long-term growth of capital.

          The Series will not: (a) sell futures contracts, purchase put options, or write call options if, as a result, more than 25% of each Series' total assets would be hedged with futures and options under normal conditions; (b) purchase futures contracts or write put options if, as a result, the Series' total obligations upon settlement or exercise of purchased futures contracts and written put options would exceed 25% of the Series' total assets under normal conditions; or (c) purchase call options if, as a result, the current value of option premiums for call options purchased by the Series would exceed 5% of the Series' total assets. These limitations do not apply to options attached to or acquired or traded together with their underlying securities, and do not apply to securities that incorporate features similar to options.

FI Mid Cap Opportunities Series

          Mid Cap's investment objective is long-term growth of capital.

          For purposes of normally investing at least 80% of Mid Cap's assets in securities of companies with medium market capitalizations, Fidelity Management & Research Company ("FMR") intends to measure the capitalization range of the S&P MidCap 400 Index and the Russell Midcap Index no less frequently than once a month.

          The Series will not: (a) sell futures contracts, purchase put options, or write call options if, as a result, more than 25% of each Series' total assets would be hedged with futures and options under normal conditions; (b) purchase futures contracts or write put options if, as a result, the Series' total obligations upon settlement or exercise of purchased futures contracts and written put options would exceed 25% of the Series' total assets under normal conditions; or (c) purchase call options if, as a result, the current value of option premiums for call options purchased by the Series would exceed 5% of the Series' total assets. These limitations do not apply to options attached to or acquired or traded together with their underlying securities, and do not apply to securities that incorporate features similar to options.

Zenith Equity Series

          Zenith Equity's investment objective is long-term capital appreciation.

          The Zenith Equity Series ("Zenith Equity") seeks to achieve its investment objective by investing in three other Series of the Fund. MetLife Advisers, LLC ("MetLife Advisers") invests Zenith Equity's assets equally among U.S. Equity, Jennison Growth and Structured Equity (the "Underlying Series"). MetLife Advisers maintains this equal division of assets among the Underlying Series by rebalancing Zenith Equity's assets each fiscal quarter. Each Underlying Series has a different subadviser who will use a separate set of investment strategies, exposing each Underlying Series to its own investment risks.

          For information regarding the investment strategies of the Underlying Series, and the risks associated with those strategies, please refer to the information above which relates to the Underlying Series and the sections below entitled "Investment Restrictions" and "Investment Practices."

                             INVESTMENT RESTRICTIONS

          The following is a description of fundamental and nonfundamental restrictions on the investments to be made by the seventeen Series. Fundamental restrictions may not be changed without the approval of a majority of the outstanding voting securities of the relevant Series. Nonfundamental restrictions may be changed without such vote. Percentage tests regarding any investment restriction apply only at the time that a Series is making that investment. State insurance laws and regulations may impose additional limitations on a Series' investments, including its ability to borrow, lend, and use options, futures, and other derivative instruments. In addition, these laws may require that a Series' investments meet additional diversification or other requirements. A policy is fundamental only if the Prospectus or this SAI states that it is fundamental or that it may be changed only by shareholder vote.

Fundamental Investment Restrictions

No Series will:

          1. Borrow money, except to the extent permitted by applicable law, regulation or order;

          2. Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under certain federal securities laws (this limit does not apply to Mid Cap; Mid Cap will not underwrite securities issued by others, except to the extent that the Series may be considered an underwriter within the meaning of the Securities Act of 1933 in the disposition of restricted securities or in connection with investments in other investment companies);

          3. Purchase or sell real estate, except that, consistent with its investment policies, the Series may purchase securities of issuers which deal in real estate, securities which are secured by interests in real estate, and securities which represent interests in real estate, and it may acquire and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of debt obligations secured by real estate or interests therein;

          4. Purchase or sell commodities or commodity contracts, except that, consistent with its investment policies, the Series may purchase and sell financial futures contracts and options and may enter into swap agreements, foreign exchange contracts and other financial transactions not requiring the delivery of physical commodities;

          5. Make loans, except by purchasing debt obligations in which the Series may invest consistent with its investment policies, by entering into repurchase agreements, by lending its portfolio securities, or as otherwise permitted by applicable law, regulation or order;

          6. Purchase securities (other than (i) securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, (ii) securities of a registered investment company, and (iii) in the case of Money Market, bank instruments issued by domestic banks and U.S. branches of foreign banks) if, as a result of such purchase, more than 25% of the total assets of the Series (as of the time of investment) would be invested in any one industry, except to the extent permitted by applicable law, regulation or order; or

          7. Issue any senior securities except to the extent permitted by applicable law, regulation or order (for purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract or futures contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

Nonfundamental Investment Restrictions

No Series will:

          1. Invest in securities of other investment companies except to the extent permitted by applicable law, regulation or order;

          2.* Invest more than 15% (10% in the case of Money Market) of the value of the net assets of the Series in illiquid securities (as of the time of investment), including variable amount master demand notes (if such notes provide for prepayment penalties) and repurchase agreements with remaining maturities in excess of seven days. (If, through a change in security values or net assets, or due to other circumstances, the value of illiquid securities held by the Series exceeds 15% (10% in the case of Money Market) of the value of the net assets of the Series, the Series shall consider appropriate steps to protect liquidity);

          3. Sell securities short or purchase any securities on margin, except to the extent permitted by applicable law, regulation or order;

          4.** With respect to 75% of its total assets, invest in the securities of any issuer if, immediately after such investment, more than 5% of the total assets of the Series would be invested in the securities of such issuer; provided that this limitation does not apply to obligations issued or guaranteed as to interest or principal by the U.S. government or its agencies or instrumentalities, or to securities of any registered investment company; or

          5.** With respect to 75% of its total assets, acquire more than 10% of the outstanding voting securities of any issuer (as of the time of acquisition); provided that this limitation does not apply to obligations issued or guaranteed as to interest or principal by the U.S. government or its agencies or instrumentalities, or to securities of any registered investment company.

          * For purposes of nonfundamental investment restriction (2), "illiquid securities" is defined on page 23 of this SAI in the section entitled "Illiquid Securities."

          ** Nonfundamental investment restrictions (4) and (5) do not apply to Focused Value.

Insurance Law Restrictions

          The ability to sell contracts in New York requires that each portfolio manager use his or her best efforts to assure that each Series complies with the investment restrictions and limitations prescribed by Sections 1405 and 4240 of the New York State Insurance Law and regulations thereunder insofar as such restrictions and limitations are applicable to investment of separate account assets in mutual funds. Failure to comply with these restrictions or limitations will result in the insurance companies that invest in the Fund ceasing to make investments in that Series for the separate accounts. The current law and regulations permit the Fund to make any purchase if made on the basis of good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

Variable Contract Related Investment Restrictions

          Separate accounts supporting variable life insurance and variable annuity contracts are subject to certain diversification requirements imposed by regulations adopted under the Internal Revenue Code. Because the Fund is intended as an investment vehicle for variable life insurance and variable annuity separate accounts, Section 817(h) of the Internal Revenue Code requires that the Fund's investments, and accordingly the investments of each Series, be "adequately diversified" in accordance with regulations promulgated by the Department of the Treasury. Failure to do so means the variable life insurance and variable annuity contracts would cease to qualify as life insurance and annuities for federal tax purposes. Regulations specifying the diversification requirements have been issued by the Department of the Treasury. The Fund intends to comply with these requirements.

                              INVESTMENT PRACTICES

          The following information relates to some of the investment practices in which certain Series may engage. The table indicates which Series may engage in each of these practices. Zenith Equity is not included below but it indirectly engages in the investment practices of its Underlying Series.

          A Series may be subject to specific limitations on these investment practices, as stated above under "Investment Objectives and Policies" or "Investment Restrictions" or in the Prospectus. The information below does not describe every type of investment, technique or risk to which a Series may be exposed. Each Series reserves the right, without notice, to make any investment, or use any investment technique, except to the extent that such activity would require a shareholder vote, as discussed above under "Investment Restrictions."

Practices                                     Series
---------                                     ------
Equity Securities                             Small Cap, Equity Growth, Focused
                                              Value, Venture Value, Balanced,
                                              Total Return, Investors Trust,
                                              Research Managers, Bond Income,
                                              Jennison Growth, U.S. Equity,
                                              Structured Equity, Mid Cap

Convertible Securities                        Equity Growth, Focused Value,
                                              Balanced, Total Return, Strategic
                                              Bond, Bond Income, Investors
                                              Trust, Research Managers, Jennison
                                              Growth, U.S. Equity, Structured
                                              Equity, Mid Cap

Fixed-income Securities                       All Series

Money Market Instruments                      All Series

U.S. Government Securities                    All Series

Privately Issued Mortgage Securities          Strategic Bond, U.S. Government,
                                              Balanced, Bond Income, Total
                                              Return

Adjustable Rate Mortgage Securities           Balanced, Strategic Bond, U.S.
                                              Government, Bond Income, Total
                                              Return

Collateralized Mortgage Obligations           Balanced, Total Return, Strategic
                                              Bond, Bond Income

Stripped Mortgage Securities                  Balanced, Strategic Bond, U.S.
                                              Government, Bond Income, Total
                                              Return

Asset-backed Securities                       Balanced, Strategic Bond, U.S.
                                              Government, Bond Income, Money
                                              Market, Total Return

Zero Coupon Securities                        Balanced, Total Return, Strategic
                                              Bond, U.S. Government, Investors
                                              Trust, Small Cap, Bond Income,
                                              Structured Equity, Mid Cap

Lower Rated Fixed-income Securities           Focused Value, Balanced, Total
(High Yield Debt)                             Return, Strategic Bond, Bond
                                              Income, Investors Trust, Research
                                              Managers, Structured Equity, Mid
                                              Cap

Foreign Securities                            All Series

High Yield/High Risk Foreign Sovereign Debt   Focused Value, Strategic Bond,
Securities                                    Investors Trust, Balanced, Total
                                              Return, Bond Income

Brady Bonds                                   All Series except Investors Trust

Foreign Equity Depositary Receipts            Small Cap, Equity Growth, Focused
                                              Value, Venture Value, Balanced,
                                              Total Return, Investors Trust,
                                              Research Managers, Jennison
                                              Growth, U.S. Equity, Structured
                                              Equity, Mid Cap

Yankee Bonds                                  Bond Income, Strategic Bond, U.S.
                                              Government, Research Managers,
                                              Total Return

Foreign Currency Transactions, including      All Series
Forward Contracts, Futures and Options

Emerging Markets                              Focused Value, Strategic Bond,
                                              Investors Trust, Research
                                              Managers, Balanced, Total Return,
                                              Bond Income

Obligations of Supranational Agencies         All Series

Illiquid Securities                           All Series

Rule 144A Securities                          All Series

Real Estate Investment Trusts                 Small Cap, Equity Growth, Focused
                                              Value, Venture Value, Balanced,
                                              Total Return, Bond Income,
                                              Jennison Growth, U.S. Equity,
                                              Structured Equity, Mid Cap

Investment Company Securities                 All Series

Domestic Equity Depositary Receipts           Small Cap, Equity Growth, Venture
                                              Value, Balanced, Total Return,
                                              Investors Trust, Research
                                              Managers, Jennison Growth

Repurchase Agreements                         All Series

Reverse Repurchase Agreements                 Strategic Bond, U.S. Government,
                                              Balanced, Bond Income, Money
                                              Market

Dollar Rolls                                  Strategic Bond, U.S. Government,
                                              Balanced, Bond Income, Total
                                              Return, Money Market

Purchasing and Selling Options on             All Series except Money Market,
Securities                                    Investors

Purchasing and Selling Futures (and options   All Series except Money Market,
thereon)                                      Focused Value (Investors Trust may
                                              not engage in options on futures)

Eurodollar Futures and Options                Strategic Bond, U.S. Government,
                                              Balanced, Bond Income

Loan Participations and Assignments           Strategic Bond, Bond Income, Total
                                              Return

Swaps, Caps, Floors, Collars, Etc.            Strategic Bond, Balanced, Bond
                                              Income, Total Return

Inverse Floaters                              Balanced, Strategic Bond, U.S.
                                              Government, Bond Income, Total
                                              Return

Structured Notes                              Strategic Bond, Bond Income, Total
                                              Return

Capital Securities                            Bond Income, Strategic Bond, U.S.
                                              Government, Investors Trust,
                                              Research Managers, Total Return

Payment-in-Kind securities ("PIKs")           Bond Income, Total Return,
                                              Strategic Bond, U.S. Government,
                                              Investors Trust, Research Managers

Warrants Bond Income, Total Return, Strategic Bond, U.S. Government, Venture Value, Equity Growth,
                                              Investors Trust, Research
                                              Managers, Jennison Growth, U.S.
                                              Equity, Structured Equity, Mid Cap

Indexed Securities                            Bond Income, Total Return,
                                              Strategic Bond, U.S. Government,
                                              Research Managers

When Issued Securities                        Small Cap, Equity Growth, Focused
                                              Value, Venture Value, Total
                                              Return, Balanced, Bond Income,
                                              U.S. Government, Strategic Bond,
                                              Investors Trust, Research
                                              Managers, Money Market, U.S.
                                              Equity

Forward Commitments                           Focused Value, Investors Trust,
                                              Research Managers, Balanced, Bond
                                              Income

Hybrid Instruments                            All Series except Money Market

Short Sales "Against the Box"                 Equity Growth, Focused Value,
                                              Investors Trust, Research
                                              Managers, Bond Income, Total
                                              Return

Lending of Portfolio Securities               All Series

Equity Securities -- The Series listed above may invest in equity securities. Equity securities are more volatile and more risky than some other forms of investment. Therefore, the value of your investment in a Series may sometimes decrease instead of increase. Investments in companies with relatively small capitalization may involve greater risk than is usually associated with more established companies. These companies often have sales and earnings growth rates which exceed those of companies with larger capitalization. Such growth rates may in turn be reflected in more rapid share price appreciation. However, companies with smaller capitalization often have limited product lines, markets or financial resources and they may be dependent upon a relatively small management group. The securities may have limited marketability and may be subject to more abrupt or erratic movements in price than securities of companies with larger capitalization or the market averages in general. The net asset value of each class of a Series that invests in companies with smaller capitalization, therefore, may fluctuate more widely than market averages.

Convertible Securities -- The Series listed above may invest in convertible securities, including corporate bonds, notes or preferred stocks of U.S. or foreign issuers that can be converted into (that is, exchanged for) common stocks or other equity securities. Convertible securities also include other securities, such as warrants, that provide an opportunity for equity participation. Because convertible securities can be converted into equity securities, their values will normally vary in some proportion with those of the underlying equity securities. Convertible securities usually provide a higher yield than the underlying equity, however, so that the price decline of a convertible security may sometimes be less substantial than that of the underlying equity security. The value of convertible securities that pay dividends or interest, like the value of other fixed-income securities, generally fluctuates inversely with changes in interest rates. Warrants have no voting rights, pay no dividends and have no rights with respect to the assets of the corporation issuing them. They do not represent ownership of the securities for which they are exercisable, but only the right to buy such securities at a particular price.

Fixed-income Securities -- The Series listed above may invest in fixed-income securities. Fixed-income securities include a broad array of short, medium and long term obligations issued by the U.S. or foreign governments, government or international agencies and instrumentalities, and corporate issuers of various types. Some fixed-income securities represent uncollateralized obligations of their issuers; in other cases, the securities may be backed by specific assets (such as mortgages or other receivables) that have been set aside as collateral for the issuer's obligation. Fixed-income securities generally involve an obligation of the issuer to pay interest or dividends on either a current basis or at the maturity of the security, as well as the obligation to repay the principal amount of the security at maturity.

          Fixed-income securities involve both credit risk and market risk. Credit risk is the risk that the security's issuer will fail to fulfill its obligation to pay interest, dividends or principal on the security. Market risk is the risk that the value of the security will fall because of changes in market rates of interest or other factors. Except to the extent values are affected by other factors such as developments relating to a specific issuer, generally the value of a fixed-income security can be expected to rise when interest rates decline and conversely, the value of such a security can be expected to fall when interest rates rise. Some fixed-income securities also involve prepayment or call risk. This is the risk that the issuer will repay a Series the principal on the security before it is due, thus depriving the Series of a favorable stream of future interest or dividend payments. In addition, many fixed-income securities contain call or buy-back features that permit their issuers to call or repurchase the securities from their holders. Such securities may present risks based on payment expectations. Although a Series would typically receive a premium if an issuer were to redeem a security, if an issuer were to exercise a "call option" and redeem the security during times of declining interest rates, a Series may realize a capital loss on its investment if the security was purchased at a premium and a Series may be forced to replace the called security with a lower yielding security.

          Because interest rates vary, it is impossible to predict the income for any particular period of a Series that invests in fixed-income securities. Fluctuations in the value of a Series' investments in fixed-income securities will cause the net asset value of each class of a Series to increase or decrease.

          Duration is a measure of the price volatility of a bond equal to the weighted average term to maturity of the bond's cash flows. The weights are the present values of each cash flow as a percentage of the present value of all cash flows. The greater the duration of a bond, the greater its percentage price volatility. Only a pure discount bond -- that is, one with no coupon or sinking-fund payments -- has a duration equal to the remaining maturity of the bond, because only in this case does the present value of the final redemption payment represent the entirety of the present value of the bond. For all other bonds, duration is less than maturity.

          The difference between duration and maturity depends on: (a) the size of the coupon, (b) whether or not there are to be sinking-fund payments, and (c) the yield-to-maturity represented by the bond's current market value. The higher the coupon the shorter the duration. This is because the final redemption payment accounts for a smaller percentage of the bond's current value. The higher the yield the shorter the duration. This is because the present values of the distant payments become less important relative to the present values of the nearer payments. A typical sinking fund reduces duration by about 1.5 years. For bonds of less than five years to maturity, duration expands rapidly as maturity expands. From 5 to 15 years remaining maturity, duration continues to expand as maturity lengthens, but at a considerably slower rate. Beyond 15 years' maturity, increments to duration are quite small, and only a bond with very low (or no) coupon would have a duration of more than 15 years.

          There is a close relationship between duration and the price sensitivity of a bond to changes in interest rates. The relationship is approximately as follows:

          Percent change in bond price = -(Duration x Absolute change in yield).

          For example, a bond with 10 years' duration will decline (or rise) in price by approximately 5 percent when yield increases (or decreases) by one half percent. Similarly, a yield increase of 2 percent will produce a price decline of about 24 percent for a bond with 12 years' duration; but the same 2 percent yield increase will produce a price decline of only some 10 percent for a bond with five-years' duration. This same relationship holds true for the duration and price of the entire portfolio of a Series.

Money Market Instruments -- Obligations of foreign branches of U.S. banks and other foreign securities are subject to risks of foreign political, economic and legal developments, which include foreign governmental restrictions adversely affecting payment of principal and interest on the obligations, foreign withholding and other taxes on interest income, and difficulties in obtaining and enforcing a judgment against a foreign branch of a domestic bank. With respect to bank obligations, different risks may result from the fact that foreign banks are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks. For instance, such branches may not be subject to the types of requirements imposed on domestic banks with respect to mandatory reserves, loan limitations, examinations, accounting, auditing, recordkeeping and the public availability of information. Obligations of such branches will be purchased by the Series only when the Series' adviser or subadviser believes the risks are minimal.

          The following constitutes a description of the money market instruments which may be purchased by the Money Market Series, and by any of the Series, some of which may only invest for temporary defensive purposes.

          U.S. Government Securities -- are bills, certificates of indebtedness, notes and bonds issued by agencies, authorities and instrumentalities of the U.S. Government. Some obligations, such as those issued by the U.S. Treasury, the Government National Mortgage Association, the Farmers' Home Administration and the Small Business Administration, are backed by the full faith and credit of the U.S. Treasury. Other obligations are backed by the right of the issuer to borrow from the U.S. Treasury or by the credit of the agency, authority or instrumentality itself. Such obligations include, but are not limited to, obligations issued by the Tennessee Valley Authority, the Bank for Cooperatives, Federal Home Loan Banks, Federal Intermediate Credit Banks, Federal Land Banks and the Federal National Mortgage Association.

          Certificates of Deposit -- are certificates issued against funds deposited in a bank, are for a definite period of time, earn a specified rate of return and are normally negotiable.

          Bankers' Acceptances -- are short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed "accepted" when a bank guarantees their payment at maturity.

          Eurodollar Obligations -- are obligations of foreign branches of U.S. banks.

          Commercial Paper -- refers to promissory notes issued by corporations in order to finance their short-term credit needs. Commercial paper may also be backed by segregated assets. See "Asset-backed securities" below. For a description of commercial paper ratings see Appendix A-2.

U.S. Government Securities -- The Series may invest in some or all of the following U.S. Government Securities, as well as in other types of securities issued or guaranteed by the U.S. Government or its agencies, authorities or instrumentalities:

          U.S. Treasury Bills -- Direct obligations of the United States Treasury which are issued in maturities of one year or less. No interest is paid on Treasury bills; instead, they are issued at a discount and repaid at full face value when they mature. They are backed by the full faith and credit of the United States Government.

          U.S. Treasury Notes and Bonds -- Direct obligations of the United States Treasury issued in maturities that vary between one and 40 years, with interest normally payable every six months. These obligations are backed by the full faith and credit of the United States Government.

          "Ginnie Maes" -- Debt securities issued by a mortgage banker or other mortgagee which represent an interest in a pool of mortgages insured by the Federal Housing Administration or the Farmer's Home Administration or guaranteed by the Veterans Administration. The Government National Mortgage Association ("GNMA") guarantees the timely payment of principal and interest when such payments are due, whether or not these amounts are collected by the issuer of these certificates on the underlying mortgages. Mortgages included in single family or multi-family residential mortgage pools backing an issue of Ginnie Maes have a maximum maturity of up to 30 years. Scheduled payments of principal and interest are made to the registered holders of Ginnie Maes (such as the Fund) each month. Unscheduled prepayments may be made by homeowners, or as a result of a default. Prepayments are passed through to the registered holder (such as the Fund, which reinvests any prepayments) of Ginnie Maes along with regular monthly payments of principal and interest.

          "Fannie Maes" -- The Federal National Mortgage Association ("FNMA") is a government-sponsored corporation owned entirely by private stockholders that purchases residential mortgages from a list of approved seller/servicers. Fannie Maes are pass-through securities issued by FNMA that are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the United States Government.

          "Freddie Macs" -- The Federal Home Loan Mortgage Corporation ("FHLMC") is a corporate instrumentality of the United States Government. Freddie Macs are participation certificates issued by FHLMC that represent an interest in residential mortgages from FHLMC's National Portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but Freddie Macs are not backed by the full faith and credit of the United States Government.

          U.S. Government Securities often do not involve the same credit risks associated with investments in other types of fixed-income securities, although, as a result, the yields available from U.S. Government Securities are generally lower than the yields available from corporate fixed-income securities. Like other fixed-income securities, however, the values of U.S. Government Securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the net asset value of each class of a Series. Since the magnitude of these fluctuations will generally be greater at times when the Series' average maturity is longer, under certain market conditions, a Series may, for temporary defensive purposes, accept lower current income from short-term investments rather than investing in higher yielding long-term securities.

Privately Issued Mortgage Securities -- The Series listed above may invest in privately-issued pass through securities that provide for the monthly principal and interest payments made by individual borrowers to pass through to investors on a corporate basis, and in privately issued collateralized mortgage obligations ("CMOs"; see the general description below). Privately-issued mortgage securities are issued by private originators of, or investors in, mortgage loans, including mortgage bankers, commercial banks, investment banks, savings and loan associations and special purpose subsidiaries of the foregoing. Since privately-issued mortgage certificates are not guaranteed by an entity having the credit status of GNMA or FHLMC, such securities generally are structured with one or more types of credit enhancement. For a description of the types of credit enhancements that may accompany privately-issued mortgage securities, see "Types of Credit Support" below. A Series will not limit its investments to asset-backed securities with credit enhancements.

Adjustable Rate Mortgage Securities -- The Series listed above may invest in Adjustable Rate Mortgage Securities ("ARM"). An ARM, like a traditional mortgage security, is an interest in a pool of mortgage loans that provides investors with payments consisting of both principal and interest as mortgage loans in the underlying mortgage pool are paid off by the borrowers. Unlike fixed rate mortgage securities, ARMs are collateralized by or represent interests in mortgage loans with variable rates of interest. These interest rates are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because the interest rates are reset only periodically, changes in the interest rate on ARMs may lag changes in prevailing market interest rates. Also, some ARMs (or the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. As a result, changes in the interest rate on an ARM may not fully reflect changes in prevailing market interest rates during certain periods. Because of the resetting of interest rates, ARMs are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

Collateralized Mortgage Obligations -- The Series listed above may invest in collateralized mortgage obligations (a "CMO"). A CMO is a debt security collateralized by a portfolio of mortgages or mortgage securities held under a trust indenture. In some cases, the underlying mortgages or mortgage securities are issued or guaranteed by the U.S. Government or an agency or instrumentality thereof, but the obligations purchased by a Series will in many cases not be so issued or guaranteed. The issuer's obligation to make interest and principal payments is secured by the underlying portfolio of mortgages or mortgage securities. CMOs are issued with a number of classes or series which have different maturities and which may represent interests in some or all of the interest or principal on the underlying collateral or a combination thereof. In the event of sufficient early prepayments on such mortgages, the class or series of CMO first to mature generally will be retired prior to its maturity. The early retirement of a particular class or series of CMO held by a Series would have the same effect as the prepayment of mortgages underlying a mortgage pass-through security.

Stripped Mortgage Securities - The Series listed above may invest in stripped mortgage securities, which are derivative multiclass mortgage securities. Stripped mortgage securities may be issued by agencies or instrumentalities of the U.S. Government, or by private issuers, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Stripped mortgage securities have greater volatility than other types of mortgage securities in which the Series invest. Stripped mortgage securities may not be as liquid as other securities in which the Series may invest.

          Stripped mortgage securities are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yield-to-maturity on an IO class is extremely sensitive not only to changes in prevailing interest rates but also the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Series' yield-to-maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Series may fail to fully recoup its initial investment in these securities even if the securities are rated in a top rating category.

          As interest rates rise and fall, the value of IOs tends to move in the same direction as interest rates. The value of other mortgage securities, like other debt instruments, will tend to move in the opposite direction of interest rates. Accordingly, investing in IOs, in conjunction with the other mortgage securities described herein, may reduce fluctuations in the net asset value of each class of a Series.

          In addition to the stripped mortgage securities described above, the Series listed above may invest in similar securities such as "Super POs," "Levered IOs" and "IOettes," all of which are more volatile than conventional POs or IOs. Risks associated with instruments such as Super POs are similar in nature to those risks related to investments in POs. Risks connected with Levered IOs and IOettes are similar in nature to those associated with IOs. The Series may also invest in other similar instruments developed in the future that are deemed consistent with the investment objectives, policies and restrictions of the Series.

          Under the Internal Revenue Code, POs may generate taxable income from the current accrual of original issue discount, without a corresponding distribution of cash to the portfolio.

Asset-backed Securities -- The Series listed above may invest in asset-backed securities. As with mortgage securities, asset-backed securities are often backed by a pool of assets representing the obligation of a number of different parties and use similar credit enhancement techniques. For a description of the types of credit enhancement that may accompany privately-issued mortgage securities, see "Types of Credit Support" below. A Series will not limit its investments to asset-backed securities with credit enhancements. Although asset-backed securities are not generally traded on a national securities exchange, many such securities are widely traded by brokers and dealers, and in such cases will not be deemed by that Series' subadviser to be illiquid securities for the purposes of the investment policy that limits a Series' investments in illiquid securities.

          Types of Credit Support -- Mortgage securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failure by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. A Series will not pay any additional fees for such credit support, although the existence of credit support may increase the price of a security.

          The ratings of mortgage securities and asset-backed securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the provider of the credit enhancement. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

          Examples of credit support arising out of the structure of the transaction include "senior subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal and interest, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceed those required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that which is anticipated could adversely affect the return on an investment in such security.

Zero Coupon Securities -- The Series listed above may invest in zero coupon securities. Zero coupon securities involve special risk considerations. Zero coupon securities include debt securities that pay no cash income but are sold at substantial discounts from their value at maturity. When such a zero coupon security is held to maturity, its entire return (other than the return of the principal upon maturity), consists of the amortization of discount and comes from the difference between its purchase price and its maturity value. The difference is known at the time of purchase, so that investors holding zero coupon securities until maturity know at the time of their investment what the return on their investment will be. Certain other zero coupon securities which also are sold at substantial discounts from their maturity value, provide for the commencement of regular interest payments at a deferred date.

          Zero coupon securities tend to be subject to greater price fluctuations in response to changes in interest rates than are ordinary interest-paying debt securities with similar maturities. The values of zero coupon securities appreciate more during periods of declining interest rates and depreciates more during periods of rising interest rates. Zero coupon securities may be issued by a wide variety of corporate and governmental issuers. Although zero coupon securities are generally not traded on a national securities exchange, many such securities are widely traded by brokers and dealers and, if so, will not be considered illiquid.

          Current federal income tax law requires the holder of a zero coupon security (as well as the holders of other securities, such as Brady Bonds, which may be acquired at a discount) to accrue income with respect to these securities prior to the receipt of cash payments. To maintain its qualification as a regulated investment company and avoid liability for federal income and excise taxes, the Series may be required to distribute income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements.

Lower Rated Fixed-income Securities (High Yield Debt) -- The Series listed above may invest in high yield debt. Fixed-income securities rated below "investment grade" (i.e., rated below one of the top four ratings from Moody's or Standard & Poor's or any other nationally recognized rating agency; or, if the securities are unrated, judged by the subadviser to be of similar quality) are considered high yield, high risk securities and are commonly known as "high yield debt" or "junk bonds". Lower quality fixed-income securities generally provide higher yields, but are subject to greater credit and market risk than higher quality fixed-income securities. Lower quality fixed-income securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. The ability of a Series investing in lower quality fixed-income securities to achieve its investment objective may be more dependent on the relevant adviser's or subadviser's own credit analysis than it would be for a Series investing in higher quality bonds. The market for lower quality fixed-income securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities. In addition, the secondary market may be less liquid for lower rated fixed-income securities. This lack of liquidity at certain times may affect the valuation of these securities and may make the valuation and sale of these securities more difficult. For more information, including a detailed description of the ratings assigned by S&P, Moody's and Duff & Phelps, please refer to "Appendix A-1--Description of Bond Ratings."

Foreign Securities -- The Series listed above may invest in securities of issuers organized or headquartered outside the United States or primarily traded outside the United States ("foreign securities").

          Although investing in foreign securities may increase a Series' diversification and reduce portfolio volatility, foreign securities may present risks not associated with investments in comparable securities of U.S. issuers. There may be less information publicly available about a foreign corporate or governmental issuer than about a U.S. issuer, and foreign corporate issuers are not generally subject to accounting, auditing and financial reporting standards and practices comparable to those in the United States. The securities of some foreign issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign brokerage commissions and securities custody costs are often higher than in the United States. With respect to certain foreign countries, there is a possibility of governmental expropriation of assets, confiscatory taxation, political or financial instability and diplomatic developments that could affect the value of investments in those countries. A Series' receipt of interest on foreign government securities may depend on the availability of tax or other revenues to satisfy the issuer's obligations.

          A Series' investments in foreign securities may include investments in countries whose economies or securities markets are not yet highly developed. Special considerations associated with these investments (in addition to the considerations regarding foreign investments generally) may include, among others, greater political uncertainties, an economy's dependence on revenues from particular commodities or on international aid or development assistance, currency transfer restrictions, highly limited numbers of potential buyers for such securities and delays and disruptions in securities settlement procedures.

          Since most foreign securities are denominated in foreign currencies or trade primarily in securities markets in which settlements are made in foreign currencies, the value of these investments and the net investment income available for distribution to shareholders of a Series investing in these securities may be affected favorably or unfavorably by changes in currency exchange rates or exchange control regulations. Changes in the value relative to the U.S. dollar of a foreign currency in which a Series' holdings are denominated will result in a change in the U.S. dollar value of the Series' assets and the Series' income available for distribution.

          In addition, although part of a Series' income may be received or realized in foreign currencies, the Series will be required to compute and distribute its income in U.S. dollars. Therefore, if the value of a currency relative to the U.S. dollar declines after a Series' income has been earned in that currency, translated into U.S. dollars and declared as a dividend, but before payment of the dividend, the Series could be required to liquidate portfolio securities to pay the dividend. Similarly, if the value of a currency relative to the U.S. dollar declines between the time a Series accrues expenses in U.S. dollars and the time such expenses are paid, the amount of such currency required to be converted into U.S. dollars will be greater than the equivalent amount in such currency of such expenses at the time they were incurred.

          Each Series listed above may also purchase shares of investment companies investing primarily in foreign securities, including shares of funds that invest primarily in securities of issuers located in one foreign country or region. Each Series may, subject to the limitations stated above, invest in World Equity Benchmark Shares ("WEBS") and similar securities that invest in securities included in foreign securities indices. See "Investment Practices - Foreign Equity Depositary Receipts."

High Yield/High Risk Foreign Sovereign Debt Securities -- The Series listed above may invest in these bonds, which are typically issued by developing or emerging market countries. Such countries' ability to pay principal and interest may be adversely affected by many factors, including high rates of inflation, high interest rates, currency exchange rate fluctuations or difficulties, political uncertainty or instability, the country's cash flow position, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole, the policy of the International Monetary Fund (the "IMF"), the World Bank and other international agencies, the obligor's balance of payments, including export performance, its access to international credit and investments, fluctuations in the international prices of commodities which it imports or exports and the extent of its foreign reserves and access to foreign exchange. Currency devaluations may also adversely affect the ability of a sovereign obligor to obtain sufficient foreign exchange to service its external debt.

          If a foreign sovereign obligor cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks and multilateral organizations, and inflows of foreign investment. The commitment on the part of these entities to make such disbursements may be conditioned on the government's implementation of economic reforms or other requirements. Failure to meet such conditions may result in the cancellation of such third parties' commitments to lend funds, which may further impair the obligor's ability or willingness to timely service its debts.

          A Series may invest in the sovereign debt of foreign countries which have issued or have announced plans to issue Brady Bonds, and expect that a substantial portion of their investments in sovereign debt securities will consist of Brady Bonds.

Brady Bonds -- The Series listed above may invest in Brady Bonds. Brady Bonds are debt securities issued under the framework of the Brady Plan, an initiative announced by then U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external commercial bank indebtedness. In restructuring its external debt under the Brady Plan framework, a debtor nation negotiates with its existing bank lenders as well as multilateral institutions such as the World Bank and the IMF. The Brady Plan framework, as it has developed, contemplates the exchange of commercial bank debt for newly issued bonds (Brady Bonds). Brady Bonds may also be issued in respect of new money being advanced by existing lenders in connection with the debt restructuring. The World Bank and/or the IMF support the restructuring by providing funds pursuant to loan agreements or other arrangements which enable the debtor nation to collateralize the new Brady Bonds or to repurchase outstanding bank debt at a discount. Under these arrangements with the World Bank or the IMF, debtor nations have been required to agree to the implementation of certain domestic monetary and fiscal reforms. Such reforms have included the liberalization of trade and foreign investment, the privatization of state-owned enterprises and the setting of targets for public spending and borrowing. These policies and programs seek to promote the debtor country's economic growth and development. Investors should recognize that the Brady Plan only sets forth general guiding principles for economic reform and debt reduction, emphasizing that solutions must be negotiated on a case-by-case basis between debtor nations and their creditors.

          Agreements implemented under the Brady Plan to date are designed to achieve debt and debt-service reduction through specific options negotiated by a debtor nation with its creditors. As a result, the financial packages offered by each country differ. The types of options have included the exchange of outstanding commercial bank debt for bonds issued at 100% of face value of such debt, which carry a below-market stated rate of interest (generally known as par bonds), bonds issued at a discount from face value of such debt (generally known as discount bonds), bonds bearing an interest rate which increases over time and bonds issued in exchange for the advancement of new money by existing lenders. Regardless of the stated face amount and stated interest rate of the various types of Brady Bonds, a Series will purchase Brady Bonds in secondary markets, as described below, in which the price and yield to the investor reflect market conditions at the time of purchase. Brady Bonds issued to date have traded at a deep discount from their face value. Certain Brady Bonds have been collateralized as to principal due at maturity (typically 30 years from the date of issuance) by U.S. Treasury zero coupon bonds with a maturity equal to the final maturity of such Brady Bonds, although the collateral is not available to investors until the final maturity of the Brady Bonds. Collateral purchases are financed by the IMF, the World Bank and the debtor nations' reserves. In addition, interest payments on certain types of Brady Bonds may be collateralized by cash or high-grade securities in amounts that typically represent between 12 and 18 months of interest accruals on these instruments with the balance of the interest accruals being uncollateralized. A Series may purchase Brady Bonds with no or limited collateralization, and will be relying for payment of interest and (except in the case of principal collateralized Brady Bonds) principal primarily on the willingness and ability of the foreign government to make payment in accordance with the terms of the Brady Bonds. Brady Bonds issued to date are purchased and sold in secondary markets through U.S. securities dealers and other financial institutions and are generally maintained through European transnational securities depositories.

          In the event of a default with respect to collateralized Brady Bonds as a result of which the payment obligations of the issuer are accelerated, the U.S. Treasury zero coupon obligations held as collateral for the payment of principal will not be distributed to investors, nor will such obligations be sold and the proceeds distributed. The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds, which will continue to be outstanding, at which time the face amount of the collateral will equal the principal payments which would have then been due on the Brady Bonds in the normal course. In light of the residual risk of the Brady Bonds and, among other factors, the history of default with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are to be viewed as speculative.

          Sovereign obligors in developing and emerging market countries have in the past experienced substantial difficulties in servicing their external debt obligations, which has led to defaults on certain obligations and the restructuring of certain indebtedness including among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds and obtaining new credit to finance interest payments. There can be no assurance that the Brady Bonds and other foreign sovereign debt securities in which a Series may invest will not be subject to similar restructuring arrangements or to requests for new credit which may adversely affect the Series' holdings. Brady Bonds involving an emerging market country are included in any Series' limitation on investments in emerging markets.

Foreign Equity Depositary Receipts -- In addition to purchasing foreign securities directly, each Series may purchase Foreign Equity Depositary Receipts, which are instruments issued by a bank that represent an interest in equity securities held by arrangement with the bank. Each Series may invest in European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and International Depositary Receipts ("IDRs"). In addition, the Series listed above may invest in American Depositary Receipts ("ADRs"), which represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank. ADRs are traded on domestic exchanges or in the U.S. over-the-counter market and, generally, are in registered form. EDRs, GDRs and IDRs are receipts evidencing an arrangement with a non-U.S. bank similar to that for ADRs and are designed for use in the non-U.S. securities markets. EDRs, GDRs and IDRs are not necessarily quoted in the same currency as the underlying security.

          Foreign Equity Depositary Receipts can be either "sponsored" or "unsponsored." Sponsored Foreign Equity Depositary Receipts are issued by banks in cooperation with the issuer of the underlying equity securities. Unsponsored Foreign Equity Depositary Receipts are arranged without involvement by the issuer of the underlying equity securities. Less information about the issuer of the underlying equity securities may be available in the case of unsponsored Foreign Equity Depositary Receipts.

          To the extent a Series acquires Foreign Equity Depositary Receipts through banks that do not have a contractual relationship with the foreign issuer of the security underlying the Foreign Equity Depositary Receipts to issue and service such Foreign Equity Depositary Receipts (unsponsored), there may be an increased possibility that such Series would not become aware of and be able to respond to corporate actions such as stock splits or rights offerings involving the foreign issuer in a timely manner. In addition, the lack of information may result in inefficiencies in the valuation of such instruments. Investment in Foreign Equity Depositary Receipts does not eliminate the risks inherent in investing in securities of non-U.S. issuers. The market value of Foreign Equity Depositary Receipts is dependent upon the market value of the underlying securities and fluctuations in the relative value of the currencies in which the Foreign Equity Depositary Receipts and the underlying securities are quoted. However, by investing in Foreign Equity Depositary Receipts, such as ADRs, that are quoted in U.S. dollars, a Series may avoid currency risks during the settlement period for purchases and sales.

Yankee Bonds -- The Series listed above may invest in Yankee bonds, which are bonds denominated in U.S. dollars and issued by foreign entities for sale in the United States. Yankee bonds are affected by interest rates in the U.S. and by the economic, political and other forces which impact the issuer locally.

Foreign Currency Transactions, including Forward Contracts, Futures and Options -- The Series listed above may engage in foreign currency transactions to protect against a change in the foreign currency exchange rate between the date on which a

Series contracts to purchase or sell a security that settles in a foreign currency and the settlement date for the purchase or sale. In order to "lock in" the equivalent of a dividend or interest payment in another currency, the Series may purchase or sell a foreign currency on a spot (or cash) basis at the prevailing spot rate. If conditions warrant, a Series may also enter into contracts with banks or broker-dealers to purchase or sell foreign currencies at a future date ("forward contracts"). The Series will maintain cash or other liquid assets in a segregated account with the custodian in an amount at least equal to (i) the difference between the current value of the Series' liquid holdings that settle in the relevant currency and the Series' outstanding net obligations under currency forward contracts in that currency, or (ii) the current amount, if any, that would be required to be paid to enter into an offsetting forward currency contract which would have the effect of closing out the original forward contract. Subject to the investment policies described above in "Investment Objectives" and "Investment Restrictions" and in the Prospectus, the Series may also purchase or sell foreign currency futures contracts traded on futures exchanges. Foreign currency futures contract transactions involve risks similar to those of other futures transactions. Each series may also purchase options on foreign currencies. See "Purchasing and Selling Options on Securities," "Writing Covered Options," and "Purchasing and Selling Futures (and options thereon)" below. The Series' use of such transactions may be limited by tax considerations.

Emerging Markets -- The Series listed above may invest in the securities of issuers in emerging market countries (up to the limit of each Series' ability to invest in foreign securities). Investing in securities of issuers in emerging market countries involves risks in addition to those discussed in the Prospectus under "Foreign Securities." Emerging market countries are generally located in the Asia-Pacific region, Eastern Europe, Latin and South America and Africa. The Series' purchase and sale of portfolio securities in certain emerging market countries may be constrained by limitations as to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. Such limitations may be computed based on the aggregate trading volume by or holdings of the Series, the subadviser, its affiliates and their respective clients and other service providers. The Series may not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached.

          Foreign investment in the securities markets of certain emerging market countries is restricted or controlled to varying degrees which may limit investment in such countries or increase the administrative costs of such investments. For example, certain Asian countries require governmental approval prior to investments by foreign countries or limit investment by foreign countries to only a specified percentage of an issuer's outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the issuer available for purchase by nationals. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by the Series. The repatriation of both investment income and capital from certain emerging market countries is subject to restrictions such as the need for governmental consents. Due to restrictions on direct investment in equity securities in certain Asian countries, such as Taiwan, it is anticipated that the Series may invest in such countries only through other investment funds in such countries. See "Investment Company Securities" below.

Obligations of Supranational Agencies -- The Series listed above may also invest in obligations issued by supranational agencies such as the International Bank for Reconstruction and Development (commonly known as the World Bank) which was chartered to finance development projects in developing member countries; the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations' steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations in the Asian and Pacific regions. Debt obligations of supranational agencies are not considered U.S. Government Securities and are not supported, directly or indirectly, by the U.S. Government.

Illiquid Securities -- Each Series may invest up to 15% of its net assets (10% in the case of Money Market) in "illiquid securities," that is, securities which in the opinion of the subadviser may not be resalable at the price at which the Series is valuing the security, within seven days, except as qualified below, including securities whose disposition is restricted by federal securities laws (other than Rule 144A securities deemed liquid by the Series' subadviser) and certificates of deposit and repurchase agreements of more than seven days duration or any time deposit with a withdrawal penalty. If through the appreciation of illiquid securities or the depreciation of liquid securities, a Series is in a position where more than 15% (10% in the case of Money Market) of the value of its net assets are invested in illiquid assets, the Series is not required to immediately sell any illiquid securities if to do so would not be in the best interest of the Series' shareholders.

Rule 144A Securities -- Each Series may purchase Rule 144A securities. These are privately offered securities that can be resold only to certain qualified institutional buyers. Rule 144A securities are treated as illiquid, unless the Series' subadviser has determined, under guidelines established by the Fund's trustees, that the particular issue of Rule 144A securities is liquid.

Real Estate Investment Trusts ("REITs") -- The Series listed above may invest in REITs, which are pooled investment vehicles which invest primarily in income-producing real estate or real estate related loans or interest. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Like regulated investment companies such as the Series, REITs are not taxed on income distributed to shareholders provided that they comply with certain requirements under the Internal Revenue Code. The Series will indirectly bear its proportionate share of any expenses paid by REITs in which it invests in addition to the expenses paid by the Series.

          Investing in REITs involves certain unique risks. Equity REITs may be affected by changes in the value of the underlying property owned by such REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified (except to the extent the Internal Revenue Code requires), and are subject to the risk of financing projects. REITs are subject to heavy cash flow dependency, defaults by borrowers, self-liquidation, and the possibility of failing to qualify for the exemption from tax for distributed income under the Internal Revenue Code and failing to maintain their exemption from the Investment Company Act of 1940 (the "1940 Act.") REITs, and mortgage REITs in particular, are also subject to interest rate risk.

Investment Company Securities -- The Series listed above may invest in other investment companies to the extent permitted by the 1940 Act. Because of restrictions on direct investment by U.S. entities in certain countries, a Series may choose to invest indirectly in such countries by purchasing shares of another investment company that is permitted to invest in such countries, which may be the most practical or efficient way for the Series to invest in such countries. In other cases, where the Series' subadviser desires to make only a relatively small investment in a particular country, investing through an investment company that holds a diversified portfolio in that country may be more effective than investing directly in issuers in that country. As an investor in another investment company, a Series will bear its share of the expenses of that investment company. These expenses are in addition to the Series' own costs of operations. In some cases, investing in an investment company may involve the payment of a premium over the value of the assets held in that investment company's portfolio.

          Zenith Equity pursues its investment objective by investing its assets in securities of other investment companies (Structured Equity, Jennison Growth and U.S. Equity).

          Venture Value may only invest in securities of investment companies investing primarily in foreign securities.

          Exchange Traded Funds (see below) are investment company securities; therefore, investments therein are subject to a Series' limitation on investment in other investment companies.

Exchange Traded Funds -- The Series listed above may invest in Exchange Traded Funds ("ETFs") subject to the restrictions on the percentage of such Series' assets that may be represented by Investment Company Securities. ETFs are also referred to as Domestic Equity Depositary Receipts. ETFs are interests in a unit investment trust ("UIT") that holds a portfolio of securities that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts ("SPDRs"), DIAMONDs, iShares, HOLDRs, VIPERs and Nasdaq 100 Shares, which may be obtained from the UIT issuing the securities or purchased in the secondary market (each of these ETFs are listed on the American Stock Exchange).

          ETFs are issued in aggregations known as "Creation Units" in exchange for a "Portfolio Deposit" consisting of (a) a portfolio of securities substantially similar to the component securities ("Index Securities") of the relevant index (the "Target Index"), (b) a cash payment equal to a pro rata portion of the dividends accrued on the UIT's portfolio securities since the last dividend payment by the UIT, net of expenses and liabilities, and (c) a cash payment or credit ("Balancing Amount") designed to equalize the net asset value of the Target Index and the net asset value of a Portfolio Deposit.

          ETFs are not individually redeemable, except upon termination of the UIT that issued them. To redeem, a Series must accumulate enough ETFs to reconstitute a Creation Unit. The liquidity of small holdings of ETFs, therefore, will depend upon the existence of a secondary market. Upon redemption of a Creation Unit, a Series will receive Index Securities and cash identical to the Portfolio Deposit required of an investor wishing to purchase a Creation Unit that day.

          The redemption price (and therefore the sale price) of ETFs is derived from and based upon the securities held by the UIT that issued them. Accordingly, the level of risk involved in the purchase or redemption or sale of an ETF is similar to the risk involved in the purchase or sale of traditional securities, with the exception that the price of ETFs is based on the value of a basket of stocks. The market prices of ETFs will fluctuate in accordance with both changes in the market value of their underlying portfolio securities and due to supply and demand for the instruments on the exchanges on which they trade (which may result in their trading at a discount or premium to their net asset value). ETFs may not replicate exactly the performance of their specified index because of transaction costs and because of the temporary unavailability of certain component securities of the index. Disruptions in the markets for the securities underlying ETFs purchased or sold by a Series could result in losses on ETFs.

Repurchase Agreements -- Each of the Series may enter into these agreements by which a Series purchases a security (usually a U.S. Government Security) and obtains a simultaneous commitment from the seller (a member bank of the Federal Reserve System or, to the extent permitted by the 1940 Act, a recognized securities dealer) to repurchase the security at an agreed upon price and date. Each Series, through the custodian or subcustodian, receives delivery of the underlying securities collateralizing repurchase agreements. It is the Fund's policy that the market value of the collateral be at least equal to 100% of the repurchase price in the case of a repurchase agreement of one day duration and 102% on all other repurchase agreements. Each Series' adviser or subadviser is responsible for determining that the value of the collateral is at all times at least equal to the repurchase price.

          The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Series the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U.S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security, or the seller may enter insolvency, thereby delaying or limiting realization of collateral. In such event, the Series may be able to exercise rights with respect to the underlying security, including possible disposition of the security in the market. However, the Series may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Series seeks to enforce its rights thereto, (b) possible reduced levels of income and lack of access to income during this period and (c) inability to enforce rights and the expenses involved in attempted enforcement.

Reverse Repurchase Agreements and Dollar Rolls -- The Series listed above may enter into reverse repurchase agreements and dollar rolls with qualified institutions to seek to enhance returns. Information about specific limitations on reverse repurchase agreements applicable to the Series is set out above under "Investment Objectives and Policies" and "Investment Restrictions".

          Reverse repurchase agreements involve sales by a Series of portfolio assets concurrently with an agreement by that Series to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Series continues to receive principal and interest payments on these securities.

          The Series may enter into dollar rolls in which it sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Series forgoes principal and interest paid on the securities. The Series is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

          The Series will establish a segregated account with its custodian in which it will maintain high quality liquid assets equal in value to its obligations in respect of reverse repurchase agreements and dollar rolls. Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by the Series may decline below the price of the securities the Series has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Series' use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Series' obligation to repurchase the securities. Although reverse repurchase agreements and dollar rolls have certain characteristics similar to borrowings, these investment techniques are not considered borrowings by the Series for purposes of determining the limitations on each Series' borrowings described under the heading "Investment Restrictions".

Purchasing and Selling Options on Securities -- An option on a security entitles the holder to receive (in the case of a call option) or to sell (in the case of a put option) a particular security at a specified exercise price. An "American style" option allows exercise of the option at any time during the term of the option. A "European style" option allows an option to be exercised only at the end of its term. Options on securities may be traded on or off a national securities exchange. For a discussion of additional risks related to futures and options, see the discussion below. Information about specific limitations on option transactions applicable to the Series is set out above under "Investment Objectives and Policies: and "Investment Restrictions".

          Risks Related to Futures and Options -- The purchase and sale of futures contracts, options on futures, and options on securities or indexes and options involve risks. One risk arises because of the imperfect correlation between movements in the price of futures contracts or options and movements in the price of the underlying securities or index. The Series' use of futures contracts or options will not be fully effective unless the Series can compensate for such imperfect correlation. There is no assurance that the Series will be able to effect such compensation.

          The correlation between the price movement of a futures contract or option and the related security (or index) may be distorted due to differences in the nature of the markets. If the price of the futures contract or option moves more than the price of the security or index, the Series would experience either a loss or a gain on the future or option that is not completely offset by movements in the price of the security or index. In an attempt to compensate for imperfect price movement correlations, a Series may purchase or sell futures contracts or options in a greater amount than the related securities or index position if the volatility of the related securities or index is historically greater than the volatility of the futures contracts or options. Conversely, the Series may purchase or sell fewer contracts or options if the volatility of the price of the securities or index is historically less than that of the contracts or options.

          There are many reasons why changes in the values of futures contracts or options may not correlate perfectly with changes in the value of the underlying security or index. For example, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the index and futures markets. Secondly, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result the futures market may attract more speculators than does the securities market. In addition, trading hours for index futures or options may not correspond perfectly to hours of trading on the exchange where the underlying securities trade. This may result in a disparity between the price of futures or options and the value of the underlying security or index due to the lack of continuous arbitrage between the futures or options price and the value of the underlying security or index. Hedging transactions using securities indices also involve the risk that movements in the price of the index may not correlate with price movements of the particular portfolio securities being hedged (since a Series will typically not own all of the securities included in a particular index).

         Price movement correlation also may be distorted by the limited liquidity of certain futures or options markets and the participation of speculators in such markets. If an insufficient number of contracts are traded, commercial users may not deal in futures contracts or options because they do not want to assume the risk that they may not be able to close out their positions within a reasonable amount of time. In such instance, futures and options market prices may be driven by different forces than those driving the market in the underlying securities, and price spreads between these markets may widen. The participation of speculators in the market generally enhances its liquidity. Nonetheless, speculative trading spreads between futures markets may create temporary price distortions unrelated to the market in the underlying securities.

          Positions in futures contracts and related options are established or closed out only on an exchange or board of trade regulated by the Commodity Futures Trading Commission ("CFTC"). There is no assurance that a liquid market on an exchange or board of trade will exist for any particular contract or at any particular time. The liquidity of markets in futures contracts may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures price during a single trading day. Once the daily limit has been reached in a contract, no trades may be entered into at a price beyond the limit, which may prevent the liquidation of open futures positions. Prices have in the past exceeded the daily limit on a number of consecutive trading days. If there is not a liquid market at a particular time, it may not be possible to close a futures position at such time, and, in the event of adverse price movements, the Series would continue to be required to make daily cash payments of variation margin. However, if futures or options are used to hedge portfolio securities, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract.

          An exchange-traded option may be closed out only on a national securities or commodities exchange which generally provides a liquid secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, it might not be possible to effect a closing transaction with respect to a particular option, with the result that the Series would have to exercise the option in order to realize any profit. If the Series that has written an option is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation or other clearing organization may not at all times be adequate to handle current trading volume and (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

          Because the specific procedures for trading foreign futures and options on futures exchanges are still evolving, additional or different margin requirements as well as settlement procedures may be applicable to foreign futures and options at the time the Series purchases foreign futures or options.

          The successful use of transactions in futures and options depends in part on the ability of the Series to forecast correctly the direction and extent of interest rate or securities price movements within a given time frame. To the extent interest rates or securities prices move in a direction opposite to that anticipated, a Series may realize a loss that is not fully or partially offset by an increase in the value of portfolio securities. In addition, whether or not interest rates or securities prices move during the period that the Series holds futures or options positions, the Series will pay the cost of taking those positions (i.e., brokerage costs). As a result, the Series' total return for such period may be less than if it had not engaged in the futures or option transaction.

          Future Developments -- The above discussion relates to the Series' proposed use of futures contracts, options and options on futures contracts and swap transactions currently available. The relevant markets and related regulations are constantly evolving. In the event of future regulatory or market developments, the Series may also use additional types of futures contracts or options and other similar or related investment techniques.

Writing Covered Options -- The Series listed above may write covered call or put options. A call option on a futures contract written by a Series is considered by the Series to be covered if the Series owns the security subject to the underlying futures contract or other securities whose values are expected to move in tandem with the values of the securities subject to such futures contract, based on historical price movement volatility relationships. A call option on a security written by a Series is considered to be covered if the Series owns a security deliverable under the option. A written call option is also covered if the Series holds a call on the same futures contract or security as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Series in liquid assets in a segregated account with its custodian.

          A put option on a futures contract written by a Series, or a put option on a security written by a Series, is covered if the Series maintains cash, or other liquid assets with a value equal to the exercise price in a segregated account with the Series' custodian, or else holds a put on the same futures contract (or security, as the case may be) as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written.

          If the writer of an option wishes to terminate its position, it may effect a closing purchase transaction by buying an option identical to the option previously written. The effect of the purchase is that the writer's position will be canceled. Likewise, the holder of an option may liquidate its position by selling an option identical to the option previously purchased.

          Closing a written call option will permit the Series to write another call option on the portfolio securities used to cover the closed call option. Closing a written put option will permit the Series to write another put option secured by the segregated cash or other liquid assets used to secure the closed put option. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any futures contract or securities subject to the option to be used for other

Series investments. If a Series desires to sell particular securities covering a written call option position, it will close out its position or will designate from its portfolio comparable securities to cover the option prior to or concurrent with the sale of the covering securities.

          The Series will realize a profit from closing out an option if the price of the offsetting position is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Series will realize a loss from closing out an option transaction if the price of the offsetting option position is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the covering securities, any loss resulting from the closing of a written call option position is expected to be offset in whole or in part by appreciation of such covering securities.

          Since premiums on options having an exercise price close to the value of the underlying securities or futures contracts usually have a time value component (i.e., a value that diminishes as the time within which the option can be exercised grows shorter) an option writer may profit from the lapse of time even though the value of the futures contract (or security in some cases) underlying the option (and of the security deliverable under the futures contract) has not changed. Consequently, profit from option writing may or may not be offset by a decline in the value of securities covering the option. If the profit is not entirely offset, the Series will have a net gain from the options transaction, and the Series' total return will be enhanced. Likewise, the profit or loss from writing put options may or may not be offset in whole or in part by changes in the market value of securities acquired by the Series when the put options are closed.

          Over-the-Counter Options -- An over-the-counter option (an option not traded on a national securities exchange) may be closed out only with the other party to the original option transaction. While a Series will seek to enter into over-the-counter options only with dealers who agree to and are expected to be capable of entering into closing transactions with the Series, there can be no assurance that the Series will be able to liquidate an over-the-counter option at a favorable price at any time prior to its expiration. Accordingly, the Series might have to exercise an over-the-counter option it holds in order to realize any profit thereon and thereby would incur transactions costs on the purchase or sale of the underlying assets. If the Series cannot close out a covered call option written by it, it will not be able to sell the underlying security until the option expires or is exercised. Furthermore, over-the-counter options are not subject to the protections afforded purchasers of listed options by the Options Clearing Corporation or other clearing organizations.

          The staff of the Securities and Exchange Commission (the "SEC") has taken the position that over-the-counter options on U.S. Government Securities and the assets used as cover for written over-the-counter options on U.S. Government Securities should generally be treated as illiquid securities. However, if a dealer recognized by the Federal Reserve Bank of New York as a "primary dealer" in U.S. Government Securities is the other party to an option contract written by a mutual fund such as a Series, and such Series has the absolute right to repurchase the option from the dealer at a formula price established in a contract with the dealer, the SEC staff has agreed that the Series only needs to treat as illiquid that amount of the "cover" assets equal to the amount by which (i) the formula price exceeds (ii) any amount by which the market value of the securities subject to the options exceeds the exercise price of the option (the amount by which the option is "in-the-money").

Purchasing and Selling Futures (and options thereon) -- The Series listed above may purchase and sell futures and options on futures. Information about specific limitations on futures and options on futures applicable to the Series is set out above under "Investment Objectives and Policies" and "Investment Restrictions".

          Futures Contracts -- A futures contract is an agreement between two parties to buy and sell a commodity or financial instrument (e.g., an interest-bearing security, a currency or, in the case of futures contracts on the S&P 500 Index, the value of the basket of securities comprising the Index) for a specified price on a specified future date. In the case of futures on an index, the seller and buyer agree to settle in cash, at a future date, based on the difference in value of the contract between the date it is opened and the settlement date. The value of each contract is equal to the value of the index from time to time multiplied by a specified dollar amount. For example, long-term municipal bond index futures trade in contracts equal to $1000 multiplied by the Bond Buyer Municipal Bond Index.

          When a trader, such as a Series, enters into a futures contract, it is required to deposit with (or for the benefit of) its broker, as "initial margin," an amount of cash or short-term high-quality securities (such as U.S. Treasury Bills) equal to approximately 2% to 20% of the delivery or settlement price of the contract (depending on applicable exchange rules). Initial margin is held to secure the performance of the holder of the futures contract. As the value of the contract changes, the value of futures contract positions increases or declines. At the end of each trading day, the amount of such increase or decline is received or paid respectively by and to the holders of these positions. The amount received or paid is known as "variation margin" or "maintenance margin." A Series with a long position in a futures contract will establish a segregated account with the Series' custodian containing liquid assets equal to the purchase price of the contract (less any margin on deposit). For short positions in futures contracts, a Series will establish a segregated account with the custodian with liquid assets that, when added to the amounts deposited as margin, equal the market value of the instruments or currency underlying the futures contracts.

          Although futures contracts by their terms may require actual delivery and acceptance of securities, in most cases the contracts are closed out before settlement. Closing out a futures sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and with the same delivery date. Similarly, the closing out of a futures purchase is effected by the purchaser selling an offsetting futures contract.

          Gain or loss on a futures position is equal to the net variation margin received or paid over the time the position is held, plus or minus the amount received or paid when the position is closed, minus brokerage commissions.

          Total Return may purchase and sell futures contracts on interest-bearing securities or indices thereof, or on indices of stock prices (such as the S&P 500 Index), to increase or decrease its portfolio exposure to common stocks or to increase or decrease its portfolio exposure to notes and bonds.

          Options on Futures -- An option on a futures contract obligates the writer, in return for the premium received, to assume a position in a futures contract (a short position if the option is a call and a long position if the option is a put), at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option generally will be accompanied by delivery of the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract, at exercise, exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option. The premium paid by the purchaser of an option will reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying contract, the remaining term of the option, supply and demand and interest rates. Options on futures contracts traded in the United States may only be traded on a United States board of trade licensed by the CFTC.

          The Fund, on behalf of each of the Series, has notified the CFTC, pursuant to Rule 4.5 under the Commodity Exchange Act, that it desires to claim exclusion from the definition of the term "Commodity Pool Operator". In connection with such exclusion, the Fund has represented, on behalf of each Series, that the Fund will operate the Series in a manner such that the Series:

          (i) Will use commodity futures or commodity options contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Rule 1.3(z)(1); provided, however, that, in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of Rule 1.3(z)(1), the Series may enter into commodity futures and commodity options contracts for which the aggregate initial margin and premiums required to establish such positions will not exceed 5 percent of the liquidation value of the Series' assets, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; provided, further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Rule 190.01(x) may be excluded in computing such 5%;

          (ii) Will not be, and has not been, marketing participation to the public as or in a commodity pool or otherwise as or in a vehicle for trading in the commodity futures or commodity options markets;

          (iii) Will disclose in writing to each prospective participant the purpose of and the limitations on the scope of the commodity futures and commodity options trading in which the Series intends to engage; and

          (iv) Will submit to such special calls as the CFTC may make to require the Fund on behalf of the Series to demonstrate compliance with the provisions of Rule 4.5(c) under the Commodity Exchange Act.

          If Rule 4.5 under the Commodity Exchange Act is amended to provide for an alternative to the 5 percent test described in (i) above, a Series will operate in accordance with either the 5 percent test or the alternative test, except as provided in such Series' fundamental investment policies. For a discussion of additional risks related to futures and options, see the discussion below.

Eurodollar Futures and Options -- The Series listed above may make investments in Eurodollar instruments, which are typically dollar-denominated futures contracts or options on those contracts that are linked to the London Interbank Offered Rate ("LIBOR"), although foreign currency denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. A Series might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed income instruments are linked.

Loan Participations and Assignments -- Strategic Bond may invest in fixed and floating rate loans ("Loans") arranged through private negotiations between a foreign sovereign entity and one or more financial institutions ("Lenders"). The Series may invest in such Loans in the form of participations in Loans ("Participations") and assignments of all or a portion of Loans from third parties ("Assignments"). Participations typically will result in the Series having a contractual relationship only with the Lender, not with the borrower. The Series will have the right to receive payments of principal, interest and any fees to which it is entitled only from the Lender selling the Participation and only upon receipt by the Lender of the payments from the borrower. In connection with purchasing Participations, the Series generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the Loan, nor any rights of set-off against the borrower, and the Series may not benefit directly from any collateral supporting the Loan in which it has purchased the Participation. As a result, the Series will assume the credit risk of both the borrower and the Lender that is selling the Participation. In the event of the insolvency of the Lender selling a Participation, the Series may be treated as a general creditor of the Lender and may not benefit from any set-off between the Lender and the borrower. When the Series purchases Assignments from Lenders, the Series will acquire direct rights against the borrower on the Loan, except that under certain circumstances such rights may be more limited than those held by the assigning Lender.

          The Series may have difficulty disposing of Assignments and Participations. Because the market for such instruments is not highly liquid, the Series anticipates that such instruments could be sold only to a limited number of institutional investors. The lack of a highly liquid secondary market may have an adverse impact on the value of such instruments and will have an adverse impact on the Series' ability to dispose of particular Assignments or Participations in response to a specific economic event, such as deterioration in the creditworthiness of the borrower. The Series currently intend to treat all investments in Participations and Assignments as illiquid.

Swaps, Caps, Floors, Collars, Etc. -- The Series listed above may enter into interest rate, currency and index swaps, the purchase or sale of related caps, floors and collars and other derivatives. A Series will enter into these transactions primarily to seek to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a duration management technique or to protect against any increase in the price of securities a portfolio anticipates purchasing at a later date. A Series will not sell interest rate caps or floors if it does not own securities or other instruments providing the income the portfolio may be obligated to pay. Interest rate swaps involve the exchange by a Series with another party of their respective commitments to pay or receive interest (for example, an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal). The purchase of an interest rate cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments of interest on a notional principal amount from the party selling the interest rate floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values. A currency swap is an agreement to exchange cash flows on a notional amount based on changes in the values of the reference currencies.

          A Series will usually enter into interest rate swaps on a net basis, that is, two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the portfolio receiving or paying, as the case may be, only the net amount of the two payments. To the extent that a Series maintains in a segregated account with its custodian liquid assets sufficient to meet its obligations under swaps, caps, floors, collars and other similar derivatives (see below) these investments will not constitute senior securities under the 1940 Act, as amended, and, thus, will not be treated as being subject to the Series' borrowing restrictions. A Series will not enter into any swap, cap, floor, collar or other derivative transaction unless the counterparty is deemed creditworthy by that Series' adviser or subadviser. If a counterparty defaults, the Series may have contractual remedies pursuant to the agreements related to the transaction. Caps, floors and collars may not be as liquid as swaps.

          The liquidity of such agreements will be determined by a Series' subadviser based on various factors, including (1) the frequency of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the security (including any demand or tender features), and (5) the nature of the marketplace for trades (including the ability to assign or offset a portfolio's rights and obligations relating to the investment). Such determination will govern whether a swap will be deemed to be within the 15% restriction on investments in illiquid securities.

          Each Series will maintain cash and appropriate liquid assets in a segregated custodial account to cover its current obligations under swap agreements. If a Series enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of the Series' accrued obligations under the swap agreement over the accrued amount the Series is entitled to receive under the agreement. If a Series enters into a swap agreement on other than a net basis, it will segregate assets with a value equal to the full amount of the Series' accrued obligations under the agreement.

Inverse Floaters -- The Series listed above may invest in inverse floaters, which are derivative mortgage securities. Inverse floaters are structured as a class of security that receives distributions on a pool of mortgage assets and whose yields move in the opposite direction of short-term interest rates, sometimes at an accelerated rate. Inverse floaters may be issued by agencies or instrumentalities of the U.S. Government, or by private issuers, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Inverse floaters have greater volatility than other types of mortgage securities in which the Series invest (with the exception of stripped mortgage securities). Inverse floaters may not be as liquid as other securities in which the Series may invest.

Structured Notes -- The Series listed above may invest in a broad category of instruments known as "structured notes." These instruments are debt obligations issued by industrial corporations, financial institutions or governmental or international agencies. Traditional debt obligations typically obligate the issuer to repay the principal plus a specified rate of interest. Structured notes, by contrast, obligate the issuer to pay amounts of principal or interest that are determined by reference to changes in some external factor or factors. For example, the issuer's obligations could be determined by reference to changes in the value of a commodity (such as gold or oil), a foreign currency, an index of securities (such as the S&P 500 Index) or an interest rate (such as the U.S. Treasury bill rate). In some cases, the issuer's obligations are determined by reference to changes over time in the difference (or "spread") between two or more external factors (such as the U.S. prime lending rate and the LIBOR). In some cases, the issuer's obligations may fluctuate inversely with changes in an external factor or factors (for example, if the U.S. prime lending rate goes up, the issuer's interest payment obligations are reduced). In some cases, the issuer's obligations may be determined by some multiple of the change in an external factor or factors (for example, three times the change in the U.S. Treasury bill rate). In some cases, the issuer's obligations remain fixed (as with a traditional debt instrument) so long as an external factor or factors do not change by more than the specified amount (for example, if the U.S. Treasury bill rate does not exceed some specified maximum); but if the external factor or factors change by more than the specified amount, the issuer's obligations may be sharply increased or reduced.

          Structured notes can serve many different purposes in the management of the Series. For example, they can be used to increase the Series' exposure to changes in the value of assets that the Series would not ordinarily purchase directly (such as gold or oil). They can also be used to hedge the risks associated with other investments the Series hold. For example, if a structured note has an interest rate that fluctuates inversely with general changes in market interest rates, the value of the structured note would generally move in the opposite direction to the value of traditional debt obligations, thus moderating the effect of interest rate changes in the value of a Series' portfolio as a whole.

          Structured notes involve special risks. As with any debt obligation, structured notes involve the risk that the issuer will become insolvent or otherwise default on its payment obligations. The risk is in addition to the risk that the issuer's obligations (and thus the value of a Series' investment) will be reduced because of changes in the external factor or factors to which the obligations are linked. The value of structured notes will in many cases be more volatile (that is, will change more rapidly or severely) than the value of traditional debt instruments. Volatility will be especially high if the issuer's obligations are determined by reference to some multiple of the change in the external factor or factors. Many structured notes have limited or no liquidity, so that a Series would be unable to dispose of the investment prior to maturity. As with all investments, successful use of structured notes depends in significant part on the accuracy of the subadviser's analysis of the issuer's creditworthiness and financial prospects, and of the subadviser's forecast as to changes in relevant economic and financial market conditions and factors. In instances where the issuer of a structured note is a foreign entity, the usual risks associated with investments in foreign securities (described above) apply.

Capital Securities -- The Series listed above may invest in capital securities, which are securities issued by a trust having as its only assets junior subordinated debentures of a corporation, typically a bank holding company. This structure provides tax advantages to a bank holding company while generally providing investors a higher yield than is offered by investing directly in a bank holding company's subordinated debt.

Payment-in-Kind securities ("PIKs") -- The Series listed above may invest in PIKs, which are debt obligations which provide that the issuer may, at its option, pay interest on such bonds in cash or in the form of additional debt obligations. Such investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash. Such investments may experience greater volatility in market value than debt obligations which make regular payments of interest. A Series will accrue income on such investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Series' distribution obligations.

Warrants -- The Series listed above may invest in warrants, which are securities that give a Series the right to purchase equity securities from the issuer at a specific price (the "strike price") for a limited period of time. The strike price of warrants typically is much lower than the current market price of the underlying securities, yet they are subject to similar price fluctuations. As a result, warrants may be more volatile investments than the underlying securities and may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying securities and do not represent any rights in the assets of the issuing company. Also, the value of the warrant does not necessarily change with the value of the underlying securities and a warrant ceases to have value if it is not exercised prior to the expiration date. These factors can make warrants more speculative than other types of investments.

Indexed Securities -- The Series listed above may purchase securities with principal and/or interest payments whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. The Series may also purchase indexed deposits with similar characteristics. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other. Certain indexed securities may expose the Series to the risk of loss of all or a portion of the principal amount of its investment and/or the interest that might otherwise have been earned on the amount invested.

The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. Government-sponsored entities.

When-Issued Securities -- The Series listed above may invest in when-issued securities. If the value of a "when-issued" security being purchased falls between the time a Series commits to buy it and the payment date, the Series may sustain a loss. The risk of this loss is in addition to the Series' risk of loss on the securities actually in its portfolio at the time. In addition, when the Series buys a security on a when-issued basis, it is subject to the risk that market rates of interest will increase before the time the security is delivered, with the result that the yield on the security delivered to the Series may be lower than the yield available on other, comparable securities at the time of delivery or lost investment opportunity with respect to liquid assets in the event the counter-party defaults on its obligation to deliver the security on the settlement date. The Series will maintain assets in a segregated account in an amount sufficient to satisfy its outstanding obligations to buy securities on a "when-issued" basis.

Forward Commitments-- The Series listed above may purchase securities on a forward commitment basis; that is, make contracts to purchase securities for a fixed price at a future date beyond the customary three-day settlement period. A Series is required to hold and maintain in a segregated account with the custodian, until three-days prior to settlement date, cash or other liquid assets in amount sufficient to meet the purchase price. Alternatively, a Series may enter into offsetting contracts for the forward sale of other securities it owns. The purchase of securities on a forward commitment basis involves risk of loss if the value of the security to be purchased declines prior to the settlement date or lost investment opportunity with respect to liquid assets in the event the counter-party defaults on its obligation to deliver the security on the settlement date. Although a Series will generally purchase securities on a forward commitment basis with the intention of acquiring such securities for its portfolio, a Series may dispose of forward commitments prior to settlement if the subadviser deems it appropriate to do so.

Hybrid Instruments - The Series listed above may invest in hybrid instruments (a type of potentially high-risk derivative). Hybrid instruments have recently been developed and combine the elements of futures contracts or options with those of debt, preferred equity or a depositary instrument. Generally, a hybrid instrument will be a debt security, preferred stock, depositary share, trust certificate, certificate of deposit or other evidence of indebtedness on which a portion of or all interest payments, and/or the principal or stated amount payable at maturity, redemption or retirement, is determined by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities (collectively "Underlying Assets") or by another objective index, economic factor, or other measure, such as interest rates, currency exchange rates, commodity indices, and securities indices (collectively "Benchmarks"). Thus, hybrid instruments may take a variety of forms, including, but no limited to, debt instruments with interest or principal payments or redemption terms determined by reference to the value of a currency or commodity or securities index at a future point in time, preferred stock with dividend rates determined by reference to the value of a currency, or convertible securities with the conversion terms related to a particular commodity rates. Under certain conditions, the redemption value of such an instrument could be zero. Hybrid instruments can have volatile prices and limited liquidity and their use by a Series may not be successful.

Hybrid instruments may bear interest or pay preferred dividends and below market (or even relatively nominal) rates. Alternatively, hybrid instruments may bear interest at above market rates but bear an increased risk of principal loss (or gain). The latter scenario may result if "leverage" is used to structure the hybrid instrument. Leverage risk occurs when the hybrid instrument in structured so that a given change in a Benchmark or Underlying Asset is multiplied to produce a greater value change in the hybrid instrument, thereby magnifying the risk of loss as well as the potential for gain.

Hybrid instruments can be an efficient means of creating exposure to a particular market, or segment of a market, with the objective of enhancing total return. For example, a Series may wish to take advantage of expected declines in interest rates in several European countries, but avoid the transaction costs associated with buying and currency-hedging the foreign bond positions. One solution would be to purchase a United States dollar-denominated hybrid instrument whose redemption price is linked to the average three year interest rate in a designated group of countries. The redemption price formula would provide for payoffs of greater than par if the average interest rate was lower than a specified level, and payoffs of less than par if rates were above the specified level. Furthermore, a Series could limit the downside risk of the security by establishing a minimum redemption price so that the principal paid at maturity could not be below a predetermined minimum level if interest rates were to rise significantly. The purpose of this arrangement, known as a structured security with an embedded put option, would be to give the Series the desired European bond exposure while avoiding currency risk, limiting downside market risk, and lowering transaction costs. Of course, there is no guarantee that the strategy will be successful and a Series could lose money if, for example, interest rates do not move as anticipated or credit problems develop with the issuer of the hybrid instrument.

Although the risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, options, futures and currencies, hybrid instruments are potentially more volatile and carry greater market risks than traditional debt instruments. The risks of a particular hybrid instrument will, of course, depend upon the terms of the instrument, but may include, without limitation, the possibility of significant changes in the Benchmarks or the prices of Underlying Assets to which the instrument is linked. Such risks generally depend upon factors which are unrelated to the operations or credit quality of the issuer of the hybrid instrument and which may not be readily foreseen by the purchaser, such as economic and political events, the supply and demand for the Underlying Assets and interest rate movements. In recent years, various Benchmarks and prices for Underlying Assets have been highly volatile, and such volatility may be expected in the future.

Hybrid instruments may also carry liquidity risk since the instruments are often "customized" to meet the portfolio needs of a particular investor, and therefore, the number of investors that are willing and able to buy such instruments in the secondary market may be smaller than that for more traditional debt securities. In addition, because the purchase and sale of hybrid instruments could take place in an over the counter market without the guarantee of a central clearing organization or in a transaction between the Series and the issuer of the hybrid instrument, the creditworthiness of the counter party or issuer of the hybrid instrument would be an additional risk factor which the Series would have to consider and monitor. Hybrid instruments also may not be the subject to regulation of the CFTC, which generally regulates the trading of commodity futures by persons in the United States, or any other governmental regulatory authority. The various risks discussed above, particularly the market risk of such instruments, may in turn cause significant fluctuations in the net asset value of the Series.

Short Sales "Against the Box" -- The Series listed above may engage in short sales "against the box." A short sale is a transaction in which a party borrows a security and then sells the borrowed security to another party. The Series may engage in short sales, but only if the Series owns (or has the right to acquire without further consideration) the security it has sold short, a practice known as selling short "against the box." Short sales against the box may protect the Series against the risk of losses in the value of its portfolio securities because any unrealized losses with respect to such securities should be wholly or partially offset by a corresponding gain in the short position. However, any potential gains in such securities should be wholly or partially offset by a corresponding loss in the short position. Short sales against the box may be used to lock in a profit on a security when, for tax reasons or otherwise, a subadviser does not want to sell the security.

Lending of Portfolio Securities - Each Series may lend its portfolio securities to broker-dealers under contracts calling for cash collateral equal to at least the market value of the securities loaned, marked to market on a daily basis. The Series will continue to benefit from interest or dividends on the securities loaned and will also receive interest through investment of the cash collateral in short-term liquid investments, which may include shares of money market funds subject to any investment restriction described herein. Any voting rights, or rights to consent, relating to securities loaned pass to the borrower. However, if a material event affecting the investment occurs, such loans may be called so that the securities may be voted by the Series. A Series pays various fees in connection with such loans, including shipping fees and reasonable custodian and placement fees.

          The Fund may pay reasonable finders, administrative and custodial fees to persons that are unaffiliated with the Fund for services in connection with loans of its portfolio securities. Payments received by a Series equal to dividends, interest and other distributions on loaned securities may be treated as income other than qualified income for the 90% test discussed under "Taxes" below. The Fund intends to engage in securities lending only to the extent that it does not jeopardize its qualification as a regulated investment company under the Internal Revenue Code.

                          RESOLVING MATERIAL CONFLICTS

          Currently, shares in the Fund are available only to separate accounts established by New England Life Insurance Company ("NEF"), Metropolitan Life Insurance Company ("MetLife"), MetLife Investors USA Insurance Company ("MetLife Investors"), or General American Life Insurance Company ("General American") and their affiliates or their subsidiaries, and to certain eligible qualified retirement plans ("Qualified Plans"), as an investment vehicle for variable life insurance or variable annuity products or Qualified Plans.

          A potential for certain conflicts of interest exists between the interests of variable life insurance contract owners and variable annuity contract owners. Pursuant to conditions imposed in connection with related regulatory relief granted by the SEC, the Fund's Board of Trustees has an obligation to monitor events to identify conflicts that may arise from the sale of shares to both variable life insurance and variable annuity separate accounts or to separate accounts of insurance companies not affiliated with NEF, MetLife, MetLife Investors, or General American. Such events might include changes in state insurance law or federal income tax law, changes in investment management of any Series of the Fund or differences between voting instructions given by variable life insurance and variable annuity contract owners. Through its Participation Agreement with the Fund, each insurance company investing in the Fund is responsible for monitoring and reporting any such conflicts to the Fund and for proposing and executing any necessary remedial action. The Board of Trustees of the Fund has an obligation to determine whether such proposed action adequately remedies any such conflicts.

                        DETERMINATION OF NET ASSET VALUES

          The net asset value per share of each class of each Series is determined as of the close of regular trading on the New York Stock Exchange on each day the New York Stock Exchange is open. The New York Stock Exchange is currently expected to be closed on weekend days and on the following holidays each year: New Year's Day, Martin Luther King Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Because foreign exchanges are not always closed at the same time that the New York Stock Exchange is closed, the price of securities primarily traded on foreign exchanges may increase or decrease when the New York Stock Exchange is closed. Therefore, the net asset value of each class of a Series that holds these securities may change on days that separate accounts will not be able to purchase or redeem Fund shares.

          Expenses of each Series are paid or accrued each day.

All Series (other than Money Market)

          Each Series other than Money Market values its securities in the manner set forth below.

All Portfolios (other than State Street Research Money Market)

          Debt securities (other than short term obligations with a remaining maturity of sixty days or less) are valued on the basis of valuations furnished by independent pricing services selected by the adviser or relevant subadviser pursuant to authorization of the Board. Short term obligations with a remaining maturity of sixty days or less are stated at amortized cost value which approximates fair market value.

          Equity securities traded on a national securities exchange or exchanges are valued at their last sale price on the principal trading market. Equity securities traded on the NASDAQ National Market System are valued at the NASDAQ Official Closing (the "NOCP"). The NOCP is the last sale price if it falls between the spread of the last reported bid and asked prices. If the last reported bid and asked prices are above the last reported sale price, the NOCP will be the last reported bid price. If the last reported bid and asked prices are below the last reported sale price, the NOCP will be the last reported asked price. Equity securities traded on a national securities exchange or exchanges or on the NASDAQ National Market System for which there is no reported sale during the day, are valued at the last reported bid price. A security that is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for that security by the Board of Trustees or its delegates. If no closing price is available, then such securities are valued by using the mean between the last reported bid and asked prices. Equity securities traded over-the-counter are valued at the last reported sales price. Other equity securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are valued at fair value as determined in good faith by the Series' adviser or subadviser acting under the supervision of the Board of Trustees, although the actual calculations may be made by a pricing service selected by the Series' adviser or subadviser and approved by the Board.

          Securities traded primarily on an exchange outside of the United States which closes before the close of the New York Stock Exchange generally will be valued at the last sales price on that non-U.S. exchange, except when an occurrence after closing of that exchange is likely to have materially changed such security's value as determined by a subadviser or adviser. The adviser or subadviser may value the security in good faith, acting under the supervision of the Board, although the actual calculations may be made by a pricing service selected by the adviser or relevant subadviser and approved by the Board. Securities traded primarily on an exchange outside of the United States for which there is no reported sale during the day, are valued at the mean between the last reported bid and asked prices.

          Forward foreign currency exchange contracts are valued based on the mean between closing bid and ask prices of the forward currency contract rates in the London foreign exchange markets on a daily basis as provided by a reliable bank or dealer.

          Options, whether on securities, indices, or futures contracts, are valued at the last sales price available as of the close of business on the day of valuation or, if no sale, at the mean between the bid and asked prices. Options on currencies are valued at the spot price each day. As a general matter, futures contracts are marked-to-market daily.

          The value of futures contracts will be the sum of the margin deposit plus or minus the difference between the value of the futures contract on each day the net asset value is calculated and the value on the date the futures contract originated, value being that established on a recognized commodity exchange, or by reference to other customary sources, with gain or loss being realized when the futures contract closes or expires.

Money Market

          The portfolio securities of Money Market will be valued at amortized cost. Under the amortized cost method of valuation, securities are valued at cost on the date of purchase. Thereafter the values of securities purchased at a discount or premium are increased or decreased incrementally each day so that at maturity the purchase discount or premium is fully amortized and the value of the security is equal to its principal amount. Due to fluctuations in interest rates, the amortized cost value of the securities of the Money Market may at times be more or less than their market value.

          By using amortized cost valuation, the Money Market seeks to maintain a constant net asset value of $100 per share of each class of the Series despite minor shifts in the market value of its portfolio securities. The yield on a shareholder's investment may be more or less than that which would be recognized if the net asset value per share of each class of Money Market were not constant and were permitted to fluctuate with the market value of the portfolio securities of the Series. However, as a result of the following procedures, the Fund believes any difference will normally be minimal. Quarterly, the Fund's Trustees monitor the deviation between the net asset value per share of each class of the Series as determined by using available market quotations and such class' amortized cost price per share. State Street Research makes such comparisons at least weekly and will advise MetLife Advisers and the Trustees promptly in the event of any significant deviation. If the deviation exceeds 0.50% for any class, the Board of Trustees will consider what action, if any, should be initiated to provide fair valuation of the portfolio securities of Money Market and prevent material dilution or other unfair results to shareholders. Such action may include selling portfolio securities prior to maturity, withholding dividends or utilizing a net asset value per share of each class as determined by using available market quotations.

                                FUND PERFORMANCE

          Information about the performance of the Series is set forth below and, from time to time, the Fund may use this information in advertisements. Performance information about a Series is based on that Series' past performance and is not intended to indicate future performance. The Fund serves as the underlying investment vehicle for variable life insurance and variable annuity products and for Qualified Plans and its shares cannot be purchased directly. Therefore, such performance information does not reflect any of the charges assessed against the insurance company separate accounts or the variable life insurance or variable annuity products or under Qualified Plans for which the Fund serves as an investment vehicle.

          Each Series may include its total return in advertisements or other written material. Total return is measured by comparing the value of a hypothetical $1,000 investment in the Series at the beginning of the relevant period to the value of the investment at the end of the period (assuming immediate reinvestment of any dividends or capital gains distributions). Total return reflects the bearing or deferral of certain expenses in the past or currently by NEF or MetLife Advisers. If these arrangements had not been in effect, certain Series' total return would have been lower (see "Expense Agreement" under "Expenses" below).

          Below are the average annual total returns for each class of shares of each Series for periods ended December 31, 2002.

-------------------------------------------------------------------------
                           Average Annual Total Return
-------------------------------------------------------------------------
                                                               Since
        SERIES           One Year   Five Years   Ten Years   Commencement
-------------------------------------------------------------------------
Small Cap
-------------------------------------------------------------------------
Class A                   -21.56%      -0.50%        N/A          8.22%
-------------------------------------------------------------------------
Class B*                  -21.81%      -0.75%        N/A          7.97%
-------------------------------------------------------------------------
Class E**                 -21.64%      -0.65%        N/A          8.07%
-------------------------------------------------------------------------
Equity Growth
-------------------------------------------------------------------------
Class A                   -33.17%       0.12%        N/A          9.11%
-------------------------------------------------------------------------
Class B*                  -33.42%      -0.13%        N/A          8.86%
-------------------------------------------------------------------------
Class E**                 -33.24%      -0.03%        N/A          8.96%
-------------------------------------------------------------------------
Zenith Equity  (1) (2)
-------------------------------------------------------------------------
Class A                   -21.94%      -0.72%       7.84%        16.46%
-------------------------------------------------------------------------
Class B                      N/A         N/A         N/A           N/A
-------------------------------------------------------------------------
Class E                      N/A         N/A         N/A           N/A
-------------------------------------------------------------------------
Focused Value (3)
-------------------------------------------------------------------------
Class A                    -8.83%       5.88%        N/A         10.98%
-------------------------------------------------------------------------
Class B***                 -9.06%       5.63%        N/A         10.73%
-------------------------------------------------------------------------
Class E***                 -8.98%       5.73%        N/A         10.83%
-------------------------------------------------------------------------
Venture Value
-------------------------------------------------------------------------
Class A                   -16.37%       1.82%        N/A         11.71%
-------------------------------------------------------------------------
Class B*                  -16.62%       1.57%        N/A         11.46%
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                       Average Annual Total Return
-------------------------------------------------------------------------
Class E**                 -16.55%       1.67%        N/A         11.56%
-------------------------------------------------------------------------
Structured Equity (4)
-------------------------------------------------------------------------
Class A                   -19.45%      -2.20%        N/A          8.38%
------------------------------------------------------- -----------------
Class B*                  -19.70%      -2.45%        N/A          8.13%
------------------------------------------------------- -----------------
Class E**                 -19.56%      -2.35%        N/A          8.23%
-------------------------------------------------------------------------
Balanced (5)
-------------------------------------------------------------------------
Class A                   -13.54%      -3.45%        N/A          4.40%
------------------------------------------------------- ------------- ---
Class B                      N/A         N/A         N/A           N/A
-------------------------------------------------------------------------
Class E**                 -13.72%      -3.60%        N/A          4.25%
-------------------------------------------------------------------------
Total Return (6)
-------------------------------------------------------------------------
Class A                    -5.37%       2.97%       9.24%         9.51%
-------------------------------------------------------------------------
Class B*                   -5.62%       2.72%       8.99%         9.26%
-------------------------------------------------------------------------
Class E                      N/A         N/A         N/A           N/A
-------------------------------------------------------------------------
Strategic Bond
-------------------------------------------------------------------------
Class A                     9.61%       5.38%        N/A          8.48%
-------------------------------------------------------------------------
Class B*                    9.36%       5.13%        N/A          8.23%
-------------------------------------------------------------------------
Class E**                   9.36%       5.23%        N/A          8.33%
-------------------------------------------------------------------------
Bond Income (2) (7)
-------------------------------------------------------------------------
Class A                     8.46%       6.74%       7.80%         9.44%
-------------------------------------------------------------------------
Class B*                    8.17%       6.49%       7.55%         9.19%
-------------------------------------------------------------------------
Class E**                   8.31%       6.59%       7.65%         9.29%
-------------------------------------------------------------------------
U.S. Government
-------------------------------------------------------------------------
Class A                     7.94%       6.52%        N/A          7.31%
-------------------------------------------------------------------------
Class B*                    7.69%       6.27%        N/A          7.06%
-------------------------------------------------------------------------
Class E**                   7.71%       6.37%        N/A          7.16%
-------------------------------------------------------------------------
Money Market (2)(7)
-------------------------------------------------------------------------
Class A                     1.43%       4.34%       4.47%         5.92%
-------------------------------------------------------------------------
Class B*                    1.17%       4.09%       4.22%         5.67%
-------------------------------------------------------------------------
Class E**                   1.28%       4.19%       4.32%         5.77%
-------------------------------------------------------------------------
Investors Trust
-------------------------------------------------------------------------
Class A                   -20.20%        N/A         N/A         -9.69%
-------------------------------------------------------------------------
Class B*                  -20.45%        N/A         N/A         -9.94%
-------------------------------------------------------------------------
Class E**                 -20.24%        N/A         N/A         -9.84%
-------------------------------------------------------------------------
Research Managers
-------------------------------------------------------------------------
Class A                   -24.12%        N/A         N/A         -9.54%
-------------------------------------------------------------------------
Class B                      N/A         N/A         N/A           N/A
-------------------------------------------------------------------------
Class E**                 -24.21%        N/A         N/A         -9.69%
-------------------------------------------------------------------------
U.S. Equity
-------------------------------------------------------------------------
Class A                      N/A         N/A         N/A        -21.00%
-------------------------------------------------------------------------
Class B                      N/A         N/A         N/A           N/A
-------------------------------------------------------------------------
Class E                      N/A         N/A         N/A        -21.10%
-------------------------------------------------------------------------
Jennison Growth
-------------------------------------------------------------------------
Class A                      N/A         N/A         N/A        -22.90%
-------------------------------------------------------------------------
Class B                      N/A         N/A         N/A           N/A
-------------------------------------------------------------------------
Class E                      N/A         N/A         N/A        -23.00%
-------------------------------------------------------------------------
Mid Cap
-------------------------------------------------------------------------
Class A                      N/A         N/A         N/A        -18.10%
-------------------------------------------------------------------------
Class B                      N/A         N/A         N/A        -18.20%
-------------------------------------------------------------------------
Class E                      N/A         N/A         N/A        -18.20%
-------------------------------------------------------------------------

(1) On May 1, 2002, Capital Growth Management Limited Partnership ("CGM") ceased to be subadviser to Zenith Equity, but MetLife Advisers remained as adviser. CGM was the adviser to Zenith Equity from the Series' inception to April 30, 2001. From May 1, 2001 to April 30, 2002, CGM was the subadviser to the Series and MetLife Advisers was the adviser.

(2) Zenith Equity, Bond Income and Money Market commenced operations on August 26, 1983 and their average annual total returns since commencement have been calculated for the period beginning with that date. These returns would not change if they had been calculated for the period beginning with September 1, 1983, which is the period for which the average annual total returns since commencement have been calculated for the S&P 500, Lehman Intermediate Government/Corporate Bond Index, Consumer Price Index and Dow Jones Industrial Average (unless otherwise indicated).

(3) On May 1, 2000, Harris Associates became subadviser to the Series, succeeding Goldman Sachs Asset Management ("GSAM"). On May 1, 1998, GSAM became subadviser to the Series, succeeding Loomis Sayles.

(4) On May 1, 2002, FMR became the subadviser to the Series, succeeding Westpeak Investment Advisors, L.P.

(5) On May 1, 2000, Wellington Management became subadviser to the Series, succeeding Loomis Sayles.

(6) On July 1, 2001, MFS became subadviser to the Series, succeeding Back Bay Advisors, L.P. ("Back Bay Advisors").

(7) On July 1, 2001, State Street Research & Management Company ("State Street Research") became subadviser to the Series, succeeding Back Bay Advisors.

     * Performance information shown is the performance of the Class A shares adjusted to reflect the 0.25% 12b-1 fee of the Class B shares.

     ** Performance information shown for any period beyond one year is the performance of the Class A shares adjusted to reflect the 0.15% 12b-1 fee of the Class E shares.

     *** Performance information shown for any period beyond one year is the performance of the Class A shares adjusted to reflect the 0.25% 12b-1 fee of the Class B shares and the 0.15% 12b-1 fee of the Class E shares.

Calculations of Yield and Total Return

          Yield and Effective Yield of Money Market. Money Market's yield represents the net change, exclusive of capital changes, in the value of a hypothetical account having a balance of one share at the beginning of the period for which yield is determined (the "base period"). Current yield for the base period (for example, seven calendar days) is calculated by dividing (i) the net change in the value of the account for the base period by (ii) the number of days in the base period. The resulting number is then multiplied by 365 in order to determine such net change on an annualized basis. This amount is divided by the value of the account as of the beginning of the base period, normally $100, in order to state the current yield as a percentage. Yield may also be calculated on an "effective" or a "compound" basis, which assumes continual reinvestment throughout an entire year of net income earned at the same rate as net income is earned by the account for the base period. Yield is calculated without regard to realized and unrealized gains and losses. The yield of Money Market will vary depending on prevailing interest rates, the operating expenses of Money Market and the quality, maturity and type of instruments held in the portfolio of Money Market. Yield information may be useful in reviewing Money Market's performance and providing a basis for comparison with other investment alternatives, although the yield of Money Market does not take into account any of the fees imposed in connection with the purchase of variable insurance policies or variable annuity contracts offered by NEF, MetLife, General American, or their affiliates. However, unlike certain bank deposits or other investments which pay a fixed yield for a stated period of time, money market fund yields fluctuate. Consequently no yield quotation should be considered as representative of what the yield of Money Market may be for any specified period in the future.

For the seven day period ending December 31, 2002, Money Market had a yield of 1.11% and an effective yield of 1.12%.

          Calculation of Total Return. Total return is a measure of the change in value of an investment in a class of the Series over the period covered, which assumes that any dividends or capital gain distributions are automatically reinvested in the Series rather than paid to the investor in cash. Total return may be higher or lower than past performance, and there can be no assurance that any historical results will continue.

          The formula for total return used by a Series includes three steps:
(1) adding to the total number of shares purchased by a hypothetical $1,000 investment in a class of a Series all additional shares that would have been purchased if all dividends and distributions paid or distributed during the period had been automatically reinvested; (2) calculating the value of the hypothetical initial investment as of the end of the period by multiplying the total number of shares owned at the end of the period by the net asset value per share of each class on the last trading day of the period; and (3) dividing this account value for the hypothetical investor by the amount of the initial investment and annualizing the result for periods of less than one year. Total return reflects the bearing or deferral of certain expenses by MetLife Advisers. Total return would be lower for these Series if these expense arrangements had not been in effect. Total return does not reflect charges assessed against the insurance company separate accounts or the variable life insurance or variable annuity products for which the Fund serves as an investment vehicle. Total return of a Series should only be considered along with investment return information for those separate accounts or the variable life insurance or variable annuity products.

          The SEC standardized total return for the Class B shares and Class E shares of each Series is the SEC standardized total return of the Class A shares of that Series adjusted for the expenses allocable to the relevant class of shares. The Fund may also advertise, or provide to the separate accounts, other non-standardized Class B or Class E total returns of the same types the Fund advertises or provides with respect to Class A. The Fund may also advertise or provide non-standardized total return for the Class B shares or Class E shares of a Series as of the date of inception of such class of shares.

Performance Comparisons

          Total Return. Each Series may, from time to time, include its total return in advertisements or in other written information furnished to present and prospective owners of the variable life insurance and variable annuity contracts supported by the Fund. In addition, each Series may, from time to time, provide a ranking of such performance figures relative to similar figures for mutual funds whose performance has been monitored by Lipper Analytical Services, Inc. ("Lipper") or Morningstar, Inc. Performance information about a Series is based on the Series' past performance and is not intended to indicate future performance.

          Total return may also be used to compare the performance of each class of a Series against certain widely acknowledged standards or indices for stock and bond market performance, including, but not limited to, the S&P 500 Index, the S&P MidCap 400 Index, the Dow Jones Industrial Average, the Lehman Government/Credit Bond Index, the Lehman Intermediate Government Bond Index, the S&P/Barra Value Index, the Lipper Variable Products Balanced Fund Average, the Lipper Variable Products Growth and Income Average, the Lipper Variable Products A-Rated Corporate Bond Fund Average, the Lipper Variable Products Flexible Portfolio Fund Average, the Lipper Variable Products General Bond Fund Average, the Lipper Variable Products Growth Fund Average, the Lipper Variable Products International Fund Average, the Lipper Variable Products Intermediate Investment Grade Debt Fund Average, the Lipper Variable Small Company Fund Average, the Lipper Variable S&P 500 Index Fund Average, the Lipper Variable U.S. Mortgage and GNMA Fund Average, the MSCI EAFE Index, the MSCI World Index, the Russell 2500 Growth Index, the Russell 2000 Index, the Russell 2000 Growth Index, the Russell 2000 Value Index, the Russell 1000 Index, the Russell 1000 Growth Index, the Russell 1000 Value Index, the Russell Midcap Growth Index, the Russell Select Index, the Lehman Brothers Aggregate Bond Index, the Lehman Brothers Intermediate Government Bond Index and the Morgan Stanley Capital International Europe, AustraAsia, Far East Index, or against the U.S. Bureau of Labor Statistics' Consumer Price Index.

          The S&P 500 Index is a market value-weighted and unmanaged index showing the changes in the aggregate market value of 500 stocks relative to the base period 1941-43. The S&P 500 Index is composed almost entirely of common stocks of companies listed on the New York Stock Exchange, although the common stocks of a few companies listed on the American Stock Exchange or traded over-the-counter are included.

          The S&P MidCap 400 Index is a market capitalization-weighted index of 400 medium-capitalization stocks.

          The Dow Jones Industrial Average ("DJIA") is a market value-weighted and unmanaged index of 30 large industrial stocks traded on the New York Stock Exchange.

          The Lehman Government/Credit Bond Index is a measure of the market value of approximately 5,300 bonds. To be included in the Lehman
Government/Credit Bond Index, an issue must have amounts outstanding in excess of $100 million, have at least one year to maturity and be rated "Baa" or higher ("investment grade") by a nationally recognized rating agency.

          The Lehman Intermediate Government Bond Index is an unmanaged index of investment grade bonds issued by the U.S. Government and having maturities of between one and ten years.

          The Consumer Price Index, published by the U.S. Bureau of Labor Statistics, is a statistical measure of changes, over time, in the prices of goods and services in major expenditure groups.

          The S&P/Barra Value Index is an unmanaged index of more than 300 large capitalization stocks characterized by low price-to-book ratios, high yield and low price-to-earnings ratios. The S&P/Barra Value Index is compiled by Barra.

          The Lipper Variable Products Balanced Fund Average is a measure of the performance of the largest open-end balanced mutual funds that underlie variable contracts.

          The Lipper Variable Products Growth and Income Average represents a grouping of funds underlying variable contracts which have growth and income as their investment objectives.

          The Lipper Variable Products A-Rated Corporate Bond Fund Average represents a grouping of funds underlying variable contracts which have similar investment objectives as calculated by Lipper Analytical Services.

          Lipper Variable Products Flexible Portfolio Fund Average represents a grouping of funds underlying variable contracts which have similar investment objectives as calculated by Lipper Analytical Services.

          The Lipper Variable Products General Bond Fund Average represents a grouping of funds underlying variable contracts which have similar investment objectives as calculated by Lipper Analytical Services.

          Lipper Variable Products Growth Fund Average represents a grouping of funds underlying variable contracts which have similar investment objectives as calculated by Lipper Analytical Services.

          The Lipper Variable Products Intermediate Investment Grade Debt Fund Average represents a grouping of funds underlying variable contracts which have similar investment objectives as calculated by Lipper Analytical Services.

          The Lipper Variable Products Small Company Fund Average represents a grouping of funds underlying variable contracts which have similar investment objectives as calculated by Lipper Analytical Services.

          The Lipper Variable Products S&P 500 Index Fund Average represents a grouping of funds underlying variable contracts which have similar investment objectives as calculated by Lipper Analytical Services.

          The Lehman Brothers Aggregate Bond Index is an index which includes most obligations of the U.S. Treasury, agencies and quasi-federal corporations, most publicly issued investment grade corporate bonds, and most bonds backed by mortgage pools of GNMA, FNMA and FHLMC.

          The Lehman Brothers Intermediate Government Bond Index is an index which includes most obligations of the U.S. Treasury, agencies and quasi-federal corporations having maturities of one to ten years.

          The MSCI EAFE(R) Index (Europe, Australasia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the US & Canada. As of April 2002 the MSCI EAFE Index consisted of the following 21 developed market country indices:
Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

          The MSCI World Index(SM) is a free float-adjusted market capitalization index that is designed to measure global developed market equity performance. As of April 2002 the MSCI World Index consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

          The Russell 2500 Growth Index(R) measures the performance of those Russell 2500 companies with higher price-to-book ratios and higher forecasted growth values.

          The Russell 1000(R) Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

          The Russell 1000(R) Value Index is a market capitalization-weighted index of value oriented stocks of the largest U.S. domiciled companies. Value oriented stocks tend to have lower price-to-book ratios and lower forecasted growth values.

          The Russell 2000(R) Growth Index measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

          The Russell 2000(R) Value Index measures the performance of those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values.

          The Russell 2000(R) Index is an unmanaged index which consists of 2000 small market capitalization stocks having an average market cap of $490 million as of its last reconstitution date, June 30, 2002. The market capitalization of the companies comprising the Index will vary during the year. The Index is reconstituted annually.

          The Russell Midcap(R) Growth Index measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000 Growth index.

          The Russell Midcap(R) Index is an unmanaged index which measures the performance of the 800 smallest companies in the Russell 1000 Index. The Russell 1000 Index represents the largest 1000 U.S. companies. As of the latest reconstitution on June 30, 2002, the average market capitalization of companies in the Russell Midcap Index was $3.6 billion. The market capitalization of the companies comprising the Index will vary during the year. The Index is reconstituted annually.

          From time to time, articles about a Series regarding performance, rankings and other Series characteristics may appear in national publications including, but not limited to, The Wall Street Journal, Forbes, Fortune, CDA Investment Technologies and Money Magazine. In particular, some or all of these publications may publish their own rankings or performance reviews of mutual funds, including the Fund. References to or reprints or portions of reprints of such articles, which may be include rankings that list the names of other funds and their performance, may be used as Fund or variable contract sales literature or advertising material. (See Appendix B Advertising and Promotional Literature.)

                                    EXPENSES

Expense Agreement

          Pursuant to an expense agreement relating to each class of Investors Trust, Research Managers, U.S. Government and Mid Cap, MetLife Advisers has agreed to pay, from May 1, 2002 to April 30, 2003, the operating expenses (not including amortization of expenses, brokerage costs, interest, taxes, or extraordinary expenses) in excess of stated annual expense limits (based on a Series' then-current fiscal year, which limits vary from Series to Series). This subsidy, is subject to the obligation of each class of each Series to repay MetLife Advisers such expenses in future years, if any, when a class' expenses fall below the stated expense limit pertaining to that class that was in effect at the time of the subsidy in question. Such deferred expenses may be charged to a class in a subsequent year to the extent that the charge does not cause the total expenses in such subsequent year to exceed the class' stated expense limit that was in effect at the time of the subsidy in question; provided, however, that no class of a Series is obligated to repay any expense paid by MetLife Advisers more than two years (three in the case of each class of Investors Trust and Research Managers and five in the case of each class of Mid Cap) after the end of the fiscal year in which such expense was incurred. The expense limits (annual rates as a percentage of each class of each Series' net average daily net assets) in effect from May 1, 2002 to April 30, 2003 are as follows:

-----------------------------------------------
Series                Expense Agreement Limit
-----------------------------------------------
                    Class A   Class B   Class E
-----------------------------------------------
Investors Trust      0.90%     1.15%     1.05%
-----------------------------------------------
Research Managers    0.90%     1.15%     1.05%
-----------------------------------------------
U.S. Government      0.70%     0.95%     0.85%
-----------------------------------------------
Mid Cap              0.95%     1.20%     1.10%
-----------------------------------------------

As noted above, the Fund is not expected to conduct investment operations after the closing of the Transactions on May 1, 2003.

Additional Information About Expenses

          Each Series pays all expenses not borne by MetLife Advisers or its subadviser or New England Securities Corporation, including, but not limited to, the charges and expenses of each Series' custodian, independent auditors and legal counsel for the Fund and its independent trustees, all brokerage commissions and transfer taxes in connection with portfolio transactions, all taxes and filing fees, the fees and expenses for registration or qualification of its shares under federal and state securities laws, all expenses of shareholders' and trustees' meetings and preparing, printing and mailing prospectuses and reports to shareholders, dues for membership in the Investment Company Institute, and the compensation of trustees of the Fund who are not directors, officers or employees of NEF or its affiliates, other than affiliated registered investment companies.

          The table below sets forth the total expenses incurred by each Series subject to expense limits during the year ended December 31, 2002 and what the Series' expenses would have been without the expense agreement for the same period.

------------------------------------------------------------------------------------------------------------------
                                                                     Total Operating Expenses (as a percentage of
                      Total Operating Expenses (as a percentage of   average daily net assets) without the expense
Series                          average daily net assets)                            agreement
------------------------------------------------------------------------------------------------------------------
                          Class A        Class B        Class E          Class A        Class B        Class E
------------------------------------------------------------------------------------------------------------------
Investors Trust (1)        0.90%          1.15%          1.05%            1.34%          1.59%          1.49%
------------------------------------------------------------------------------------------------------------------
Research Managers          0.90%           N/A           1.05%            1.14%           N/A           1.29%
------------------------------------------------------------------------------------------------------------------
U.S. Government (2)        0.70%          0.95%          0.85%            0.70%          0.95%          0.85%
------------------------------------------------------------------------------------------------------------------
Mid Cap (3)                0.95%          1.20%          1.10%            4.42%          4.67%          4.57%
------------------------------------------------------------------------------------------------------------------

(1) Class B expenses computed on an annualized basis. Class B commenced operations on May 1, 2002.

(2) Class B expenses computed on an annualized basis. Class B commenced operations on July 30, 2002.

(3) Expenses for each class computed on an annualized basis. Each class commenced operations on May 1, 2002.

     These expense figures do not include portfolio brokerage commissions, which are not deducted from the Series' assets in the same manner as other charges and expenses; rather, brokerage commissions are part of the purchase price paid for portfolio securities and reduce the proceeds received on the sale of portfolio securities.

                              TRUSTEES AND OFFICERS

          Information about the Fund's Trustees and officers appears below. Each Trustee is responsible for overseeing all seventeen Series of the Fund. There is no limit to the term a Trustee may serve.

                               Interested Trustees

          Each Trustee below is an "interested person" (as defined by the 1940
Act) in that each is an employee of MetLife, which is an affiliate of MetLife Advisers, the investment adviser to the Fund.

--------------------------------------------------------------------------------------------------------------------
                                       Current
                                     position(s)
                                         with       Position(s)      Principal occupations over past five years,
Name and address               Age     Fund (1)     held since             including other directorships
--------------------------------------------------------------------------------------------------------------------
Mary Ann Brown                 51    Trustee            1999      Senior Vice President and Chief Actuary, MetLife;
Metropolitan Life                                                 Chairman, Chief Executive Officer and President,
Insurance Company                                                 New England Pension and Annuity Company; Director
27-01 Queens Plaza North                                          of RGA (reinsurance)*, Chair of Missouri
Area 7D                                                           Reinsurance Inc. and Exeter Reinsurance Company;
Long Island City, NY 11101                                        Vice Chair of the National Association of Variable
                                                                  Annuities; formerly, President and Chief Executive
                                                                  officer, Atlantic International Reinsurance
                                                                  Company; formerly, Director, Swiss Re New Markets
                                                                  (reinsurance).
--------------------------------------------------------------------------------------------------------------------
Anne M. Goggin                 54    Trustee            1995      Chief Counsel-Individual Business, MetLife;
MetLife Advisers, LLC                                             Chairman of the Board, President, Metropolitan
501 Boylston Street                  Chairman           1999      Series Fund, Inc. ("Met Series Fund")* since 2002
Boston, MA 02116                     of the Board                 ; Senior Vice President and General Counsel, NEF;
                                                                  Chair of the Board of Managers, President and
                                                                  Chief Executive Officer, MetLife Advisers;
                                                                  Director, New England Securities Corporation;
                                                                  formerly, General Counsel, Secretary and Clerk,
                                                                  NES, 1993-1999.
--------------------------------------------------------------------------------------------------------------------

                             Non-Interested Trustees

 Each Trustee below is not an "interested person" (as defined by the 1940 Act ).

--------------------------------------------------------------------------------------------------------------------
                                       Current
                                     position(s)
                                         with       Position(s)      Principal occupations over past five years
Name and address               Age     Fund (1)     held since             including other directorships
--------------------------------------------------------------------------------------------------------------------
Nancy Hawthorne                51    Trustee            1995      Director, Avid Technologies (computer software
60 Hyslop Road                                                    company)*; Board of Advisors, L. Knife & Sons,
Brookline, MA 02146                                               Inc. (a beverage distributor); Chief Executive
                                                                  Officer, Clerestory LLC (corporate financial
                                                                  advisor); formerly, Chief Executive Officer and
                                                                  Managing Partner, Hawthorne, Krauss and Associates
                                                                  (corporate financial advisor); formerly, Chief
                                                                  Financial Officer and Executive Vice President,
                                                                  Continental Cablevision, subsequently renamed
                                                                  MediaOne (a cable television company); formerly,
                                                                  Director, Life F/X, Inc.; formerly, Chairman of
                                                                  the Board, WorldClinic (a distance medicine
                                                                  company); formerly, Director, Perini Corporation
                                                                  (construction)*; formerly, Director, CGU (property
                                                                  and casualty insurance company); formerly,
                                                                  Director, Beacon Power Corporation (energy)*.
--------------------------------------------------------------------------------------------------------------------
Dale Rogers Marshall           65    Trustee            1995      President, Wheaton College; formerly, Academic
Wheaton College                                                   Dean, Wellesley College.
26 East Main Street
Norton, MA 02766
--------------------------------------------------------------------------------------------------------------------
John J. Arena                  64    Trustee            1996      Formerly, Vice Chairman of the Board of Directors
                                                                  of Bay Banks, Inc. and President, Bay Banks
                                                                  Investment Management.
--------------------------------------------------------------------------------------------------------------------
John W. Flynn                  62    Trustee            1996      Formerly, Vice Chairman, Chief Financial Officer,
791 Main Street                                                   Fleet Financial Group (banking).
Warren, RI 02885
--------------------------------------------------------------------------------------------------------------------
John T. Ludes                  65    Trustee            1996      Formerly, Vice Chairman, President and Chief
57 Water Street                                                   Operating Officer, Fortune Brands/American Brands
Marion, MA 02738                                                  (global conglomerate); formerly, President and
                                                                  CEO, Acushnet Company (athletic equipment).
--------------------------------------------------------------------------------------------------------------------
Edward A. Benjamin             64    Trustee            1999      Director, Precision Optics Corporation (optics
71 Sierra Rosa Loop                                               manufacturer)*; Director, Coal, Energy Investments
Santa Fe, NM 87506                                                & Management, LLC; Trustee, Loomis Sayles Funds2
                                                                  Trustee, Loomis Sayles Investment Trust2 formerly,
                                                                  Partner, Ropes & Gray (law firm) until 1999.
--------------------------------------------------------------------------------------------------------------------

                                    Officers

--------------------------------------------------------------------------------------------------------------------
                                       Current
                                     position(s)
                                         with       Position(s)
Name and address               Age     Fund (1)     held since       Principal occupations over past five years,
--------------------------------------------------------------------------------------------------------------------
John F. Guthrie, Jr.           58    Senior Vice        1995      Manager and Senior Vice President, MetLife
MetLife Advisers, LLC                President                    Advisers; Senior Vice President, Met Series Fund,
                                                                  since 2002; Vice President,
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                       Current
                                     position(s)
                                         with       Position(s)
Name and address               Age     Fund (1)     held since       Principal occupations over past five years
--------------------------------------------------------------------------------------------------------------------
501 Boylston Street                                               NEF.
Boston, MA 02116
--------------------------------------------------------------------------------------------------------------------
Peter Duffy                    46    Vice                         Senior Vice President, MetLife Advisers, since
MetLife Advisers, LLC                President          2002      December 1998; Vice President and Treasurer, Met
501 Boylston Street                                               Series Fund, since 2002; Second Vice President,
Boston, MA 02116                     Treasurer          1998      NEF; formerly, Senior Vice President, New England
                                                                  Funds, L.P.
--------------------------------------------------------------------------------------------------------------------
Thomas M. Lenz                 43    Vice                         Assistant General Counsel, MetLife; General
MetLife Advisers, LLC                President          2002      Counsel and Secretary, MetLife Advisers, since
501 Boylston Street                                               December 1998; Vice President and Secretary, Met
Boston, MA 02116                     Secretary          1998      Series Fund, since 2002; formerly, Vice President,
                                                                  State Street Bank and Trust Company.
--------------------------------------------------------------------------------------------------------------------
David W. Allen                 45    Senior Vice        2002      Head of Individual Life Product Management,
Metropolitan Life                    President                    MetLife; Senior Vice President, Met Series Fund,
Insurance Company                                                 since 2002.
501 Boylston Street
Boston, MA 02116
--------------------------------------------------------------------------------------------------------------------
Hugh McHaffie                  43    Senior Vice        2002      Senior Vice President, MetLife, since 1999; Senior
Metropolitan Life                    President                    Vice President, Met Series Fund; formerly, Vice
Insurance Company                                                 President, Manufacturers Life North America.
501 Boylston Street
Boston, MA 02116
--------------------------------------------------------------------------------------------------------------------
Thomas C. McDevitt             46    Vice               1995      Vice President, MetLife Advisers; Vice President,
MetLife Advisers, LLC                President                    Met Series Fund, since 2002.
501 Boylston Street
Boston, MA 02116
--------------------------------------------------------------------------------------------------------------------

*Indicates directorships held by a Trustee with a registered investment company or a company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

(1) Previous positions during the past five years with the Fund, MetLife, MetLife Advisers, Metropolitan Series Fund, Inc., New England Financial, New England Funds, L.P. or New England Securities Corporation are omitted if not materially different. The Fund's Trustees also serve as managers of New England Variable Annuity Fund I ("NEVA"), for which New England Securities Corporation acts as principal underwriter. Ms. Goggin also serves as a Director of Metropolitan Series Fund, Inc., an investment company consisting of twenty portfolios for which MetLife Advisers serves as investment adviser.

(2) Mr. Benjamin also serves as a Trustee of the Loomis Sayles Funds (13 portfolios) and Loomis Sayles Investment Trust (9 portfolios), each of which is a registered open-end investment company. Because these funds are advised by Loomis Sayles or an affiliate, they may be considered to be in the same "fund complex" as the seventeen Series of the Fund.

Trustee Beneficial Ownership

The following table states the dollar range of equity securities beneficially owned by each Trustee in the Series of the Fund.

----------------------------------------------------------------------------------------------------
                                                                                    Dollar Range of
                                                       Dollar Range of Equity      Equity Securities
----------------------------------------------------------------------------------------------------
       Trustee              Name of Series           Securities in the Series(1)     in the Fund(1)
----------------------------------------------------------------------------------------------------
Mary Ann Brown   State Street Research Bond Income
                 Series                                  $10,000 - $ 50,000          Over $100,000
                 ---------------------------------------------------------------
                 MFS Research Managers Series            $10,000 - $ 50,000
                 ---------------------------------------------------------------
                 FI Structured Equity Series             $50,001 - $100,000
                 ---------------------------------------------------------------
                 Alger Equity Growth Series              $50,001 - $100,000
                 ---------------------------------------------------------------
                 Davis Venture Value Series              $50,001 - $100,000
----------------------------------------------------------------------------------------------------

(1) Represents ownership, as of December 31, 2002, of insurance products that utilize the Fund as an investment vehicle.

Committees of the Board

          The Trustees have delegated authority to the Audit Committee and the Contract Review and Governance Committee. Both committees currently have the same members (Mses. Hawthorne and Marshall and Messrs. Arena, Flynn, Ludes and Benjamin), all of whom are Trustees who are not interested persons of the Fund. During 2002 the Audit Committee and the Contract Review and Governance Committee each met two times.

          The Audit Committee reviews financial and accounting controls and procedures; recommends the selection of the independent accountants; reviews the scope of the audit; reviews financial statements and audit reports; and reviews the independence of the independent accountants and approval of fees and assignments relating to both audit and nonaudit activities of the independent accountants. Mr. Flynn currently serves as chairman of the Audit Committee.

          The Contract Review and Governance Committee reviews and makes recommendations to the Board as to contracts requiring approval of a majority of the Trustees who are not interested persons of the Fund and any other contracts which may be referred to it by the Board. The Committee also recommends to the Board nominees for election as Trustees of the Fund and recommends the compensation of the Trustees who are not interested persons of the Fund. Mr. Arena currently serves as chairman of the Contract Review and Governance Committee.

Board Approval of the Existing Advisory and Subadvisory Agreements

          In determining to approve the existing advisory and subadvisory agreements for the Series, the Board of Trustees, including the Independent Trustees, did not identify any single factor as determinative but took into account a number of factors. The Trustees considered the nature, quality, cost and extent of services performed by the advisers, subadvisers and affiliated companies under the existing advisory and subadvisory agreements. The Trustees reviewed information on the investment performance of each Series as well as performance of each Series relative to a peer group of mutual funds and to the performance of an appropriate index or indices. The Trustees took into account whether each Series has operated in accordance with its investment objective and each Series' record of compliance with its investment restrictions, tax and reporting requirements. The Trustees also considered the adviser's and subadvisers' record with respect to regulatory compliance and evaluated the procedures of the adviser and subadvisers designed to protect the Series against conflicts of interest, including the codes of ethics of the adviser and subadvisers.

          The Trustees also gave substantial consideration to the fees payable under the advisory and subadvisory agreements. The Trustees considered, for each Series, the Series' expense ratio and expense ratios of a peer group of funds. They also considered the contractual expense limitations and the financial impact on the advisers and subadvisers relating to such limitations and the amount and nature of fees paid by the Series. The information on advisory and subadvisory fees and expense ratios, as well as performance data, included both information compiled by the adviser and information compiled by an independent data service. For these purposes, the Trustees took into account not only the fees paid by the Series, but also so-called "fallout benefits" to the adviser or subadviser, such as the engagement of affiliates of the adviser or subadviser to provide distribution, brokerage and transfer agency services to the Series, and the benefits of research made available to the adviser or subadviser by reason of brokerage commissions generated by the securities transactions of the Series. In evaluating each Series' advisory and subadvisory fees, the Trustees also took into account the demands, complexity and quality of the investment management of such Series.

          With respect to the adviser, the Trustees considered that the investment adviser is (i) ultimately responsible for the performance of the Series; (ii) ultimately responsible for the establishment of the investment strategies of each Series; (iii) responsible for the hiring and selection, subject to Board approval, of subadvisers; and (iv) responsible for maintaining a program of subadviser oversight reasonably designed to ensure that the subadvisers have reasonable compliance procedures in place. With respect to the adviser, the Trustees also considered that the adviser provides a full range of day-to-day administrative services for the Series involving all aspects of the Series' day-to-day operations (other than portfolio management).

          The Trustees also considered the level of the advisers' and subadvisers' profits in respect of the management of the Series and the provision of other services to the Series by the adviser and subadvisers or their affiliates. They considered the levels of such profits in light of the actual operation of the adviser, each subadviser, the Fund and the respective Series, and the fee structure of each Series, including the levels of any breakpoints in the advisory or subadvisory fees.

          Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent counsel, the Trustees, including the Independent Trustees, concluded that the existing advisory fee structures were consistent with the fiduciary obligations of the adviser and the subadvisers.

Trustees Fees

          The officers and Trustees of the Fund who are affiliates of MetLife Advisers, any subadviser of the Fund or New England Securities Corporation receive no compensation from the Fund for their services in such capacities, although they may receive compensation from NEF or MetLife Advisers for services rendered in other capacities.

          Each Trustee who is not an interested person of the Fund receives for serving as Trustee of the Fund and on the Board of Managers of NEVA a retainer fee at an annual rate of $25,000, and meeting attendance fees of $3,500 for each board meeting attended. In addition, the chairman of the Contract Review and Governance Committee receives a retainer at the annual rate of $6,000, and the chairman of the Audit Committee receives a retainer at the annual rate of $4,000. Each Trustee who is not an interested person of the Fund receives $1,000 for each Audit Committee meeting attended. The compensation is allocated among the Series and NEVA based on a formula that takes into account, among other factors, the assets of each Series and NEVA.

          During the fiscal year ended December 31, 2002, the persons who were then Trustees of the Fund received the amounts set forth below for serving as a Trustee of the Fund and for also serving on the Board of Managers of NEVA.

                       Aggregate Compensation   Total Compensation from the Fund
                            from the Fund                   and NEVA
Name of Trustee                in 2002                       in 2002
--------------------   ----------------------   --------------------------------
Nancy Hawthorne               $49,670                        $51,500
Dale Rogers Marshall          $46,170                        $48,000
John J. Arena                 $55,625                        $57,500
John W. Flynn                 $53,640*                       $55,500
John T. Ludes                 $49,670                        $51,500
Edward A. Benjamin            $49,670                        $61,500**

     *    Mr. Flynn deferred this amount in 2002.

     ** For Mr. Benjamin, the amount shown includes $10,000 in compensation received during 2002 for service as a Trustee of the Loomis Sayles Funds (13 portfolios) and Loomis Sayles Investment Trust (9 portfolios). Because these funds are advised by Loomis Sayles or an affiliate, they may be considered to be in the same "fund complex" as the seventeen Series of the Fund.

          The Fund provides no pension or retirement benefits to Trustees, but has adopted a deferred payment arrangement under which each trustee may elect not to receive fees from the Fund on a current basis but to receive in a subsequent period an amount equal to the value that such fees would have if they had been invested in each Series on the normal payment date for such fees. As a result of this method of calculating the deferred payments, each Series, upon making the deferred payments, will be in the same financial position as if the fees had been paid on the normal payment dates.

          At December 31, 2002, the officers and Trustees of the Fund as a group owned less than 1% of the outstanding shares of the Fund or any Series.

                              ADVISORY ARRANGEMENTS

          Advisory Structure. Pursuant to separate advisory agreements with each Series (dated August 30, 1996 in the case of Strategic Bond, U.S. Government, Total Return, Equity Growth and Venture Value; May 1, 1998 in the case of Focused Value; April 28, 1999 in the case of Investors Trust and Research Managers; January 1, 2000 in the case of Small Cap, Structured Equity, Bond Income and Money Market; May 1, 2000 in the case of Balanced; May 1, 2001, in the case of Zenith Equity; and May 1, 2002 in the case of U.S. Equity, Jennison Growth and Mid Cap. MetLife Advisers, LLC ("MetLife Advisers") has agreed to manage the investment and reinvestment of assets of each Series. MetLife Advisers has delegated certain of these responsibilities, including responsibility for determining what investments such Series should purchase, hold or sell and directing all trading for the Series' account, for each of the Series to subadvisers under subadvisory agreements described below.

          In each case, advisory services are provided subject to the supervision and control of the Fund's trustees. Each advisory agreement also provides that MetLife Advisers will furnish or pay the expenses of the applicable Series for office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services.

          MetLife Advisers (formerly, New England Investment Management, Inc. ("NEIM")) is a Delaware limited liability company. On January 1, 2001 NEIM converted to a Delaware limited liability company pursuant to Delaware law. New England Life Holdings, Inc. ("NELHI"), a wholly-owned subsidiary of New England Life Insurance Company ("NELICO") owns all of the voting interests in MetLife Advisers. NELICO is an indirect wholly-owned subsidiary of MetLife. MetLife is wholly-owned by MetLife, Inc., a public company traded on the New York Stock Exchange. The members of MetLife Advisers, other than NELHI, include each insurance company the separate accounts of which invest in registered investment companies to which MetLife Advisers serves as investment adviser. Other than NELHI, each member's interest in MetLife Advisers entitles the member to share in the profit and loss of MetLife Advisers in proportion to the profit and loss of MetLife Advisers attributable to customers of that insurance company. NELHI, the previous owner of 100% of the shares of NEIM, was the sole member of MetLife Advisers immediately following MetLife Advisers' conversion to a Delaware limited liability company.

          Subject to the supervision of MetLife Advisers, each subadviser manages the assets of its Series in accordance with each Series' investment objective and policies, makes investment decisions for each Series and employs professional advisers and securities analysts who provide research services to that Series. The Series pay no direct fees to any of the subadvisers.

          Loomis Sayles, subadviser to Small Cap, was organized in 1926 and is one of the oldest and largest investment counsel firms in the country. An important feature of the Loomis Sayles investment approach is its emphasis on investment research. Recommendations and reports of the Loomis Sayles research department are circulated throughout the Loomis Sayles organization and are available to the individuals in the Loomis Sayles organization who have been assigned the responsibility for making investment decisions for the Series' portfolios. Loomis Sayles provides investment advice to numerous other institutional and individual clients. Loomis Sayles is a limited partnership whose sole general partner, Loomis, Sayles & Company, Incorporated is a wholly-owned subsidiary of CDC IXIS Asset Management Holdings, Inc. ("CDC Holdings"), which in turn is a wholly-owned subsidiary of CDC IXIS North America, L.P. ("CDC North America"). CDC North America owns the entire limited partnership interest in Loomis Sayles. CDC North America is a subsidiary of CDC Asset Management, which is the investment management arm of France's Caisse des Depots et Consignations ("CDC"), a major diversified financial institution.

          Wellington Management, subadviser to the Balanced Series, is a professional investment counseling firm that provides services to investment companies, employee benefit plans, endowments, foundations and other institutions and individuals. Wellington Management and its predecessor organizations have provided investment advisory services since 1928. Wellington Management is a Massachusetts limited liability partnership. The three managing partners of Wellington Management are Laurie A. Gabriel, Duncan M. McFarland and John R. Ryan.

          Fred Alger Management, Inc. ("Alger Management") provides investment management services to mutual funds and to other institutions and individuals; it is subadviser to the Equity Growth. Alger Management is a wholly-owned subsidiary of Fred Alger & Company, Incorporated, which in turn is a wholly-owned subsidiary of Alger Associates, Inc., a financial services holding company. Fred M. Alger III owns a majority of the voting shares of Alger Associates, Inc. and is considered, under the 1940 Act, to control that company and its subsidiaries.

          Davis Selected Advisers, L.P. ("Davis Selected") provides investment advisory services for mutual funds and other clients; it is subadviser to Venture Value. Davis Investments, LLC, the general partner of Davis Selected, is controlled by Christopher C. Davis, the chairman, director and chief executive officer of Davis Investments, LLC. Davis Selected may also delegate any of its responsibilities to its wholly-owned subsidiary Davis Selected - NY, Inc. ("DSA-NY").

          Salomon Brother Asset Management Inc ("SBAM") provides investment advisory services for individuals, other mutual funds and institutional clients; it is subadviser to the U.S. Government Series and together with its affiliate, Salomon Brothers Asset Management Limited ("SBAM Ltd."), to Strategic Bond.

          SBAM is a corporation organized under the laws of Delaware on December 24, 1987 and is a registered investment adviser pursuant to the Investment Advisers Act of 1940, as amended. SBAM is a wholly owned subsidiary of Salomon Brothers Holding Company Inc. ("SBHC"). SBHC is a wholly owned subsidiary of Salomon Smith Barney Holdings Inc.("SSBH"), which in turn is a wholly owned subsidiary of Citigroup, Inc. ("Citigroup").

          SBAM Ltd. is a company organized under the laws of England. SBAM Limited provides certain advisory services to SBAM relating to currency transactions and investments in non-dollar denominated debt securities for the benefit of the Strategic Bond Series. SBAM Ltd. is a wholly owned subsidiary of Salomon Brothers Europe Limited, which is wholly-owned by Salomon (International) Finanz AG,(25%) and Salomon International Limited (75%) which in turn is a wholly-owned subsidiary of SBHC. SBHC is a wholly-owned subsidiary of SSBH which in turn is wholly owned by Citigroup. The principal address of SBAM Ltd. and Salomon Brothers Europe Limited is Victoria Plaza, 111 Buckingham Palace Road, London SW1W OSB, England, and the principal address of Salomon (International) Finanz AG is Schipfe 2, 8001 Zurich, Switzerland. SBAM Limited is a member of the Investment Management Regulatory Organization Limited in the United Kingdom and is registered as an investment adviser pursuant to the Investment Advisers Act of 1940, as amended.

          Harris, subadviser to Focused Value, is a limited partnership managed by its general partner, Harris Associates Inc. ("HAI"), whose directors are Robert M. Levy, Anita M. Nagler, John R. Raitt, Kristi L. Rowsell, G. Neal Ryland and Peter S. Voss. Mr. Levy is the president and chief executive officer of HAI. HAI is a wholly owned subsidiary of CDC Holdings. CDC North America owns all of the limited partnership interests in HAI.

          MFS, subadviser to Investors Trust, Research Managers and Total Return, and its predecessor organizations have a history of money management dating from 1924. MFS is an indirect subsidiary of Sun Life Assurance Company of Canada ("Sun Life").

          State Street Research, subadviser to Money Market and Bond Income, is a Delaware corporation and an indirect, wholly owned subsidiary of MetLife, Inc.

          Capital Guardian Trust Company ("Capital Guardian"), subadviser to U.S. Equity, is a privately owned investment management group with offices in major financial centers throughout the world. Capital Guardian is a wholly-owned subsidiary of Capital Group International, Inc., which itself is a wholly-owned subsidiary of The Capital Group Companies, Inc. Capital Guardian has been providing investment management services 1968.

          Jennison Associates LLC ("Jennison"), a registered investment advisor with the SEC, was founded in 1969 for the purpose of providing investment advice for domestic large capitalization growth equity accounts, primarily for large institutions. The firm has since expanded its investment capabilities to include small cap equity, mid cap (U.S. emerging) growth equity, multi cap (opportunistic) equity, large cap value, blend equity, international equity, global equity, balanced and fixed income management. Jennison is a wholly-owned subsidiary of Prudential Investment Management, Inc. ("PIMI"). PIMI is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. Jennison has been a Prudential company since 1985. Jennison is organized under the laws of Delaware as a single member limited liability company.

     Fidelity Management & Research Company ("FMR"), subadviser to Structured Equity and Mid Cap, has entered into a sub-subadvisory agreement with FMR Co., Inc. (FMRC) pursuant to which FMRC has primary responsibility for choosing investments for each Series. FMR Corp., organized in 1972, is the ultimate parent company of FMR and FMRC. The voting common stock of FMR Corp. is divided into two classes. Class B is held predominantly by members of the Edward C. Johnson 3d family and is entitled to 49% of the vote on any matter acted upon the voting common stock. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Under the 1940 Act, control of a company is presumed where one individual or group of individuals owns more than 25% of the voting stock of that company. Therefore, through their ownership of voting common stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed, under the 1940 Act, to form a controlling group with respect to FMR Corp.

          Advisory Fees. Each Series pays MetLife Advisers compensation at the annual percentage rates of the corresponding levels of that Series' average daily net asset values, subject to any fee reductions or deferrals as described the section entitled "Expense Agreement" under "Expenses." Each Series allocates and pays advisory fees among its constituent classes based on the aggregate daily net asset values of each such class.

                            Annual                  Average Daily Net
  Series                Percentage Rate             Asset Value Levels
---------------------   ---------------   --------------------------------------
Small Cap (a)                 0.90%       of the first $500 million
                              0.85%       of amounts in excess of $500 million

Equity Growth                 0.75%       of the first $1 billion
                              0.70%       of amounts in excess of $1 billion

Focused Value (b)             0.75%       of all assets

Venture Value                 0.75%       of the first $1 billion
                              0.70%       of amounts in excess of  $1 billion

Balanced (c)                  0.70%       of the first $200 million
                             0.675%       of amounts in excess of $200 million

Total Return                  0.50%       of all assets

Strategic Bond                0.65%       of all assets

Bond Income (d)               0.40%       of the first $1 billion
                              0.35%       of the next $1 billion
                              0.30%       of the next $1 billion
                              0.25%       of amounts in excess of $3 billion

U.S. Government               0.55%       of all assets

Money Market (e)              0.35%       of the first $1 billion
                              0.30%       of the next $1 billion
                              0.25%       of amounts in excess of $2 billion

Investors Trust               0.75%       of all assets

Research Managers             0.75%       of all assets

Zenith Equity (f)              N/A        N/A

U.S. Equity                   0.70%       of the first $200 million
                              0.65%       of the next $300 million
                              0.60%       of the next 1.5 billion
                              0.55%       of amounts in excess of $2 billion

Jennison Growth               0.70%       of the first $200 million

                              0.65%       of the next $300 million
                              0.60%       of the next 1.5 billion
                              0.55%       of amounts in excess of $2 billion

Structured Equity (g)         0.70%       of the first $200 million
                              0.65%       of the next $300 million
                              0.60%       of the next $1.5 billion
                              0.55%       of amounts in excess of $2 billion

 Mid Cap                      0.80%       of the first $250 million
                              0.75%       of the next $500 million
                              0.70%       of amounts in excess of $750 million

(a) Prior to January 1, 2000, the advisory fee payable by Small Cap was at the annual rate of 1.00% of the Series' average daily net assets.

(b) Prior to May 1, 1998 the advisory fee payable by Focused Value was at the annual rate of 0.70% of the first $200 million of the Series' average daily net asset; 0.65% of the next $300 million of such assets; and 0.60% of such assets in excess of $500 million.

(c) Prior to May 1, 2000, the advisory fee payable by Balanced was at the annual rate of 0.70% of the Series' average daily net assets.

(d) Prior to January 1, 2000, the advisory fee payable by Bond Income was at the annual rate of 0.40% of the first $400 million of the Series' average daily net assets; 0.35% of the next $300 million of such assets; 0.30% of the next $300 million of such assets; and 0.25% of such assets in excess of $1 billion.

(e) Prior to January 1, 2000, the advisory fee payable by Money Market was at the annual rate of 0.35% of the first $500 million of the Series' average daily net assets; 0.30% of the next $500 million of such assets; and 0.25% of such assets in excess of $1 billion.

(f) Effective May 1, 2002, there is no advisory fee payable by the Series. Zenith Equity bears its share of the advisory fees of U.S. Equity, Structured Equity, and Jennison Growth through its investment in these underlying Series. From May 1, 2001 to April 30, 2002, the advisory fee payable by Zenith Equity was at the annual rate of 0.70% of the first $200 million of the Series' average daily net assets, 0.65% of the next $300 million of such assets, 0.60% of the next $1.5 billion of such assets and 0.55% of such assets in excess of $2 billion. Prior to May 1, 2001, CGM was the adviser to the Series. From June 18, 1998 to April 30, 2001, the advisory fee payable by the Series was the at the same rate. Prior to June 18, 1998, the advisory fee payable by the Series was at the annual rate of 0.70% of the first $200 million of the Series' average daily net assets; 0.65% of the next $300 million of such assets; and 0.60% of such assets in excess of $500 million.

(g) Prior to May 1, 2002, the advisory fee payable by Structured Equity was at the annual rate of 0.70% of the first $200 million of the Series' average daily net assets, 0.65% of the next $1.3 billion of such assets and 0.60% of such assets in excess of $1.5 billion.

     Subadvisory Fees. MetLife Advisers pays each subadviser at the following rates for providing subadvisory services to the following Series:

                        Annual Percentage Rates Paid
                         by MetLife Advisers to the           Average Daily Net Asset
        Series                    Subadvisers                       Value Levels
---------------------   ----------------------------   ------------------------------------
Small Cap                           0.55%              of the first $25 million
                                    0.50%              of the next $75 million
                                    0.45%              of the next $100 million
                                    0.40%              of amounts in excess of $200 million

Equity Growth                       0.45%              of the first $100 million
                                    0.40%              of the next $400 million
                                    0.35%              of amounts in excess of $500 million

Focused Value (a)                   0.45%              of the first $100 million
                                    0.40%              of the next $400 million
                                    0.35%              of amounts in excess of $500 million

Venture Value                       0.45%              of the first $100 million
                                    0.40%              of the next $400 million
                                    0.35%              of amounts in excess of $500 million

Balanced (b)                       0.325%              of the first $100 million
                                   0.275%              of the next $100 million
                                    0.25%              of amounts in excess of $200 million

Total Return                        0.25%              of the first $50 million
                                    0.20%              of amounts in excess of $50 million

Strategic Bond                      0.35%              of the first $50 million
                                    0.30%              of the next $150 million
                                    0.25%              of the next $300 million
                                    0.20%              of amounts in excess of $500 million

Bond Income                         0.20%              of the first $250 million
                                    0.15%              of amounts in excess of $250 million

U.S. Government                    0.225%              of the first $200 million
                                   0.150%              of the next $300 million
                                   0.100%              of amounts in excess of $500 million

Money Market                        0.15%              of the first $100 million
                                   0.075%              of amounts in excess of $100 million

Investors Trust                     0.40%              of the first $150 million
                                   0.375%              of the next $150 million
                                   0.350%              of amounts in excess of $300 million

Research Managers                   0.40%              of the first $150 million
                                   0.375%              of the next $150 million
                                   0.350%              of amounts in excess of $300 million

Zenith Equity (c)                    N/A               N/A

U.S. Equity                         0.45%              of the first $100 million
                                    0.40%              of the next $400 million
                                    0.35%              of the next $500 million
                                    0.30%              of amounts in excess of $1 billion

Jennison Growth                     0.45%              of the first $100 million
                                    0.40%              of the next $400 million
                                    0.35%              of the next $500 million

                                    0.30%              of  amounts in excess of $1 billion

Structured Equity (d)               0.50%              of the first $250 million
                                    0.40%              of the next $500 million
                                    0.35%              of amounts in excess of $750 million

Mid Cap                             0.55%              of the first $250 million
                                    0.50%              of the next $500 million
                                    0.45%              of amounts in excess of $750 million

(a) From May 1, 1998 to April 30, 2000, the subadviser to Focused Value was Goldman Sachs Asset Management. Prior to May 1, 1998, the subadviser of Focused Value was Loomis Sayles, and the subadvisory fee rate payable by the Series was at the annual rate of 0.50% of the first $25 million of the Series' average daily net assets, 0.40% of the next $75 million of such assets, 0.35% of the next $100 million of such assets, and 0.30% of such assets in excess of $200 million.

(b) Prior to May 1, 2000, the subadviser to Balanced was Loomis Sayles, and the subadvisory fee rate payable by the Series was at the annual rate of 0.50% of the first $25 million of the Series' average daily net assets, 0.40% of the next $75 million of such assets, and 0.30% of such assets in excess of $100 million.

(c) Effective May 1, 2002, Zenith Equity is managed directly by MetLife Advisers and there is no subadviser to the Series. From May 1,2001 to April 30, 2002, the subadviser to Zenith Equity was CGM, and the subadvisory fee payable by the Series was at the annual rate of 0.45% of the first $100 million of the Series' average daily net assets, 0.40% of the next $400 million of such assets, 0.35% of the next $500 million of such assets , and 0.30% of such assets in excess of $1 billion. Prior to May 1, 2001 Zenith Equity had no subadviser and was managed directly by CGM as adviser.

(d) FMR has also agreed to make payments to NES (or an affiliate) to support the expenses of marketing the Series. Prior to May 1, 2002, the subadviser to Structured Equity was Westpeak Investment Advisors, L.P., and the subadvisory fee was 0.50% of the first $25 million of the Series average daily net assets, 0.40% of the next $75 million of such assets, 0.35% of the next $100 million of such assets and 0.30% of such assets in excess of $200 million.

          In connection with FMR's service as subadviser to FI Structured Equity and FI Mid Cap Opportunities, FMR has delegated to FMRC primary responsibility for choosing investments for the Series pursuant to a sub-subadvisory agreement which requires FMRC to manage the investment and reinvestment of the assets of the Series, subject to the supervision of FMR. FMR compensates FMRC at a monthly rate equal to 50% of the subadvisory fee that MetLife Advisers pays to FMR under the subadvisory agreement in respect of that portion of the Portfolios' assets managed by FMRC during such month. The Fund pays no fee to FMRC under the sub-subadvisory agreement.

          In connection with SBAM's service as subadviser to Strategic Bond, SBAM's London based affiliate, SBAM Ltd. serves as subadviser to SBAM relating to currency transactions and investments in non-dollar denominated debt securities for the benefit of the Salomon Brothers Strategic Bond. For these services, SBAM has agreed to pay SBAM Ltd. one-third of the compensation that SBAM receives for serving as subadviser to the Series.

          In connection with Davis Selected's service as subadviser to Venture Value, Davis Selected may delegate any and all responsibilities to its New York based subsidiary, DSA-NY. As compensation to DSA-NY, Davis Selected will compensate DSA-NY for all reasonable direct and indirect costs associated with DSA-NY's performance of services provided to Davis Selected.

          For the fiscal years ended December 31, 2000, 2001, and 2002 each Series paid the following amounts in advisory fees to MetLife Advisers.

                                          Amount Paid to MetLife Advisers
                                      --------------------------------------
Series                                   2000         2001            2002
------                                ----------   ----------      ----------
Small Cap                             $3,933,260   $3,746,012      $3,149,457
Equity Growth                         $7,643,917   $6,474,180      $4,584,842
Focused Value                         $  842,082   $1,828,530      $4,106,122

Zenith Equity (a)                     $        0   $5,554,311(b)   $2,675,372
Venture Value                         $6,002,735   $6,636,172      $6,661,085
Balanced                              $1,189,435   $1,032,020      $  889,539
Total Return                          $1,005,439   $  830,746      $  742,233
Strategic Bond                        $  603,006   $  668,142      $  833,573
Bond Income                           $1,096,230   $1,289,312      $3,086,918
U.S. Government                       $  280,949   $  428,527      $  915,362
Money Market                          $  774,127   $ 907, 488      $1,214,856
Investors Trust                       $   98,023   $  153,673      $  216,486
Research Managers                     $  233,149   $  352,183      $  264,416
Structured Equity                     $2,732,798   $2,281,808      $3,107,520
U.S. Equity (c)                              N/A          N/A      $1,516,336
Jennison Growth (c)                          N/A          N/A      $1,576,283
Mid Cap (c)                                  N/A          N/A      $   20,552

(a) For the fiscal years ended December 31, 2000, Zenith Equity paid CGM a total of $11,474,067 in advisory fees. MetLife Advisers replaced CGM as adviser to Zenith Equity on May 1, 2001. For the period January 1, 2001 through April 30, 2001, Capital Growth paid CGM $3,132,763 in advisory fees. After May 1, 2002, MetLife Advisers serves as investment adviser but receives no compensation for such services. The amount shown for 2002 reflects advisory fees paid by Zenith Equity for the period January 1, 2002 through April 30, 2002.

(b) For the period May 1, 2001 through December 31, 2001.

(c) For the period May 1, 2002 through December 31, 2002.

                                         Amount Paid by MetLife Advisors to
                                                     Subadvisers
                                      ---------------------------------------
Series                                   2000         2001            2002
------                                ----------   ----------      ----------
Small Cap                             $1,910,615   $1,827,394      $1,562,260
Equity Growth                         $3,875,263   $3,321,539      $2,436,979
Focused Value                         $  498,933   $1,025,216      $2,210,558
Zenith Equity (a)                            N/A   $3,196,675(b)   $1,543,166(c)
Venture Value                         $3,101,276   $3,396,880      $3,408,506
Balanced                              $  556,626   $  455,436      $  399,462
Total Return                          $  427,176   $  357,298      $  321,894
Strategic Bond                        $  303,309   $  333,373      $  409,726
Bond Income                           $  561,088   $  620,892      $1,283,403
U.S. Government                       $  114,933   $  175,306      $  368,410
Money Market                          $  271,181   $  287,291      $  335,326
Investors Trust                       $   52,279   $   81,959      $  115,459
Research Managers                     $  124,347   $  187,831      $  141,022
Structured Equity                     $1,390,135   $1,181,988      $1,992,530
U.S. Equity                                  N/A          N/A      $  925,385(d)
Jennison Growth                              N/A          N/A      $  962,275(d)
Mid Cap                                      N/A          N/A      $   14,130(d)

(a) Prior to May 1, 2001, there was no subadviser to this Series. For the period May 1, 2001 to May 1, 2002, CGM served as subadviser to the Series. After May 1, 2002, there was no subadviser to the Series.

(b) For the period May 1, 2001 through December 31, 2001.

(c) For the period January 1, 2002 through April 30, 2002.

(d) For the period May 1, 2002 through December 31, 2002.

Advisory Agreements and Subadvisory Agreements

          Each advisory and subadvisory agreement provides that it will continue in effect after two years from the date of its execution only if it is approved at least annually thereafter (i) by the trustees of the Fund or by vote of a majority of the outstanding voting securities of the applicable Series and (ii) by vote of a majority of the trustees who are not interested persons of (i) the Fund or (ii) the applicable Series' investment adviser or subadviser, cast in person at a meeting called for the purpose of voting on such approval.

If required by law, subject to the SEC exemption obtained by MetLife Advisers and the Fund, any amendment to any advisory or subadvisory agreement must be approved by vote of a majority of the outstanding voting securities of the applicable Series and by vote of a majority of the trustees who are not interested persons of (i) the Fund or (ii) the applicable Series' investment adviser or subadviser.

Each agreement may be terminated without penalty by the trustees or by the shareholders of the applicable Series, upon sixty days' written notice, or by the applicable Series' investment adviser, upon ninety or sixty days' written notice, and each terminates automatically in the event of its "assignment" as defined in the 1940 Act. In addition, each subadvisory agreement may be terminated without penalty upon either ninety or sixty days' written notice by the relevant subadviser. Each advisory agreement will automatically terminate if the Fund shall at any time be required by New England Securities to eliminate all reference to the words "New England" in its name, unless the continuance of such agreement after such change of name is approved by a majority of the outstanding voting securities of the applicable Series and by a majority of the trustees who are not interested persons of (i) the Fund (ii) MetLife Advisers or
(iii) the applicable Series' investment subadviser.

Each advisory agreement provides that MetLife Advisers shall pay the organization costs of the Fund relating to the Series and the expenses of the Fund relating to maintaining the staff and personnel, and providing the equipment, office space and facilities, necessary to perform its obligations under the advisory agreement. The Fund assumes and shall pay (or cause to be paid) all other Fund expenses.

          Each advisory agreement provides that if the total ordinary business expenses of a particular Series for any fiscal year exceed the lowest applicable limitations (based on a percentage of average net assets or income) prescribed by any state in which shares of that Series are qualified for sale, MetLife Advisers shall pay such excess. Each advisory agreement provides, however, that the advisory fee shall not be reduced nor shall any of such expenses be paid to an extent or under circumstances which might result in the inability of any Series or of the Fund, taken as a whole, to qualify as a regulated investment company under the Internal Revenue Code. The term "expenses" for this purpose excludes brokerage commissions, taxes, interest and extraordinary expenses.

          Each advisory and subadvisory agreement provides that MetLife Advisers or the relevant investment subadviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties. In addition, the subadvisory agreements between MetLife Advisers and Harris and MetLife Advisers and Wellington provide that Harris or Wellington, as the case may be, shall be liable for violations of law.

          Certain officers and employees of subadvisers have responsibility for portfolio management of other advisory accounts and clients (including other Series of the Fund and other registered investment companies, and accounts of affiliates) that may invest in securities in which the respective Series may invest. Where the subadviser determines that an investment purchase or sale opportunity is appropriate and desirable for more than one advisory account, purchase and sale orders may be executed separately or may be combined and, to the extent practicable, allocated to the participating accounts.

          It is each subadviser's policy to allocate, to the extent practicable, investment opportunities to each client over a period of time on a fair and equitable basis relative to its other clients.

          It is believed that the ability of a Series to participate in larger volume transactions in this manner will in some cases produce better executions for the Series. However, in some cases, this procedure could have a detrimental effect on the price and amount of a security available to a Series or the price at which a security may be sold. The trustees of the Fund are of the view that the benefits to the respective Series of retaining each subadviser outweigh the disadvantages, if any, that might result from participating in such transactions.

                             DISTRIBUTION AGREEMENT

          As noted above, the Fund will offer no further shares of any Series after the closing of the Transactions on May 1, 2003. The paragraphs below describe the Fund's distribution arrangements in effect on the date hereof.

          Under a Distribution Agreement with the Fund, New England Securities Corporation (the "Distributor"), a Massachusetts corporation, serves as the general distributor of shares of each class of each Series, which are sold at the net asset value of such class without any sales charge. The offering of each Series' shares is continuous. Shares are offered for sale only to certain insurance company separate accounts and Qualified Plans. The Distributor receives no compensation from the Fund or purchasers of the Series' shares for acting as distributor of such shares. The agreement does not obligate the Distributor to sell a specific number of shares. The Distributor is an indirect wholly-owned subsidiary of NEF.

          The Distributor distributes Class A (the initial shares), Class B and Class E shares for all Series of the Fund. Pursuant to the Class B and Class E Distribution and Services Plan (the "Plan"), the Fund may pay the Distributor a fee (the "Service Fee") at an annual rate not to exceed 0.25% of each Series' average daily net assets attributable to the Class B shares and Class E shares. The Distributor may pay all or any portion of the Service Fee in respect of a Class of any Series to securities dealers or other organizations (including, but not limited to, any affiliate of the Distributor) as service fees pursuant to agreements with such organizations for providing personal services to investors in such Class and/or the maintenance of shareholder accounts, and may retain all or any portion of the Service Fee in respect of such Class as compensation for providing personal services to investors in such Class and/or the maintenance of shareholder accounts. All such payments are intended to qualify as "service fees" as defined in Rule 2830 of the NASD Conduct Rules (the "NASD Rule").

          Under the Distribution Agreement, Service Fees are currently paid at an annual rate of 0.25% of average daily net assets in the case of Class B shares and 0.15% of average daily net assets in the case of Class E shares.

          The Plan also authorizes each Series to pay to the Distributor a distribution fee (the "Distribution Fee" and together with the Service Fee, the "Fees") at an annual rate of up to 0.25% of the Series' average daily net assets attributable to the Class B shares and Class E shares in consideration of the services rendered in connection with the sale of such shares by the Distributor. The Fund currently pays no Distribution Fee with respect to any class.

          The Distributor may pay all or any portion of the Distribution Fee in respect of a Class of any Series to securities dealers or other organizations (including, but not limited to, any affiliate of the Distributor) as commissions, asset-based sales charges or other compensation with respect to the sale of shares of such Class, and may retain all or any portion of the Distribution Fee in respect of such Class as compensation for the Distributor's services as principal underwriter of the shares of such Class. All such payments are intended to qualify as "asset-based sales charges" as defined in the NASD Rule.

          The Plan is known as a "compensation plan" because the Fund makes payments to the Distributor for services rendered regardless of the actual level of expenditures by the Distributor. The Board of Trustees of the Fund will take into account the level of expenditures in connection with their annual consideration of whether to renew the Plan. The Fees payable with respect to a particular Class of a Series may not be used to subsidize the distribution of shares of, or provision of shareholder services to, any other Class of any Series. Subject to the foregoing sentence, some or all of the Distribution Fee paid to the Distributor may be spent on any activities or expenses primarily intended to result in the sale of Class B shares and Class E shares, including but not limited to the following:

          (a) compensation to and expenses of employees of the Distributor, including overhead and telephone expenses, who engage in the distribution of a Class of shares;

          (b) printing and mailing of prospectuses, statements of additional information and reports for prospective purchasers of variable annuity or variable life insurance contracts ("Variable Contracts") or Qualified Plans investing indirectly in a Class of shares of the Fund;

          (c) compensation to financial intermediaries and broker-dealers to pay or reimburse them for their services or expenses in connection with the distribution of Variable Contracts;

          (d) expenses relating to the development, preparation, printing and mailing of Fund advertisements, sales literature and other promotional materials describing and/or relating to the Fund;

          (e) expenses of holding seminars and sales meetings designed to promote the distribution of a Class of shares of the Fund;

          (f) expenses of obtaining information and providing explanations to Variable Contract owners regarding Fund investment objectives and policies and other information about the Fund and its Series and Classes, including the performance of the Series;

          (g) expenses of training sales personnel regarding the Fund; and

          (h) expenses of compensating sales personnel in connection with the allocation of cash values and premiums of the Variable Contracts to the Fund.

          The Board of Trustees, including the trustees who are not "interested persons" (as defined in the 1940 Act) (the "Independent Trustees"), has determined, in the exercise of its reasonable business judgment, that the Plan is reasonably likely to benefit the Fund and its Class B and Class E shareholders and has approved the Plan's adoption. The Fund anticipates that the Plan will enhance the sales of Class B shares and Class E shares and increase or help to maintain the assets of each Series, which over time, may allow the Class B and Class E shareholders and beneficial owners to benefit from certain economies of scale with respect to fixed costs of the Series.

The Plan and any related agreement that is entered into by the Fund in connection with the Plan will continue in effect for a period of more than one year only so long as the continuance is specifically approved at least annually by a vote of the majority of the Fund's Board of Trustees, including a majority of the Independent Trustees who have no direct or indirect financial interest in the preparation of the Plan or in any agreements relating to the Plan ("Qualified Trustees") or, with respect to any class by a vote of the outstanding voting securities of that class, cast in person at a meeting called for the purpose of voting on the Plan or any such related agreement. Also, the Plan and any such related agreement may be terminated, with respect to any Class, at any time by vote of a majority of the outstanding shares of that Class of that Series or by vote of a majority of the Qualified Trustees. The Plan also provides that it may not be amended, with respect to any Class of any Series, to increase materially the amount of Fees payable thereunder without the approval of such Class of shares.

          New England Securities controls the words "New England" in the Fund's name and if it should cease to be the Fund's distributor, the Fund may be required to change its name and delete these words. New England Securities also acts as general distributor for New England Retirement Investment Account, NEVA, The New England Variable Account, New England Variable Annuity Separate Account and New England Variable Life Separate Account.

The Distributor has informed the Fund that expenses incurred by it and costs allocated to it in connection with activities primarily intended to result in the sale of Class B and Class E shares were as follows for the fiscal year ended December 31, 2002:

------------------------------------------------------------------------
Category of Expense                                   Class B    Class E
------------------------------------------------------------------------
Advertising                                               -0-        -0-
------------------------------------------------------------------------
Printing and mailing of prospectuses to other than
current shareholders                                      -0-        -0-
------------------------------------------------------------------------
Compensation to underwriters                              -0-        -0-
------------------------------------------------------------------------
Compensation to broker-dealers                       $386,066   $352,484
------------------------------------------------------------------------
Compensation to sales personnel                           -0-        -0-
------------------------------------------------------------------------
Interest, carrying and other financial charges            -0-        -0-
------------------------------------------------------------------------
Other                                                     -0-        -0-
------------------------------------------------------------------------
   Total:                                            $386,066   $352,484
------------------------------------------------------------------------

                                 OTHER SERVICES

Custodial Arrangements. State Street Bank and Trust Company ("State Street Bank"), 225 Franklin Street, Boston, Massachusetts 02110, is the Fund's custodian and fund accounting agent. As such, State Street Bank holds in safekeeping certificated securities and cash belonging to each Series and, in such capacity, is the registered owner of securities held in book-entry form belonging to the Series. Upon instruction, State Street Bank receives and delivers cash and securities of the Series in connection with Series transactions and collects all dividends and other distributions made with respect to Series portfolio securities. State Street Bank also maintains certain accounts and records of the Fund and calculates the total net asset value, total net income and net asset value per share of each class of each Series on a daily basis.

Independent Accountants. The Board of Trustees annually approves an independent accountant which is expert in accounting and auditing. Deloitte & Touche LLP, 200 Berkeley Street, Boston, MA 02116, the Fund's independent auditor, assists in the preparation of federal and state income tax returns and consults with the Fund as to matters of accounting and federal and state income taxation. The Fund's financial statements for the 12 months ended December 31, 2002 incorporated by reference into this SAI have been audited by Deloitte & Touche LLP. The Fund relies on this firm's report which appears with the financial statements.

Service Agreement. Under a service agreement between CGM and MetLife Advisers through which MetLife Advisers provided certain administrative services to CGM, CGM paid MetLife Advisers $1,675,615 and $1,570,613, respectively, for the Fund's fiscal years ended December 31, 1999 and 2000 and $430,910 for the period January 1, 2001 through April 30, 2001. The service agreement between CGM and MetLife Advisers was terminated on April 30, 2001, when CGM ceased to be the adviser to Zenith Equity.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

          Some of the Fund's portfolio transactions are placed with brokers and dealers who provide the investment advisers or subadvisers with supplementary investment and statistical information or furnish market quotations to the Fund or other investment companies advised by the investment advisers or subadvisers. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce the expenses of the investment advisers or subadvisers. The services may also be used by the investment advisers or subadvisers in connection with their other advisory accounts and in some cases may not be used with respect to the Fund.

Portfolio Turnover. The portfolio turnover rates of each Series for the last five fiscal years (or the life of the Series for those Series that have not been in existence for five years) are included in the Fund's annual report for the fiscal year ended December 31, 2002. A Series' turnover rate may vary significantly from time to time depending on the volatility of economic and market conditions. Variations in portfolio turnover rates may also be due to a fluctuating volume of subscriptions and redemptions or due to a change in a Series' subadviser.

Certain Portfolio Transactions of Balanced, Total Return, Bond Income, Strategic Bond, U.S. Government and Money Market

          It is expected that the portfolio transactions of Balanced, Total Return, Bond Income, Strategic Bond, U.S. Government, and Money Market in bonds, notes and money market instruments will generally be with issuers or dealers on a net basis without a stated commission.

Total Return, Venture Value, Equity Growth, Focused Value, Small Cap, Balanced, Investors Trust, Research Managers, U.S. Equity, Jennison Growth, Structured Equity, Mid Cap (Common Stock Transactions)

          In placing orders for the purchase and sale of portfolio securities, Harris, in the case of the Focused Value; Loomis Sayles, in the case of the Small Cap; Wellington Management, in the case of the Balanced; Davis Selected, in the case of Venture Value; Alger Management, in the case of Equity Growth; MFS, in the case of the Investors Trust and Research Managers and in the case of investments in commons stocks by Total Return; Capital Guardian, in the case of U.S. Equity; Jennison, in the case of Jennison Growth; and FMR, in the case of Structured Equity and Mid Cap, each selects only brokers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates or prices which, when combined with the quality of the foregoing services, will produce best price and execution for the transaction. In the case of equity securities, this does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. The Series' advisers or subadvisers will use their best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.

          A subadviser may cause a Series it manages to pay a broker-dealer that provides brokerage and research services an amount of commission for effecting a securities transaction for a Series in excess of the amount another broker-dealer would have charged effecting that transaction. The subadviser must determine in good faith that such greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of that particular transaction or the subadviser's overall responsibilities to the Fund and its other clients. A subadviser's authority to cause a Series it manages to pay such greater commissions is also subject to such policies as the trustees of the Fund may adopt from time to time.

          The following services may be considered by subadvisers when selecting brokers:

          . recommendations and advice about market projections and data, security values, asset allocation and portfolio evaluation, purchasing or selling specific securities, and portfolio strategy

          . seminars, information, analyses, and reports concerning companies, industries, securities, trading markets and methods, legislative and political developments, changes in accounting practices and tax law, economic and business trends, proxy voting, issuer credit-worthiness, technical charts and portfolio strategy

          . access to research analysts, corporate management personnel, industry experts, economists, government representatives, technical market measurement services and quotation services, and comparative performance evaluation

          . products and other services including financial publications, reports and analysis, electronic access to data bases and trading systems, computer equipment, software, information and accessories

          . statistical and analytical data relating to various investment companies, including historical performance, expenses and fees, and risk measurements

          Research services provided by brokers through which a subadvisers effects securities transactions on behalf of a Portfolio may be used by the subadviser in servicing all of its accounts. Therefore, not all of these services may be used by the subadviser in connection with the Fund.

          For the fiscal years ending December 31, 2000, 2001 and 2002, Zenith Equity paid brokerage commissions of $10,906,713, $8,432,488 and $4,285,752, respectively; Total Return paid brokerage commissions of $55,862, $141,285 and $205,455, respectively; Venture Value paid brokerage commissions of $452,707, $569,631 and $722,687, respectively; Equity Growth paid brokerage commissions of $1,507,936, $1,708,722 and $4,881,312, respectively; Focused Value paid brokerage commissions of $441,496, $592,419 and $738,720, respectively; Small Cap paid brokerage commissions of $1,014,784, $826,307 and $1,648,902, respectively; Structured Equity paid brokerage commissions of $763,205, $979,325 and $2,576,192, respectively; Balanced paid brokerage commissions of $235,138, $100,371 and $102,647, respectively; Investors Trust paid brokerage commissions of $20,056, $42,586 and $65,338, respectively; Research Managers paid brokerage commissions of $58,037, $90,976 and $121,350, respectively. For the fiscal year ending December 31, 2002, Bond Income paid $118,251; U.S. Equity paid brokerage commissions of $777,297; Mid Cap paid $25,353; and Jennison Growth paid $925,760.

          For the fiscal year ending December 31, 2002, the following Series paid commissions to brokers because of research services provided: Small Cap paid $252,324, based on related transactions of $94,828,642; Balanced paid $5,742, based on related transactions of $4,370,669; Venture Value paid $153,298 based on related transactions of $89,172,789; Focused Value paid $111,550, based on related transactions of $56,423,942; Equity Growth paid $37,618, based on related transactions of $11,484,535; Jennison Growth paid $86,137 based on related transactions of $64,687,428. .

The Board of Trustees has adopted policies which authorize each subadviser to place trades, consistent with best execution, with certain brokers that have agreed to apply a portion of their commissions with respect to a Series to that Series' expenses.

The Board of Trustees has also approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby a Series may purchase securities that are offered in underwritings in which an affiliate of that Series' subadviser participates. These procedures prohibit a Series from directly or indirectly benefiting a subadviser affiliate in connection with such underwritings. In addition, for underwritings where a subadviser affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the Series could purchase in the underwritings.

Affiliated Brokerage

          A Series may pay brokerage commissions to an affiliated broker for acting as the respective Series' agent on purchases and sales of securities for the portfolio of the Series. SEC rules require that commissions paid to an affiliated broker of a mutual fund for portfolio transactions not exceed "usual and customary" brokerage commissions. The rules define "usual and customary" commissions to include amounts which are "reasonable and fair" compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." The Trustees of the Fund, including those who are not "interested persons" of the Fund, have adopted procedures for evaluating the reasonableness of commissions paid to affiliated brokers and will review these procedures periodically.

          For the fiscal years ended December 31, 2000, 2001 and 2002, Equity Growth paid $1,507,936, $1,708,650 and $3,553,070, respectively, in brokerage commissions to Fred Alger and Company, Inc., an affiliated broker. For the fiscal year ended December 31, 2002, 73% of the Portfolio's aggregate brokerage commissions were paid to this broker and 78% of the Portfolio's aggregate dollar amount of transactions involving the payment of commissions was effected through this broker.

          For the fiscal year ended December 31, 2000, Venture Value paid a total of $1,235 in brokerage commissions to Shelby Cullom Davis & Co., L.P., an affiliated broker. This Portfolio paid no brokerage commissions to any affiliated broker for the fiscal years ended December 31, 2001 and 2002.

          For the fiscal year ended December 31, 2002, Structured Equity paid $857 in brokerage commissions to Fidelity Capital Markets, an affiliated broker. For the same period, .037% of the Portfolio's aggregate brokerage commissions were paid to this broker and .157% of the Portfolio's aggregate dollar amount of transactions involving the payment of commissions was effected through this broker.

          For the fiscal year ended December 31, 2002, Mid Cap paid $163 in brokerage commissions to Fidelity Capital Markets, an affiliated broker. For the same period, .643% of the Portfolio's aggregate brokerage commissions were paid to this broker and .808% of the Portfolio's aggregate dollar amount of transactions involving the payment of commissions was effected through this broker.

          For the fiscal years ended December 31, 2000, 2001 and 2002, Focused Value paid $54,788, $206,226 and $246,659, respectively, in brokerage commissions to Harris Associates Securities L.P., an affiliated broker of Harris Associates L.P. For the fiscal year ended December 31, 2002, 33% of the Portfolio's aggregate brokerage commissions were paid to this broker and 40% of the Portfolio's aggregate dollar amount of transactions involving the payment of commissions was effected through this broker.

                                 CODE OF ETHICS

          The Fund, MetLife Advisers, each subadviser, and New England Securities have each adopted a Code of Ethics under Rule 17j-1 of the 1940 Act that establishes procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of the Fund might take advantage of that knowledge for their own benefit. Although each Code of Ethics does not prohibit employees who have knowledge of the investments and investment intentions of any Series of the Fund from engaging in personal securities investing, it does regulate such personal securities investing so that conflicts of interest may be avoided.

                             DESCRIPTION OF THE FUND

          The Fund is an open-end management investment company registered under the 1940 Act and was organized as a Massachusetts business trust under the laws of Massachusetts pursuant to an Agreement and Declaration of Trust (the "Declaration of Trust") dated December 16, 1986, as amended. Such Declaration of Trust was amended and restated as of October 30, 2000. Each Series is classified under the 1940 Act as diversified except Harris Oakmark Mid Cap Value, which is non-diversified. On February 27, 1987, the Fund succeeded to the operations of The New England Zenith Fund, Inc., a Massachusetts corporation incorporated on January 7, 1983 as NEL Series Fund, Inc. On November 1, 1985, the name of that corporation was changed to Zenith Fund, Inc. and on July 17, 1986 it was changed again to The New England Zenith Fund,

Inc. Zenith Equity (prior to May 1, 2002, known as Capital Growth Series), Bond Income (prior to July 1, 2001, known as Back Bay Advisors Bond Income Series) and Money Market (prior to July 1, 2001, known as Back Bay Advisors Money Market Series) all commenced investment operations in 1983. Total Return (prior to July 1, 2001, known as Back Bay Advisors Managed Series) commenced investment operations on May 1, 1987. Focused Value (prior to May 1, 1998, known as Loomis Sayles Avanti Growth Series, and from May 1, 1998 to April 30, 2000, known as Goldman Sachs Midcap Value Series) and Structured Equity (prior to May 1, 2002, known as Westpeak Growth and Income Series, and prior to August 30, 1996, known as Westpeak Value Growth Series) commenced investment operations in April 1993. Small Cap commenced investment operations on May 1, 1994. Equity Growth, Venture Value, Balanced Series (prior to May 1, 2000, known as Loomis Sayles Balanced Series), Strategic Bond and U.S. Government commenced investment operations on October 31, 1994. Investors Trust (prior to May 1, 2001, known as MFS Investors Series) and Research Managers commenced operations on May 1, 1999. U.S. Equity, Jennison Growth, and Mid Cap commenced operations on May 1, 2002.

          The Fund intends to wind up its affairs and file an application for termination of its registration as an investment company on Form N-8F as soon as practicable after the closing of the Transactions (as defined above).

          The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of each of the Series. Interests in the Fund portfolios described in the Prospectus and in this Statement of Additional Information are represented by shares of such Series. Each share of a Series represents an equal proportionate interest in such Series with each other share and is entitled to a proportionate interest in the dividends and distributions from such Series. The shares of the Series do not have any preemptive rights. Upon liquidation of any Series, whether pursuant to liquidation of the Fund or otherwise, shareholders of such Series are entitled to share pro rata in the net assets of such Series available for distribution to shareholders. The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

          The Declaration of Trust also permits the Trustees to establish one or more additional classes of shares of each Series consistent with Rule 18f-3 under the 1940 Act. Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

          The Declaration of Trust provides for the perpetual existence of the Fund. The Fund or any Series, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of each Series affected. The Declaration of Trust further provides that the Trustees may terminate the Fund or any Series upon written notice to the shareholders thereof.

          The assets received by the Fund for the issue or sale of shares of each Series and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to that Series, and constitute the underlying assets of the Series. The underlying assets of each Series are segregated and are charged with the expenses in respect of that Series and with a share of the general expenses of the Fund. Any general expenses of the Fund not readily identifiable as belonging to a particular Series are allocated by or under the direction of the Trustees in such manner as the trustees determine to be fair and equitable. While the expenses of the Funds are allocated to the separate books of account of each Series, certain expenses may be legally chargeable against the assets of all Series.

          As of March 31, 2003, 100% of the outstanding voting securities of the Fund were owned by separate accounts of NEF, MetLife, MetLife Investors and/or General American (or any affiliate of any such company), and may, from time to time, be owned by those separate accounts or the separate accounts and general accounts of such companies (or any affiliate of any such company). Therefore, as of March 31, 2003, NEF, MetLife, MetLife Investors and General American were each presumed to be in control (as that term is defined in the 1940 Act) of the Fund.

Voting Rights

          Each whole share (or fractional share) shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the share (or fractional share) determined at the close of business on the record date for the relevant meeting . Each insurance company is the legal owner of shares attributable to variable life insurance and variable annuity contracts issued by its separate accounts, and has the right to vote those shares. Pursuant to the current view of the SEC staff, each insurance company will vote the shares held in each separate account registered with the SEC in accordance with instructions received from owners of variable life insurance and variable annuity contracts issued by that separate account. To the extent voting privileges are granted by the issuing insurance company to unregistered separate accounts, shares for which no timely instructions are received will be voted for, voted against, or withheld from voting on any proposition in the same proportion as the shares held in that separate account for all contracts for which voting instructions are received. All Fund shares held by the general investment account (or any unregistered separate account for which voting privileges are not extended) of each insurance company will be voted by that insurance company in the same proportion as the aggregate of (i) the shares for which voting instructions are received and (ii) the shares that are voted in proportion to such voting instructions are received.

          There will normally be no meetings of shareholders for the purpose of electing trustees except that in accordance with the 1940 Act (i) the Fund will hold a shareholders' meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders and (ii) if there is a vacancy on the Board of Trustees, unless, after filling such vacancy, at least two-thirds of the trustees holding office will have been elected by the shareholders, such vacancy may only be filled by a vote of the shareholders. In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by ten or more holders of shares who have held shares for at least three months and who have, in the aggregate, a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Fund has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees.

          No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Fund except (i) to change the Fund's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate or modify new and existing classes and/or series of Fund shares or other provisions relating to Fund shares in response to applicable laws or regulations.

          The shareholders of each class of each Series shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class' distribution or shareholder services arrangements and shall have separate voting rights on any matter in which the interests of one class differ from the interests of any other class entitled to vote on such matter.

                                      TAXES

          The following discussion of federal income tax consequences is based on the Internal Revenue Code and the regulations issued thereunder as in effect on the date of this SAI. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein and may have a retroactive effect with respect to the transactions contemplated herein.

          Each of the Series intends to qualify each year as a "regulated investment company" (a "RIC") under Subchapter M of the Internal Revenue Code. In order to qualify for the special tax treatment accorded RICs and their shareholders under the Internal Revenue Code, each Series must (a) derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities, or foreign currencies, and certain other related income, including generally, certain gains from options, futures, and forward contracts derived with respect to its business of investing in such stock securities, or currencies; and (b) diversify its holdings so that, at the end of each fiscal quarter of the Series' taxable year, (i) at least 50% of the market value of the Series' assets is represented by cash and cash items, U.S. Government Securities, securities of other RICs, and other securities limited in respect of any one issuer to an amount that does not exceed 10% of the outstanding voting securities of such issuer or 5% of the value of the Series' total assets; and (ii) not more than 25% of the value of its assets is invested in the securities (other than U.S. Government Securities and securities of other
RICs) of any one issuer or two or more issuers which the Series controls and which are engaged in the same, similar or related trades or businesses. In addition, a series that is a RIC must distribute to its shareholders with respect to each taxable year at least 90% of the sum of its taxable net investment income (including, for this purpose, the excess, if any, of any net short-term capital gains over net long-term capital losses for such year) and 90% of its tax-exempt interest income (reduced by certain expenses).

          If a Series fails to qualify as a RIC accorded special tax treatment for any year, all of its income will be subject to tax at corporate rates, and its distributions (including distributions of net tax-exempt income and net long-term capital gains) will be taxable as ordinary income dividends to its shareholders to the extent of the Series' current and accumulated earnings and profits. In addition, the Series could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

          In addition to the diversification requirements applicable to all RICs, Section 817(h) of the Internal Revenue Code imposes certain diversification requirements on the assets underlying variable annuity and variable life contracts including, as described below, when those assets are shares in a RIC. To comply with the regulations under Section 817(h) of the Internal Revenue Code, each of the separate accounts will be required to diversify its investments so that, as of the end of each fiscal quarter, no more than 55% of the total value of its assets are represented by any one investment, no more than 70% by any two investments, no more than 80% by three investments and no more than 90% by four investments. A separate account will also be treated as meeting the diversification requirement for any quarter of its taxable year if, as of the close of such quarter, the separate account meets the diversification requirements applicable to RICs, as described above, and no more than 55% of the value of its total assets consist of cash and cash items (including receivables), U.S. government securities and securities of other RICs. Generally, for purposes of the regulations, all securities of the same issuer are treated as one investment. In the context of U.S. Government securities (including any security that is issued, guaranteed or insured by the United States or an instrumentality of the United States), each U.S. Government agency or instrumentality is treated as a separate issuer. Further, a separate account can look through the assets of a Series if each Series restricts the ownership of its shares to certain insurance company separate accounts, certain insurance company general accounts and certain other investors permitted under Regulation 1.817-5(f), including certain qualified pension or retirement plans, and will be offered to the public exclusively through the purchase of variable contracts. This is because, for diversification purposes, by so restricting ownership to certain investors, a separate account that invests in RICs, partnerships or trust will be able to look through an investment in such entity and treat the pro rata share of each underlying investment in such entity as a separate investment. Otherwise an investment in such entities will be considered to be an investment in the securities of a single issuer.

          A Series' investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Series to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Series may be required to sell securities in its portfolio that it otherwise would have continued to hold.

          A series is generally subject to a nondeductible 4% excise tax to the extent it fails to distribute by the end of any calendar year at least 98% of its ordinary income and capital gain net income (the excess of all capital gains over all capital losses) for the one-year period ending on October 31 of that year (or later if the series is permitted to elect and so elects), plus any retained amount from the prior year.

          The excise tax is inapplicable to any RIC all of the shareholders of which are either tax-exempt pension trusts or separate accounts of life insurance companies funding variable contracts. Although each Series believes that it is not subject to the excise tax, each Series intends to make the distributions required to avoid the imposition of the tax, provided such payments and distributions are determined to be in the best interest of such Series' shareholders.

          Dividends declared and payable to shareholders of record on a date in October, November, or December of any year will be deemed to have been paid by the Series and received by the shareholders on December 31 of that year if paid by the Series at any time during the following January.

          Investment by a Series in "passive foreign investment companies"("PFICs") could subject the Series to U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company, which tax cannot be eliminated by making distributions to Series shareholders. However, a Series also may make an election to mark the gains (and to a limited extent the losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Series' taxable year. Such gains and losses are treated as ordinary income and loss. A Series may also elect to treat a PFIC as a "qualified electing fund" ("QEF election"), in which case the Series will be required to include its share of the company's income and net capital gains annually, regardless of whether it receives any distribution from the company. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed for the Series to avoid taxation. Making either of these elections therefore may require a Series to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect a Series' total return.

                                 TRANSFER AGENT

          The transfer agent and the dividend paying agent for the Fund, NEF, located 501 Boylston Street, Boston, Massachusetts 02116, receives no remuneration from the Fund in connection with its services as such.

Shareholder and Trustee Liability

          Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Fund or the trustees. The Declaration of Trust provides for indemnification out of the relevant Series' property for all loss and expense of any shareholder held personally liable for the obligations of the Series in which the shareholder owns shares. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and a Series itself would be unable to meet its obligations. For purposes of such liability, the Fund's shareholders are the separate accounts investing directly in the Fund and not the owners of variable life insurance or variable annuity contracts or purchasers of other insurance products. The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The By-Laws of the Fund provide for indemnification by the Fund of the trustees and officers of the Fund except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the Fund. Such person may not be indemnified against any liability to the Fund or the Fund's shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                              FINANCIAL STATEMENTS

          The financial statements of each Series and the related reports of independent accountants included in the annual reports for the Series for the year ended December 31, 2002 are incorporated herein by reference to the Fund's Annual Report as filed with the SEC on March 10, 2003.

                                  APPENDIX A-1
                           DESCRIPTION OF BOND RATINGS

Moody's Investors Service, Inc.

                                      Aaa

Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                                       Aa

Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuations of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities. See Note 1.

                                        A

Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future. See Note 1.

                                       Baa

Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. See Note 1.

                                       Ba

Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                                        B

Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

                                       Caa

Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

                                       Ca

Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

                                        C

Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

     (1) An application for rating was not received or accepted.

     (2) The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

     (3) There is a lack of essential data pertaining to the issue or issuer.

     (4) The issue was privately placed, in which case the rating is not published in Moody's publications.

----------
Note 1: This rating may include the numerical modifier 1, 2 or 3 to provide a more precise indication of relative debt quality within the category, with 1 indicating the high end of the category, 2 the mid-range and 3 nearer the low end.

Standard & Poor's Ratings Group

                                       AAA

This is the highest rating assigned by Standard & Poor's Corporation ("S&P") to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

                                       AA

Bonds rated AA also qualify as high quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

                                        A

Bonds rated A have strong capacity to pay principal and interest although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

                                       BBB

Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

                                 BB, B, CCC, CC

Bonds rated BB, B, CCC and CC are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                                        C

The rating C is reserved for income bonds on which no interest is being paid.

                                        D

Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Duff & Phelps Credit Rating Co.

                                       AAA

Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                                  AA+, AA, AA-

High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                                    A+, A, A-

Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                                 BBB+, BBB, BBB-

Below-average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

                                  BB+, BB, BB-

Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

                                    B+, B, B-

Below investment grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles, industry conditions and/or company fortunes. Potential exists for frequent changes in the rating within this category or into a higher or lower rating grade.

                                       CCC

Well below investment grade securities. Considerable uncertainty exists as to timely payment of principal, interest or preferred dividends. Protection factors are narrow and risk can be substantial with unfavorable economic/industry conditions, and/or with unfavorable company developments.

                                       DD

Defaulted debt obligations. Issuer failed to meet scheduled principal and/or interest payments.

                                       DP

Preferred stock with dividend arrearages.

                                  APPENDIX A-2
                     DESCRIPTION OF COMMERCIAL PAPER RATINGS

Standard & Poor's Corporation

                                       A-1

Commercial paper rated A-1 by S&P has the following characteristics: Liquidity ratios are adequate to meet cash requirements. Long-term senior debt is rated "A" or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow have an upward trend with allowance made for unusual circumstances. Typically, the issuer's industry is well established and the issuer has a strong position within the industry. The reliability and quality of management are unquestioned. Commercial paper within the A-1 category which has overwhelming safety characteristics is denoted "A-1+."

                                       A-2

Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as overwhelming as for issues designated A-1.

Moody's Investors Service, Inc.

                                       P-1

The rating P-1 is the highest commercial paper rating assigned by Moody's Investors Service, Inc. ("Moody's"). Among the factors considered by Moody's in assigning ratings are the following:

     (1) evaluation of the management of the issuer;

     (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas;

     (3) evaluation of the issuer's products in relation to competition and customer acceptance;

     (4) liquidity;

     (5) amount and quality of long-term debt;

     (6) trend of earnings over a period of ten years;

     (7) financial strength of a parent company and the relationships which exist with the issuer; and

     (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

                                       P-2

Issuers rated P-2 have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

                                   APPENDIX B
                     ADVERTISING AND PROMOTIONAL LITERATURE

          Advertising and promotional literature prepared by each insurance company which is a record shareholder for products it issues or administers may include references to its affiliates, MetLife Advisers, or any subadviser. Reference also may be made to other Funds sponsored by any subadviser.

          Each such insurance company's advertising and promotional material may include, but is not limited to, discussions of the following information (in the case of corporate information, about both affiliated and unaffiliated entities):

..    Specific and general assessments and forecasts regarding the U.S. economy, world economies, the economics of specific nations and their impact on the Series.

..    Specific and general investment emphasis, specialties, fields of expertise, competencies, operations and functions.

..    Specific and general investment philosophies, strategies, processes, techniques and types of analysis.

..    Specific and general sources of information, economic models, forecasts and data services utilized, consulted or considered in the course of providing advisory or other services.

..    The corporate histories, founding dates and names of founders of the entities.

..    Awards, honors and recognition given to the firms.

..    The names of those with ownership interest and the percentage of ownership.

..    The industries and sectors from which clients are drawn and specific client names and background information on current individual, corporate and institutional clients, including pension and profit sharing plans.

..    Current capitalization, levels of profitability and other financial and statistical information.

..    Identification of portfolio managers, researchers, economists, principals and other staff members and employees.

..    The specific credentials of the above individuals, including, but not limited to, previous employment, current and past positions, titles and duties performed, industry experience, educational background and degrees, awards and honors.

..    Current and historical statistics with respect to MetLife Advisers or any subadviser:

-total dollar amount of assets managed
-assets managed in total and/or by Series
-assets managed in total and/or by Series
-the growth of assets
-asset types managed
-number and location of offices
-numbers of principal parties and employees, and the length of their tenure, including officers, portfolio managers, researchers, economists, technicians and support staff
-the above individuals' total and average number of years of industry experience and the total and average length of their employment with the adviser or the subadviser

..    The general and specific strategies applied by the advisers in the management of the New England Zenith Fund's portfolios including, but not limited to:

-the pursuit of growth, value, income oriented, risk management or other strategies
-the manner and degree to which the strategy is pursued
-whether the strategy is conservative, moderate or extreme and an explanation of other features, attributes
-the types and characteristics of investments sought and specific portfolio holdings
-the actual or potential impact and result from strategy implementation

-through its own areas of expertise and operations, the value added by subadvisers to the management process
-the disciplines it employs and goals and benchmarks that it establishes in management
-the systems utilized in management, the features and characteristics of those systems and the intended results from such computer analysis

..    Specific and general references to portfolio managers and funds that they serve as portfolio manager of, other than Series of the Fund, and those families of funds, other than the Fund. Any such references will indicate that the Fund and the other funds of the managers differ as to performance, objectives, investment restrictions and limitations, portfolio composition, asset size and other characteristics, including fees and expenses. References may also be made to industry rankings and ratings of Series and other funds managed by the Series' adviser and subadvisers, including, but not limited to, those provided by Morningstar, Lipper Analytical Services, Forbes and Worth.

          Additional information contained in advertising and promotional literature may include: rankings and ratings of the Series including, but not limited to, those of Morningstar and Lipper Analytical Services; statistics about the advisers', fund groups' or a specific fund's assets under management; the histories of the advisers and biographical references to portfolio managers and other staff including, but not limited to, background, credentials, honors, awards and recognition received by the advisers and their personnel; and commentary about the advisers, their funds and their personnel from third-party sources including newspapers, magazines, periodicals, radio, television or other electronic media.

          Advertising may include all of the top portfolio holdings of a Series or sector or industry breakdowns.

          References to the Series may be included in any such insurance company's advertising and promotional literature about its 401(k) and retirement plans. The information may include, but is not limited to:

..    Specific and general references to industry statistics regarding 401(k) and retirement plans including historical information and industry trends and forecasts regarding the growth of assets, numbers of plans, funding vehicles, participants, sponsors and other demographic data relating to plans, participants and sponsors, third party and other administrators, benefits consultants and firms including, but not limited to, DC Xchange, William Mercer and other organizations involved in 401(k) and retirement programs with whom the insurance company may or may not have a relationship.

..    Specific and general reference to comparative ratings, rankings and other forms of evaluation as well as statistics regarding the insurance company as a 401(k) or retirement plan funding vehicle produced by, including, but not limited to, Access Research, Dalbar, Investment Company Institute and other industry authorities, research organizations and publications.

..    Specific and general discussion of economic, legislative, and other environmental factors affecting 401(k) and retirement plans, including, but not limited to, statistics, detailed explanations or broad summaries of:

     -past, present and prospective tax regulation, Internal Revenue Service requirements and rules, including, but not limited to, reporting standards, minimum distribution notices, Form 5500, Form 1099R and other relevant forms and documents, Department of Labor rules and standards and other regulation. This includes past, current and future initiatives, interpretive releases and positions of regulatory authorities about the past, current or future eligibility, availability, operations, administration, structure, features, provisions or benefits of 401(k) and retirement plans

     -information about the history, status and future trends of Social Security and similar government benefit programs including, but not limited to, eligibility and participation, availability, operations and administration, structure and design, features, provisions, benefits and costs

     -current and prospective ERISA regulation and requirements.

..    Specific and general discussion of the benefits of 401(k) investment and retirement plans, and, in particular, the NEF 401(k) and retirement plans, to the participant and plan sponsor, including explanations, statistics and other data, about:

     -increased employee retention
     -reinforcement or creation of morale

     -deductibility of contributions for participants

     -deductibility of expenses for employers

     -tax deferred growth, including illustrations and charts

     -loan features and exchanges among accounts

     -educational services materials and efforts, including, but not limited to, videos, slides, presentation materials, brochures, an investment calculator, payroll stuffers, quarterly publications, releases and information on a periodic basis and the availability of wholesalers and other personnel.

..    Specific and general reference to the benefits of investing in mutual funds for 401(k) and retirement plans, and, in particular, the Fund and investing in the insurance company's 401(k) and retirement plans, including, but not limited to:

     -the significant economies of scale experienced by mutual fund companies in the 401(k) and retirement benefits arena
     -broad choice of investment options and competitive fees
     -plan sponsor and participant statements and notices
     -the plan prototype, summary descriptions and board resolutions
     -plan design and customized proposals
     -trusteeship, record keeping and administration
     -the services of State Street Bank, including, but not limited to, trustee services and tax reporting
     -the services of other service providers, including, but not limited to, mutual fund processing support, participant 800 numbers and participant 401(k) statements
     -the services of Trust Consultants Inc., including, but not limited to, sales support, plan record keeping, document service support, plan sponsor support, compliance testing and Form 5500 preparation.

..    Specific and general reference to the role of the investment dealer and the benefits and features of working with a financial professional including:

     -access to expertise on investments
     -assistance in interpreting past, present and future market trends and economic events
     -providing information to clients including participants during enrollment and on an ongoing basis after participation
     -promoting and understanding the benefits of investing, including mutual fund diversification and professional management.

                            NEW ENGLAND ZENITH FUND
                            -----------------------

PART C.   OTHER INFORMATION
          -----------------

Item 23   Exhibits:
          --------
          a.


          (1) Amended and Restated Agreement and Declaration of Trust dated October 30, 2000 ("Declaration of Trust") is incorporated herein by reference to Post-Effective Amendment No. 29 (File No. 2-83538) filed on December 21, 2000.

          (2) Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust dated February 1, 2001 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

         *(3) Amendment No. 2 to the Amended and Restated Agreement and Declaration of Trust dated May 1, 2001.

         *(4) Amendment No. 3 to the Amended and Restated Agreement and Declaration of Trust dated June 28th, 2001.

                                                       Registration No. 811-3728


          b.

          (1) By-Laws, as amended, are incorporated herein by reference to Post-Effective Amendment No. 23 (File No. 2-83538) filed on March 2, 1998.

          (2) Amendment to By-Laws relating to Electronic Proxy Voting is incorporated herein by reference to Post-Effective Amendment No. 23 (File No. 2-83538) filed on March 2, 1998.

          c.   None.

          d.


          (1) Advisory Agreements by and between New England Investment Management, LLC ("NEIM") (formerly New England Investment Management, Inc. and prior to that, TNE Advisers, Inc.) and the Fund, on behalf of each of its Loomis Sayles Small Cap, Alger Equity Growth, Davis Venture Value, Westpeak Growth and Income, Back Bay Advisors Managed, Salomon Brothers Strategic Bond Opportunities, Back Bay Advisors Bond Income, Salomon Brothers U.S. Government and Back Bay Advisors Money Market Series are incorporated herein by reference to Post-Effective Amendment No. 24 (File No. 2-83538) filed on May 1, 1998 as Exhibits 5(a) as follows:

                   (i)      Loomis Sayles Small Cap Series
                   (ii)     Alger Equity Growth Series
                   (iii)    Davis Venture Value Series
                   (iv)     Westpeak Growth and Income Series


                   (v)      Back Bay Advisors Managed Series
                   (vi)     Salomon Brothers Strategic Bond Opportunities Series
                   (vii)    Back Bay Advisors Bond Income Series
                   (viii)   Salomon Brothers U.S. Government Series
                   (ix)      Back Bay Advisors Money Market Series



          (2) Advisory Agreement between the Fund on behalf of its Harris Oakmark Mid Cap Value Series (formerly Goldman Sachs MidCap Value Series) and NEIM is incorporated herein by reference to Post-Effective Amendment No. 26 (File No. 2-83538) filed on April 29, 1999.

          (3) Advisory Agreements by and between the Fund, on behalf of each of its MFS Investors Trust Series (formerly, MFS Investors Series) and MFS Research Managers Series, and NEIM are incorporated herein by reference to Post-Effective Amendment No. 26 (File No. 2-83538) filed on April 29, 1999.

          *(4) Form of Advisory Agreement between the Fund, on behalf of its Zenith Equity Series (formerly Capital Growth Series), and MetLife Advisers, LLC.

          (5) Amended and Restated Advisory Agreement between the Fund, on behalf of its Balanced Series (formerly Loomis Sayles Balanced Series) and NEIM is incorporated herein by reference to Post-Effective Amendment No. 28 (File No. 2-83538) filed on April 28, 2000.

         *(6) Form of Advisory Agreement between the Fund, on behalf of its Jennison Focused Growth Series, and MetLife Advisers, LLC.


         *(7) Form of Advisory Agreement between the Fund, on behalf of its Capital Guardian U.S. Equity Series, and MetLife Advisers, LLC.


         *(8) Form of Advisory Agreement between the Fund, on behalf of its Mid Cap Opportunities Series, and MetLife Advisers, LLC.



          (9) Subadvisory Agreements relating to the following Series of the Registrant, by and between NEIM and the subadvisers indicated in parentheses, are incorporated herein to Post-Effective Amendment No. 23 (File No. 2-83538) filed on March 2, 1998 as Exhibits 5(b) as follows:

                (i)    Alger Equity Growth Series (Fred Alger Management Inc.)
                (ii) Salomon Brothers Strategic Bond Opportunities Series (Salomon Brothers Asset Management Inc. ["SBAM"] and Salomon Brothers Asset Management Limited ["SBAM Ltd"].)
                (iii)  Salomon Brothers U.S. Government Series (SBAM)

        (10) Sub-Advisory Agreement for the Davis Venture Value Series by and among NEIM, Davis Selected Advisers, L.P. and Davis Selected Advisers - NY, Inc. dated as of January 1, 2001 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (11) Sub-Advisory Agreements for the MFS Investors Series and the MFS Research Managers Series are incorporated herein by reference to Post-Effective Amendment No. 26 (File No. 2-83538) filed on April 29, 1999.

        (12) Sub-Advisory Agreement for the Balanced Series between NEIM and Wellington Management Company, LLP is incorporated herein by reference to Post-Effective Amendment No. 28 (File No. 2-83538) filed on April 28, 2000.

        (13) Sub-Advisory Agreement for the Harris Oakmark Mid Cap Value Series between NEIM and Harris Associates L.P. dated as of October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (14) Sub-Advisory Agreement for the Loomis Sayles Small Cap Series by and between NEIM and Loomis, Sayles & Company, L.P. dated as of October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (15) Sub-Advisory Agreement for the Westpeak Growth and Income
             Series by and between NEIM and Westpeak Investment Advisors, L.P. ("Westpeak") dated as of October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (16) Sub-Advisory Agreement for the Back Bay Advisors Managed Series by and between NEIM and Back Bay Advisors, L.P. ("Back Bay Advisors") dated as of October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (17) Sub-Advisory Agreement for the Back Bay Advisors Bond Income Series by and between NEIM and Back Bay Advisors dated October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (18) Sub-Advisory Agreement for the Back Bay Advisors Money Market Series by and between NEIM and Back Bay Advisors dated October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (19) Interim Sub-Advisory Agreement for the Harris Oakmark Mid Cap Value Series between NEIM and Harris Associates L.P. dated as of October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (20) Interim Sub-Advisory Agreement for the Loomis Sayles Small Cap Series by and between NEIM and Loomis, Sayles & Company, L.P. dated as of October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (21) Interim Sub-Advisory Agreement for the Westpeak Growth and Income Series by and between NEIM and Westpeak Investment Advisors, L.P. ("Westpeak") dated as of October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (22) Interim Sub-Advisory Agreement for the Westpeak Stock Index Series by and between NEIM and Westpeak dated as of October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (23) Interim Sub-Advisory Agreement for the Back Bay Advisors Managed Series by and between NEIM and Back Bay Advisors, L.P. ("Back Bay Advisors") dated as of October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (24) Interim Sub-Advisory Agreement for the Back Bay Advisors Bond Income Series by and between NEIM and Back Bay Advisors dated October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (25) Interim Sub-Advisory Agreement for the Back Bay Advisors Money Market Series by and between NEIM and Back Bay Advisors dated October 30, 2000 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

        (26) Sub-Advisory Agreement for the Capital Growth Series by and between MetLife Advisers, LLC and Capital Growth Management Limited Partnership is incorporated herein by reference to Post-Effective Amendment No. 32 (File No. 2-83538).

       *(27) Sub-Advisory Agreement for the State Street Research Money Market
             Series by and between MetLife Advisers, LLC and State Street Research and Management Company.

       *(28) Sub-Advisory Agreement for the State Street Research Bond Income
             Series by and between MetLife Advisers, LLC and State Street Research and Management Company.

       *(29) Sub-Advisory Agreement for MFS Total Return Series by and between
             MetLife Advisers, LLC and Massachusetts Financial Services
             Company.

       *(30) Form of Sub-Advisory Agreement for Capital Guardian U.S. Equity
             Series by and between MetLife Advisers, LLC and Capital Guardian Trust Company.

       *(31) Form of Sub-Advisory Agreement for Jennison Focused Growth Series by and between MetLife Advisers, LLC and Jennison Associates, LLC.

        e.   Not applicable.

        f.   None.

        g.

        (1) Amended and Restated Custodian Contract among the Fund, New England Mutual Life Insurance Company ("The New England"), and State

               Street Bank and Trust Company ("State Street"), dated September 24, 1992, is incorporated herein by reference to Post-Effective No. 24 (File No. 2-83538) filed on May 1, 1998.

          (2) Amendment No. 1, dated April 29, 1993, to the Amended and Restated Custodian Contract, among the Fund, The New England and State Street relating to the applicability of the Custodian Contract to the Westpeak Growth and Income and Loomis Sayles Avanti Growth Series, is incorporated herein by reference to Post-Effective No. 24 (File No. 2-83538) filed on May 1, 1998.

          (3) Amendment No. 2, dated April 29, 1994, to the Amended and Restated Custodian Contract, among the Fund, The New England and State Street relating to the applicability of the Custodian Contract to the Loomis Sayles Small Cap Series is incorporated herein by reference to Post-Effective No. 24 (File No. 2-83538) filed on May 1, 1998.

          (4) Amendment No. 3, dated October 31, 1994, to the Amended and Restated Custodian Contract, among the Fund, The New England and State Street relating to the applicability of the Custodian Contract to each of the Loomis Sayles Balanced Series, Draycott International Equity Series, Salomon Brothers U.S. Government Series, Salomon Brothers Strategic Bond Opportunities Series, Davis Venture Value Series, Alger Equity Growth Series and CS First Boston Strategic Equity Opportunities Series is incorporated herein by reference to Post-Effective No. 24 (File No. 2-83538) filed on May 1, 1998.

          (5) Amendment No. 4, dated as of April 28, 1999, to the Amended and Restated Custodian Contract, among the Fund, NELICO and State Street relating to the applicability of the Custodian Contract to each of the MFS Investors Series and the MFS Research Managers Series, is incorporated herein by reference to Post-Effective Amendment No. 26 (File No. 2-83538) filed on April 29, 1999.

          (6) Amendment, dated as of November 17, 1999, to Amended and Restated Custodian Agreement among the Fund, State Street and Metropolitan Life Insurance Company is incorporated herein by reference to Post-Effective Amendment No. 27 (File No. 2-83538) filed on March 2, 2000.


          (7) Amendment, dated as of August 3, 2000, to Amended and Restated Custodian Agreement between the Fund and State Street is incorporated herein by reference to Post-Effective Amendment No. 29 (File No. 2-83538) filed on December 21, 2000.

          h.

          (1) Transfer Agency Agreement by and between the Fund and The New England is incorporated herein by reference to Post-Effective No. 24 (File No. 2-83538) filed on May 1, 1998.

          (2) Amendment to Transfer Agency Agreement relating to the applicability of the Agreement to the Westpeak Growth and Income and the Loomis Sayles Avanti Growth Series (renamed Goldman Sachs Midcap Value Series) is incorporated herein by reference to Post-Effective No. 24 (File No. 2-83538) filed on May 1, 1998.

          (3) Amendment to Transfer Agency Agreement relating to the applicability of the Agreement to the Loomis Sayles Small Cap Series is incorporated herein by reference to Post-Effective No. 24 (File No. 2-83538) filed on May 1, 1998.

          (4) Amendment to Transfer Agency Agreement relating to the applicability of the Agreement to each of the Loomis Sayles Balanced Series, Draycott International Equity Series, Salomon Brothers U.S. Government, Salomon Brothers Strategic Bond Opportunities, Davis Venture Value Series, Alger Equity Growth Series and CS First Boston Strategic Equity Opportunities Series is incorporated herein by reference to Post-Effective No. 24 (File No. 2-83538) filed on May 1, 1998.

          (5) Amendment to the Transfer Agency Agreement relating to the applicability of the Agreement to each of the MFS Investors Series and the MFS Research Managers Series, dated as of April 28, 1999, is incorporated herein by reference to Post-Effective Amendment No. 26 (File No. 2-83538) filed on April 29, 1999.

          (6) Assignment and Assumption of Transfer Agency Agreement of the Fund between Metropolitan Life Insurance Company and New England Life Insurance Company is incorporated herein by reference to Post-Effective Amendment No. 28 (File No. 2-83538) filed on April 28, 2000.

          (7) Second Amended and Restated Expense Agreement between the Fund and NEIM is incorporated herein by reference to Post-Effective Amendment No. 31 (File No. 2-83538) filed on March 2, 2001.

          (8) Powers of Attorney are incorporated herein by reference to Post-Effective Amendment No. 27 (File No. 2-83538) filed on March 2, 2000.

          (9) Powers of Attorney are incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

         (10)  Participation Agreement Among the Fund, NEIM, NES, and
               New England Life Insurance Company is incorporated herein by reference to Post-Effective Amendment No. 29 (File No. 2-83538) filed on December 21, 2000.

         (11) Participation Agreement Among the Fund, NEIM, NES and Metropolitan Life Insurance Company is incorporated herein by reference to Post-Effective Amendment No. 29 (File No. 2-83538) filed on December 21, 2000.

         (12) Participation Agreement Among the Fund, NEIM, NES and General American Life Insurance Company is incorporated herein by reference to Post-Effective Amendment No. 29 (File No. 2-83538) filed on December 21, 2000.

         (13) Participation Agreement Among the Fund, NEIM, NES and Security First Life Insurance Company is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

      i. Not applicable.

                                                       Registration No. 811-3728

        **j.   Consent of DeLoitte & Touche, LLP

          k.   Not applicable.

          l.   None.

          m.
          (1) Class B and Class E Distribution and Services Plan is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

                                                       Registration No. 811-3728

          n.

          (1) Plan Pursuant to Rule 18f-3(d) Under the Investment Company Act of 1940 is incorporated herein by reference to Post-Effective Amendment No. 30 (File No. 2-83538) filed on February 16, 2001.

          p.

          ***(p)(a). --Davis Selected Advisers, L.P. Code of Ethics

          ***(p)(b). --Fidelity Investments Code of Ethics

          ***(p)(c). --Harris Associates L.P. Code of Ethics

          ***(p)(c). --Jennison Associates LLC Code of Ethics

          ***(p)(e). --Loomis Sayles & Co., L.P. Code of Ethics

          ***(p)(f). --Massachusetts Financial Services Company Code of Ethics

          ***(p)(g). --Salomon Brothers Asset Management Inc (SSB Citi) Code of Ethics

          ***(p)(h). --State Street Research & Management Company Code of Ethics

          ***(p)(i). --Capital Group Companies Code of Ethics

          ***(p)(j). --Alger Code of Ethics

        -------------
         *    Incorporated herein by reference to Post-Effective Amendment No.
              35 (File No. 2-83538) filed on April 29, 2002.
         **   Filed herewith
         ***  Incorporated herein by reference to Post-Effective Amendment No.
              33 to the Registration Statement on Form N-1A of Metropolitan
              Series Fund, Inc. (File No. 2-80751) filed on January 17, 2003.


Item 24.     Persons Controlled by or Under Common Control with Registrant
             -------------------------------------------------------------

             None.

Item 25.  Indemnification
          ---------------

          See Article 4 of the Fund's By-Laws, as amended, filed as Exhibit 1 to Post-Effective Amendment No. 23 on Form N-1A (File No. 2-83538) which
          Exhibit is incorporated herein by reference. In addition, the Fund maintains a trustees and officers liability insurance policy with a maximum coverage of $15 million under which the Fund and its trustees and officers are named insureds.


          Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the Fund's By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 26.  Business and other Connections of Investment Adviser
          ----------------------------------------------------

               (a) MetLife Advisers, LLC ("MLA", which prior to May 1, 2001 had the name New England Investment Management, LLC, and, prior to January 1, 2001 had the name New England Investment Management, Inc. and prior to May 1, 1999 had the name TNE Advisers, Inc., is the adviser of the Back Bay Advisors Money Market, Back Bay Advisers Bond Income, Back Bay Advisors Managed, Westpeak Growth and Income, Harris Oakmark Mid Cap Value, Westpeak Stock Index, Loomis Sayles Small Cap, Balanced, MFS Investors, MFS Research Managers, Salomon Brothers U.S. Government, Salomon Brothers Strategic Bond Opportunities, Davis Venture Value, Alger Equity Growth, and Capital Growth Series and has entered into subadvisory agreements for these Series with Back Bay Advisors, L.P. Westpeak Investment Advisors, L.P., Harris Associates L.P., Loomis, Sayles & Company, L.P., Wellington Management Company, LLP, Massachusetts Financial Services Company, Salomon Brothers Asset Management Inc. and Salomon Brothers Asset Management Limited, Davis Selected Advisers, L.P. and Davis Selected Advisers, L.P. and Davis Selected Advisers-NY, Inc., Capital Growth Management Limited Partnership ("CGM"), Fred Alger Management, Inc., respectively. NEIM oversees, evaluates and monitors the subadvisers' provision of investment advisory services to the Series and provides general management and administration to the Series.


                    The list required by this Item 26 regarding any other business, profession, vocation or employment of a substantial nature engaged in by officers and directors of MLA during the past two years is incorporated by reference to Schedules A and D of Form ADV filed by MLA pursuant to the Investment Advisers Act of 1940, as amended (the "Advisers Act") (SEC File No. 801-47459).






               (b) State Street Research & Management Company ("State Street Research"), the subadviser to State Street Research Money Market Series and State Street Research Bond Income Series, is an indirect, wholly-owned subsidiary of Metropolitan Life Insurance Company "Metropolitan").


                    The list required by this Item 26 regarding any other business, profession, vocation or employment of a substantial nature engaged in by officers and directors of State Street Research during the past two years is incorporated by reference to Schedules A and D of Form ADV filed by State Street Research pursuant to the Advisers Act (SEC File No. 801-18538).

               (c) Loomis, Sayles & Company, L. P. ("Loomis Sayles"), the subadviser to the Loomis Sayles Small Cap, is a wholly-owned subsidiary of CDC North America. Its sole general partner is Loomis Sayles & Company, Inc.

                    The list required by this Item 26 regarding any other business, profession, vocation or employment of a substantial nature engaged in by officers and directors of Loomis Sayles during the past two years is incorporated by reference to Schedules A and D of Form ADV filed by Loomis Sayles pursuant to the Advisers Act (SEC File No. 801-170).

               (d) Fred Alger Management, Inc., the subadviser of Alger Equity Growth Series, provides investment advice to a number of other registered investment companies and to other organizations and individuals.

                    The list required by this Item 26 regarding any other business, profession, vocation or employment of a substantial nature engaged in by officers and directors of Fred Alger Management, Inc. during the past two years is incorporated by reference to Schedules A and D of Form ADV filed by Fred Alger Management, Inc. pursuant to the Advisers Act (SEC File No. 801-06709).

               (e) Davis Selected Advisers, L.P., the subadviser of the Venture Value Series, provides investment advice to a number of other registered investment companies and to other organizations and individuals.

                    The list required by this Item 26 regarding any other business, profession, vocation or employment of a substantial nature engaged in by officers and directors of Davis Selected Advisers, L.P. during the past two years is incorporated by reference to Schedules A and D of Form ADV filed by Davis Selected Advisers, L.P. pursuant to the Advisers Act (SEC File No. 801-31648).

               (f) Salomon Brothers Asset Management Inc., the subadviser to the Salomon Brothers U.S. Government Series and along with Salomon Brothers Asset Management Limited, subadviser to the Salomon Brothers Strategic Bond Series, provides investment advise to a number of other registered investment companies and to other organizations.

                    The list required by this Item 26 of officers and directors of Salomon Brothers Asset Management Inc., Salomon Brothers Asset Management Limited together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of their respective Form ADV filed by Salomon Brothers Asset Management Inc. and Salomon Brothers Asset Management Limited, respectively, pursuant to the Advisers Act (SEC File Nos.801-32046 and 801-43335, respectively).

               (g) Massachusetts Financial Services Company ("MFS"), the subadviser of MSF Total Return Series, MFS Research Managers Series and MFS Investors Series, provides investment advice to a number of other registered investment companies and to other organizations.

                    The list required by Item 26 of the officers and directors of MFS together with information as to any other business, profession, vocation, or employment of a substantial nature engaged in by the Chairman, President and Directors during the past two fiscal years, is incorporated by reference to Schedules A and D for Form ADV filed by MFS pursuant to the Advisers Act (SEC. File No. 801-17352).

               (h) Wellington Management Company, LLP ("Wellington"), the subadviser of the Balanced Series, provides investment advice to a number of other registered investment companies and to other organizations.

                    The list required by Item 26 of the officers and directors of Wellington together with information as to any other business, profession, vocation, or employment of a substantial nature engaged in by the Chairman, President and Directors during the past two fiscal years, is incorporated by reference to Schedules A and D of Form ADV filed by Wellington pursuant to the Advisers Act (SEC File
                    No. 801-15908).

               (i) Harris Associates L.P. ("Harris"), the subadviser of the Harris Oakmark Select Value Series, is a wholly-owned subsidiary of CDC North America. Its sole general partner is Harris Associates, Inc.

                    The list required by Item 26 of the officers and directors of Harris together with information as to any other business, profession, vocation, or employment of a substantial nature engaged in by the Chairman, President and Directors during the past two fiscal years, is incorporated by reference to Schedules A and D of Form ADV filed by Harris pursuant to the Advisers Act (SEC File
                    No. 801-50333).

               (j) Jennison Associates, LLC ("Jennison"), the subadviser of Jennison Focused Growth Series, provides investment advice to tax-free growth equity accounts, primarily for large institutions. Jennison is a Prudential Company.

                    The list required by Item 26 of the officers and directors of Jennison, together with information as to any other business, profession, vocation, or employment of substantial nature engaged in by the Chairman, President and Directors during the past two fiscal years, is incorporated by reference to Schedules A and D of Form ADV filed by Jennison pursuant to the Advisers Act (SEC File No. 801-5608).

               (k) Capital Guardian Trust Company ("Capital Guardian"), Subadviser to U.S. Equity, is a privately owned investment management group with officers in major financial centers throughout the world. Capital Guardian is a wholly owned subsidiary of Capital Group International, Inc., which itself is a wholly owned subsidiary of The Capital Group Companies, Inc.

                    The list required by Item 26 of the officers and directors of Capital Guardian, together with information as to any other business, profession, vocation, or employment of substantial nature engaged in by the Chairman, President and Directors during the past two fiscal years, is incorporated by reference to Schedules A and D of Form ADV filed by Capital Guardian pursuant to the Advisers Act (SEC File No. 801-60145).

               (l) Fidelity Management & Research Company ("FMR"), subadviser to Structured Equity Series and Mid Cap Opportunities Series, is a wholly-owned subsidiary of FMR Corp.

                    The list required by Item 26 of the officers and directors of FMR, together with information as to any other business, profession, vocation, or employment of substantial nature engaged in by the Chairman, President and Directors during the past two fiscal years, is incorporated by reference to Schedules A and D of Form ADV filed by FMR pursuant to the Advisers Act (SEC File No. 801-7884).

Item 27.   Principal Underwriters
           ----------------------

               (a) New England Securities Corporation also serves as principal underwriter for:

                    New England Variable Life Separate Account
                    New England Variable Annuity Fund I
                    New England Retirement Investment Account
                    The New England Variable Account
                    New England Variable Annuity Separate Account

               (b) The directors and officers of the Registrant's principal underwriter, New England Securities Corporation, and their addresses are as follows:

                                                                   Positions and
                              Positions and Offices                Offices with
        Name                  with Principal Underwriter           Registrant
        ----                  --------------------------           -------------
Thomas W. McConnell (2)       Chairman of the Board, President     None
                              and Chief Executive Officer

Mary M. Diggins (1)           Vice President, General Counsel,     None
                              Secretary and Clerk

Johannes Etwaroo (2)          Vice President of Operations         None

Michael E. Toland (1)         Vice President, Chief Financial      None
                              Officer, Treasurer, Chief
                              Compliance Officer, Assistant
                              Secretary, and Assistant Clerk

Mitchell A. Karman (1)        Vice President                       None

Laura A. Hutner (2)           Vice President                       None

Robert F. Regan (3)           Vice President                       None

Jonathan M. Rozek (2)         Vice President                       None

Joanne Logue (1)              Vice President                       None

Genevieve Martin (2)          Field Vice President                 None

Rebecca Kovatch (2)           Field Vice President                 None

John Peruzzi (2)              Assistant Vice President and         None
                              Controller

Steven J. Brash (4)           Assistant Treasurer                  None

Gregory M. Harrison (4)       Assistant Treasurer                  None

--------------------
(1)  New England Financial, 501 Boylston Street, Boston, MA 02116
(2)  New England Financial, 399 Boylston Street, Boston, MA 02116
(3)  New England Financial, 500 Boylston Street, Boston, MA 02116
(4)  Metropolitan Life Insurance Company, One Madison Avenue, New York, NY 10010

          (c) Not applicable.

Item 28.  Location of Accounts and Records
          --------------------------------

          The following companies maintain possession of the documents required by the specified rules:

          (a) Registrant
                  Rule 31a-1(a)(4)
                  Rule 31a-2(a)

          (b) State Street Bank and Trust Company
              225 Franklin Street
              Boston, Massachusetts 02110

                  Rule 31a-1(a)
                  Rule 31a-1(b)(1), (2), (3), (5), (6),  (7), (8)
                  Rule 31a-2(a)

          (c) For the State Street Research Money Market Series and the State Street Research Bond Income Series.

                  Rule 31a-1(a); 31a-1(b)(9), (10), (11);
                           31a-1(f)
                  Rule 31a-2(a); 31a-2(e)



              For the Loomis Sayles Small Cap Series:

                  Loomis Sayles & Company, L.P.
                  One Financial Center
                  Boston, Massachusetts 02110

                       Rule 31a-1(a); 31a-1(b)(9), (10), (11);
                                31a-1(f)
                       Rule 31a-2(a); 31a-2(e)

              For the Salomon Brothers U. S. Government Series and the Salomon Brothers Strategic Bond Opportunities Series:

                  Salomon Brothers Asset Management Inc.
                  7 World Trade Center
                  New York, New York 10048

                  Rule 31a-1(a); 31a-1(b)(9), (10), (11);
                           31a-1(f)
                  Rule 31a-2(a); 31a-2(e)

              For the Davis Venture Value Series:

                  Davis Selected Advisers, L.P.
                  124 East Marcy Street
                  Santa Fe, New Mexico 87501

                  Rule 31a-1(a); 31a-1(b)(9), (10), (11);
                           31a-1(f)
                  Rule 31a-2(a); 31a-2(e)

              For the Alger Equity Growth Series:

                  Fred Alger Management, Inc.
                  75 Maiden Lane
                  New York, New York 10038

                  Rule 31a-1(a); 31a-1(b)(9), (10), (11);
                           31a-1(f)
                  Rule 31a-2(a); 31a-2(e)

              For the MFS Total Return Series; MFS Investors Trust Series and the MFS Research Managers Series:

                  Massachusetts Financial Services Company
                  501 Boylston Street
                  Boston, Massachusetts  02116

                  Rule 31a-1(a); 31a-1(b)(9), (10), (11);
                           31a-1(f)
                  Rule 31a-2(a); 31a-2(e)


              For the Balanced Series:

                  Wellington Management Company, LLP
                  75 State Street
                  Boston, Massachusetts 02109

                  Rule 31a-1(a); 31a-1(b)(9), (10), (11);
                           31a-1(f)
                  Rule 31a-2(a); 31a-2(e)

              For the Harris Oakmark Mid Cap Value Series:

                  Harris Associates L.P.
                  2 North LaSalle Street
                  Chicago, IL 60602

                  Rule 31a-1(a); 31a-1(b)(9), (10), (11);
                           31a-1(f)
                  Rule 31a-2(a); 31a-2(e)

              For the Jennison Focused Growth Series:

                  Jennison Associates, LLC
                  466 Lexington Avenue
                  New York, New York 10017

                  Rule 31a-1(a); 31a-1(b)(9), (10), (11);
                           31a-1 (f)
                  Rule 31a-2(a); 31a-2(e)

              For the Capital Guardian U.S. Equity Series:

                  Capital Guardian Trust Company
                  333 South Hope Street
                  Los Angeles, California 90071

                  Rule 31a-1(a); 31a-1(b)(9), (10), (11);
                           31a-1 (f)
                  Rule 31a-2(a); 31a-2(e)

              For the Structured Equity and Mid Cap Opportunities Series

                  Fidelity Management Research Corp.
                  82 Devonshire Street
                  Boston, MA 02109

                  Rule 31a-1(a); 31a-1(b)(9), (10), (11);
                           31a-1 (f)
                  Rule 31a-2(a); 31a-2(e)

          (d) New England Securities Corporation
              399 Boylston Street
              Boston, Massachusetts 02116

                  Rule 31a-1(d)
                  Rule 31a-2(c)



Item 29.  Management Services
          -------------------

          Not applicable.

Item 30.  Undertakings
          ------------

          (a) The Registrant undertakes to provide the Fund's annual report to any person who receives a Fund prospectus and who requests the annual report.

                                   ********

A copy of the Agreement and Declaration of Trust establishing New England Zenith Fund is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Registration Statement is executed on behalf of the Fund by an officer of the Fund as officer and not individually and that the obligations of or arising out of this Registration Statement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

                                    SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Fund has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, duly authorized, in the city of Boston and the Commonwealth of Massachusetts on the 29th day of April, 2003.

New England Zenith Fund

By: /s/ ANNE GOGGIN
    ---------------------------
       Anne Goggin
       President

                                  EXHIBIT INDEX

Exhibit j.   Consent of Deloitte & Touche, LLP